 Filed pursuant to Rule 424(b)(1)
 Registration No: 333-274815 and 333-274815-01
PROSPECTUS
$305,490,000 Securitized Utility Tariff Bonds, Series 2024-A
The Empire District Electric Company
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 0000032689
Empire District Bondco, LLC
Issuing Entity
Central Index Key Number: 0001994341
Tranche	Principal Amount Offered	Scheduled Final Payment Date	Expected Weighted Average Life (Years)	Final Maturity Date	Interest Rate	Initial Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
A-1	$180,490,000	1/1/2033	4.84	1/1/2035	4.943%	99.99656%	0.40%	$179,761,831
A-2	$125,000,000	1/1/2037	11.06	1/1/2039	5.091%	99.99417%	0.40%	$124,492,713

(1)
Interest on the securitized utility tariff bonds will accrue from January 30, 2024 and must be paid by the purchaser if the bonds are delivered after that date.

The total initial price to the public is $305,476,504. The total amount of the underwriting discounts and commissions is $1,221,960. The total amount of proceeds to the issuing entity before deduction of other expenses (estimated to be $7,692,040) is $304,254,544. The distribution frequency is semi-annually. The first expected payment date is January 1, 2025.
Investing in the Securitized Utility Tariff Bonds involves risks. Please read “Risk Factors” beginning on page 26 in this prospectus to read about factors you should consider before buying the securitized utility tariff bonds.
The Empire District Electric Company d/b/a Liberty (“Liberty”), as “sponsor”, is offering $305,490,000 Securitized Utility Tariff Bonds, Series 2024-A, referred to herein as the “securitized utility tariff bonds” or “bonds”, in two tranches to be issued by Empire District Bondco, LLC, as the “issuing entity”. Liberty is also the “seller”, initial “servicer” and “depositor” with regard to the securitized utility tariff bonds. The securitized utility tariff bonds are senior secured obligations of the issuing entity supported by “securitized utility tariff property”, which includes the right to a special, irrevocable non-bypassable charge, known as “securitized utility tariff charges”, and paid by all existing or future retail customers receiving electrical service from the electrical corporation or its successors or assignees under commission-approved rate schedules, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in this state. The Securitization Law (as defined below) requires that securitized utility tariff charges be adjusted (or “trued-up”) at least annually, and the Missouri Public Service Commission (the “MPSC”) has authorized the securitized utility tariff charges to be adjusted more frequently to ensure the expected recovery of securitized utility tariff charge revenues sufficient to timely provide all scheduled payments of principal and interest on the securitized utility tariff bonds and related financing costs, as described further in this prospectus. Credit enhancement for the securitized utility tariff bonds will be provided by such “true-up” mechanisms as well as by accounts held under the indenture.
The securitized utility tariff bonds will be issued pursuant to Section 393.1700 of the Revised Statutes of Missouri (the “Securitization Law”), and an irrevocable amended report and order issued by the MPSC on September 22, 2022, which became effective on October 2, 2022, approving the issuance of the securitized utility tariff bonds (the “financing order”). The financing order is irrevocable and the MPSC shall neither reduce, impair, postpone, terminate, or otherwise adjust the securitized utility tariff charges authorized under a financing order, except for the true-up adjustments to the securitized utility tariff charges.
The securitized utility tariff bonds represent obligations only of the issuing entity Empire District Bondco, LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The securitized utility tariff bonds are secured by the collateral, consisting principally of the securitized utility tariff property acquired pursuant to the sale agreement and funds on deposit in the collection account for the securitized utility tariff bonds and related subaccounts. Please read “Security for the Securitized Utility Tariff Bonds” in this prospectus. Neither the State of Missouri nor its political subdivisions are liable for the securitized utility tariff bonds, and the bonds are not a debt or general obligation of the State of Missouri or any of its political subdivisions, agencies or instrumentalities, nor are they indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the State of Missouri to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity.
Interest will accrue on the securitized utility tariff bonds from the date of issuance. The securitized utility tariff bonds are scheduled to pay principal and interest semi-annually on January 1 and July 1 of each year. The first scheduled payment date is January 1, 2025 . On each payment date, each securitized utility tariff bond will be entitled to payment of principal, sequentially, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters expect to deliver the securitized utility tariff bonds through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in immediately available funds on or about January 30, 2024.
Sole Structuring Agent and Joint Book-Running Manage Goldman Sachs & Co. LLC	Joint Book-Running Manager RBC Capital Markets
The date of this prospectus is January 18, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or “SEC”. This prospectus provides information about the issuing entity, the securitized utility tariff bonds and The Empire District Electric Company d/b/a Liberty, or “Liberty”, the depositor, sponsor and initial servicer. This prospectus describes the terms of the securitized utility tariff bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information”.
References in this prospectus to the term “we”, “us”, the “SPE” or the “issuing entity” mean Empire District Bondco, LLC, the entity which will issue the securitized utility tariff bonds. References to the “securitized utility tariff bonds”, unless the context otherwise requires, mean the securitized utility tariff bonds offered pursuant to this prospectus. References to “Liberty”, the “seller”, the “depositor” or the “sponsor” mean The Empire District Electric Company d/b/a Liberty. References to the “bondholders” or the “holders” refer to the registered holders of the securitized utility tariff bonds. References to the “securitized utility tariff property” mean the securitized utility tariff property sold to the issuing entity by Liberty pursuant to the sale agreement and pledged to the payment of the securitized utility tariff bonds. References to the “servicer” refer to Liberty and any successor servicer under the servicing agreement referred to in this prospectus. References to the “MPSC” refer to the Missouri Public Service Commission. References to the “Securitization Law” refer to Section 393.1700 of the Revised Statutes of Missouri. Unless the context otherwise requires, references to a “financing order” are to the irrevocable amended financing order issued by the MPSC as File Nos. EO-2022-0040 and EO-2022-0193, on September 22, 2022, which became effective on October 2, 2022. Unless the context otherwise requires, the term “customer” means “customer” within the meaning of Securitization Law. Under the Securitization Law, the securitized utility tariff charge will be paid by all existing or future retail customers receiving electrical service from the Liberty or its successors or assignees under MPSC-approved rate schedules, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri. You can find a glossary of some of the other defined terms used in this prospectus on page 137 of this prospectus.
This prospectus includes cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the preceding pages. Check the table of contents to locate these sections.
You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus from us or the underwriters specifying the terms of this offering. Neither the issuing entity nor any underwriter, agent, dealer, salesperson, the MPSC or Liberty has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The securitized utility tariff bonds are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, the proposed bond issuance, anticipated timing of the securitization transaction, the terms of the bond issuance and transaction structure, the role of Liberty in the transaction, and the anticipated use of proceeds. Forward-looking statements are often accompanied by forward-looking words such as “aims,” “budget,” “might,” “plans,” “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information include, but are not limited to:
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the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electrical corporation industry and changes in, or changes in application of, laws or regulations applicable to various aspects of Liberty’s business;

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the accuracy of the servicer’s estimates of market demand and prices for energy;

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the accuracy of the servicer’s estimates of industrial, commercial and residential growth;

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the accuracy of the servicer’s forecast of electrical consumption or the payment of securitized utility tariff charges;

•
changes in the energy trading markets in which Liberty participates, including retroactive repricing of transactions by regional transmission organizations (“RTO”) and independent system operators;

•
changes in market demand and demographic patterns;

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global climate change, including the incurrence of natural disasters, diseases, pandemics, public health emergencies and other force majeure events which may impact Liberty’s ability to supply electricity to customers or Liberty’s ability to service the securitized utility tariff property;

•
the operating performance of Liberty’s facilities and the facilities of third party suppliers of electric energy; and

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other factors discussed in this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the issuing entity will undertake no obligation to update or revise any forward-looking statement, including unanticipated events, after the date on which such statement is made, except as required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE SECURITIZED UTILITY TARIFF BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (“QUALIFIED INVESTOR”) WITHIN THE MEANING OF REGULATION 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN ANY MEMBER STATE OF THE EEA (EACH, A “RELEVANT STATE”) WILL BE MADE ONLY PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF SECURITIZED UTILITY TARIFF BONDS. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT STATE OF SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS REGULATION, IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER HAVE AUTHORISED, NOR WILL THEY AUTHORISE, THE MAKING OF ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.
ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER LIBERTY NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DOES LIBERTY OR ANY UNDERWRITER AUTHORIZE, THE MAKING OF ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS OTHER THAN TO QUALIFIED INVESTORS.
ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE SECURITIZED UTILITY TARIFF BONDS IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE SECURITIZED UTILITY TARIFF BONDS AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF LIBERTY, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE

MAKE AVAILABLE, ANY SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS PURPOSE, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIZED UTILITY TARIFF BONDS SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIZED UTILITY TARIFF BONDS.

NOTICE TO RESIDENTS OF UNITED KINGDOM
THE SECURITIZED UTILITY TARIFF BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES OF THIS PROVISION:
(A)
THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(I)
A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS AMENDED BY ARTICLE 39(3) OF THE MARKETS IN FINANCIAL INSTRUMENTS (AMENDMENT) (EU EXIT) REGULATIONS 2018 AND AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”); OR

(II)
A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE FSMA) OF THE UNITED KINGDOM AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR

(III)
NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PROSPECTUS REGULATION”); AND

(B)
THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIZED UTILITY TARIFF BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIZED UTILITY TARIFF BONDS.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA, AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.
THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN THE UK WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE UK PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF SECURITIZED UTILITY TARIFF BONDS. THIS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.
THIS PROSPECTUS AND ANY OTHER MATERIAL IN RELATION TO THE SECURITIZED UTILITY TARIFF BONDS IS ONLY BEING DISTRIBUTED TO, AND IS DIRECTED ONLY AT, PERSONS IN THE UK WHO ARE “QUALIFIED INVESTORS” (AS DEFINED IN THE UK PROSPECTUS REGULATION) WHO ARE ALSO (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”), OR (II) HIGH NET WORTH ENTITIES OR OTHER PERSONS FALLING WITHIN ARTICLES 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE IT, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS.” THE SECURITIZED UTILITY TARIFF BONDS ARE ONLY AVAILABLE TO, AND ANY INVITATION,

OFFER OR AGREEMENT TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE SUCH SECURITIZED UTILITY TARIFF BONDS WILL BE ENGAGED IN ONLY WITH, RELEVANT PERSONS. ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS PROSPECTUS OR ITS CONTENTS. THE SECURITIZED UTILITY TARIFF BONDS ARE NOT BEING OFFERED TO THE PUBLIC IN THE UK.
ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE SECURITIZED UTILITY TARIFF BONDS AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, LIBERTY OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.
IN ADDITION, IN THE UK, EACH UNDERWRITER HAS REPRESENTED AND AGREED IN THE UNDERWRITING AGREEMENT THAT THE SECURITIZED UTILITY TARIFF BONDS MAY NOT BE OFFERED OTHER THAN BY AN UNDERWRITER THAT:
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HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE SECURITIZED UTILITY TARIFF BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US; AND

•
HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE SECURITIZED UTILITY TARIFF BONDS IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF CANADA
THE SECURITIZED UTILITY TARIFF BONDS MAY BE SOLD IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA AND ONTARIO ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE SECURITIZED UTILITY TARIFF BONDS MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.
PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

PROSPECTUS SUMMARY OF TERMS
The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the securitized utility tariff bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 26 of this prospectus before you invest in the securitized utility tariff bonds.
Securities Offered:	$305,490,000 Securitized Utility Tariff Bonds, Series 2024-A, scheduled to pay principal semi-annually in accordance with the expected amortization schedule in this prospectus.
Tranche	Principal Amount
A-1	$180,490,000
A-2	$125,000,000
Issuing Entity and Capital Structure:
The issuing entity is a special purpose Delaware limited liability company. Liberty is our sole member and owns all of our equity interests. The issuing entity has no commercial operations. The issuing entity was formed solely to purchase, own and administer securitized utility tariff property, issue securitized utility tariff bonds (including the securitized utility tariff bonds) secured by securitized utility tariff property and perform activities incidental thereto and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order. The securitized utility tariff bonds are the only series of securitized utility tariff bonds which the issuing entity will issue. Please read “Empire District Bondco, LLC, The Issuing Entity” in this prospectus.
The issuing entity will be capitalized with an upfront cash deposit by Liberty of 0.50% of the Securitized Utility Tariff Bonds, Series 2024-A’s initial aggregate principal amount issued (to be held in the capital subaccount to secure the securitized utility tariff bonds) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on such payment date for the securitized utility tariff bonds have been made.

Issuing Entity’s Address and Telephone Number:	602 S. Joplin Avenue Joplin, Missouri 64801 (417) 625-5100
The Depositor, Sponsor, Seller and Initial Servicer:	The Empire District Electric Company d/b/a Liberty, a Kansas corporation organized in 1909 and headquartered in Joplin, Missouri, is qualified to conduct business and is conducting business in Missouri, as well as in the states of Arkansas,

Kansas, and Oklahoma. Liberty is engaged, generally, in the business of generating, purchasing, transmitting, distributing, and selling electricity in portions of the referenced four states. Liberty’s Missouri operations are subject to the jurisdiction of the MPSC as provided by law. Liberty is also regulated by the Federal Energy Regulatory Commission (the “FERC”).
Liberty is an indirect wholly-owned subsidiary of Algonquin Power & Utilities Corp. (“Algonquin”). Algonquin, a Canadian company, is a foreign private issuer reporting pursuant to Exchange Act rules for foreign registrants. Algonquin indirectly owns Liberty Utilities Co. (“LU”), which in turn indirectly owns a portfolio of electrical distribution utility systems (including Liberty) and related generation assets, water distribution and wastewater collection utility systems, and natural gas distribution utility systems. Each of Liberty and LU conducts business using the name Liberty. As of September 30, 2023, Liberty provided electricity to approximately 162,810 customers in the State of Missouri.
Liberty, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the securitized utility tariff property under a servicing agreement with the issuing entity. Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in this prospectus.

Liberty’s Address and Telephone Number:	602 S. Joplin Avenue Joplin, Missouri 64801 (417) 625-5100
Trustee:	The Bank of New York Mellon Trust Company, N.A., a national banking association, will act as trustee under a new indenture to be entered into pursuant to which the securitized utility tariff bonds will be issued (the “indenture”). Please read “The Trustee” in this prospectus for a description of the trustee’s duties and responsibilities under the indenture.
Purpose of Transaction:	This issuance of Bonds will enable Liberty to finance (i) qualified extraordinary costs that it incurred as a result of the North American storm of mid-February 2021 known as Winter Storm Uri (“Winter Storm Uri”) and (ii) energy transition costs in connection with retiring the Asbury Power Plant (“Asbury”), each of which are eligible for recovery under the Securitization Law. Please read “The Securitized Utility Tariff Property and the Securitization Law” and “Liberty’s Financing Order” in this prospectus.

Transaction Overview:
The Securitization Law allows the recovery of both qualified extraordinary costs and energy transition costs by electrical corporations through the issuance of securitized utility tariff bonds. The Securitization Law establishes a process to obtain a financing order under which the MPSC is allowed to authorize an electrical corporation (or its successors) to impose, bill, charge, collect and receive from its customers a nonbypassable, securitized utility tariff charge to recover qualified extraordinary costs and energy transition costs. The amount and terms for collections of these securitized utility tariff charges are governed by the financing order issued to an electrical corporation by the MPSC. The Securitization Law permits an electrical corporation to transfer its rights and interests under a financing order, including the right to impose, collect and receive securitized utility tariff charges, to a special purpose entity formed by the electrical corporation to issue securitized utility tariff bonds secured by the right to receive revenues arising from the securitized utility tariff charges. The electrical corporation’s right to impose, bill, charge, collect and receive the securitized utility tariff charges, and all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in the financing order upon transfer to the issuing entity, constitute securitized utility tariff property.
In February 2021, Winter Storm Uri caused unreasonably cold temperatures which led to rolling electrical blackouts and extreme natural gas price spikes. Winter Storm Uri presented an event that was unpredictable and unexpected. Utility service and underlying gas markets throughout the region experienced a profound crisis arising from the unusually cold and unusually persistent winter weather, resulting in increased demand for electric power on Liberty’s footprint and increased demand for natural gas in the region. The dramatic escalation in demand caused gas prices to rise on the spot and daily index accordingly, placing temporary but severe constraints on Liberty’s ability to obtain adequate natural gas fuel supply to satisfy customer needs. As a result, Liberty incurred extraordinary fuel costs.
Asbury, a coal-powered generation plant was commissioned in 1970. A selective catalytic reduction system was installed at Asbury in 2008 to reduce nitrogen oxide emissions. In 2014, the Asbury plant was retrofitted with an Air Quality Control System to comply with federal environmental regulations. Asbury was retired in

March of 2020. Demolition activities for the plant are ongoing.
On September 22, 2022, the MPSC issued a financing order to Liberty to enable Liberty to recover (i) $199,561,572 of qualified extraordinary costs relating to Winter Storm Uri and (ii) $82,921,331 in energy transition costs relating to the retirement of Asbury, for a total recovery of $282,482,662, plus upfront financing costs and additional carrying costs. References in this prospectus to the “financing order,” unless the context indicates otherwise, mean the amended financing order issued by the MPSC on September 22, 2022. Please read “Liberty’s Financing Order” in this prospectus for a more comprehensive description of the financing order and related proceedings and for a description of the qualified extraordinary costs and energy transition costs authorized in the financing order, which the depositor refers to collectively in this prospectus as “securitized utility tariff costs.”
The primary transactions underlying the offering of the securitized utility tariff bonds are as follows:
•
Liberty will sell securitized utility tariff property to the issuing entity in exchange for the net proceeds from the sale of the securitized utility tariff bonds;

•
the issuing entity will sell the securitized utility tariff bonds, which will be secured primarily by the securitized utility tariff property, to the underwriters; and

•
Liberty will act as the initial servicer of the securitized utility tariff property.

The securitized utility tariff bonds are not obligations of the trustee, the issuing entity’s managers, Liberty, Algonquin or any of their respective affiliates other than the issuing entity. Neither the State of Missouri nor its political subdivisions are liable on the securitized utility tariff bonds, and the bonds are not a debt or general obligation of the State of Missouri or any of its political subdivisions, agencies or instrumentalities, nor are they special obligations or indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the State of Missouri to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity.

Diagram of Transaction:	The following diagram represents a general summary of the structure of the securitized utility tariff bonds offered, flow of funds and relationships among the parties:

Retail Electric Consumers
Pay Securitized Utility Tariff Charges based on Electricity Consumption
Approves Securitized Utility Tariff Charges on Customer Bills, Issues Financing Order to Liberty
Missourl Public Service Commission (MPSC)
Confirms Calculations of Securitized Utility Tariff Charges by Customer Class to Meet Payment Schedule; Submits True-Up Filing to MPSC
The Empire District Electric Company d/b/a Liberty ("Liberty") (Seller, Initial Servicer, Depositor and Sponsor)
Remits Daily to Trustee all Securitized Utility Tariff Charges Collected
Issues the Bonds; Purchases Securitized Utility Tariff Property from Liberty with Bond Proceeds (Net of Issuance Costs)
Bond Trustee
Empire District Bondco, LLC (Issuing Entity)
Pays Principal and Interest Semi-Annually (Fixed)
Bonds
Bondholders
Bonds Proceeds

Flow of Funds:	The following chart represents a general summary of the flow of funds:

Securitized Utility Tariff Property, Securitized Utility Tariff Charges and the True-Up Mechanism:	In general terms, all of the rights and interests of Liberty under the financing order that are transferred to the issuing entity pursuant to the sale agreement are referred to in this prospectus as the “securitized utility tariff property”. The securitized utility tariff property consists of all of Liberty’s rights and interests established under the financing order and further identified in the issuance advice letter transferred to the issuing entity in connection with the issuance of the securitized utility tariff bonds, including (i) the right and interests of Liberty under the financing order, including the right to impose, bill, charge, collect and receive the securitized utility tariff charges authorized under the financing order, including all rights to obtain adjustments of such charges as authorized by provisions of the Securitization Law and the financing order, and (ii) all revenues, collections, claims, payments, rights to payment, moneys, or proceeds of or arising from rights or interests specified in the financing order, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds. Securitized utility tariff property is a present intangible property right created by the Securitization Law and the financing order and is protected by the State Pledge in the Securitization Law described below.
Non-bypassable means that the issuing entity will be entitled to collect securitized utility tariff charges from all existing or future retail customers receiving electrical service from Liberty or its successor or assignees and located in Liberty service territory as it existed on the date of the financing order even if a retail customer elects to purchase electricity from an alternative electric supplier following a fundamental change in regulation of public utilities in the State of Missouri. Therefore, in general, customers can only avoid paying securitized utility tariff charges if they move out of Liberty’s service territory or terminate all service. Please read “The Securitized Utility Tariff Property and the Securitization Law — The Financing Order and the Securitized Utility Tariff Property — Exemptions from Securitized Utility Tariff Charges” and “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the MPSC as described below. Pursuant to the financing order, the securitized utility tariff charge will be assessed to all customers at an equal cent per kWh charge that is adjusted for line losses determined for each voltage level. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
The true-up is designed to (a) correct any under collections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or under collections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect.
The servicer may make a true-up adjustment to adjust the securitized utility tariff charges to ensure the recovery of revenues are sufficient to provide for the timely payment of the periodic payment requirement. Standard true-up adjustments will be made on an annual basis (or quarterly beginning 12 months prior to the final scheduled payment date of the last tranche of the securitized utility tariff bonds) and, if necessary if the servicer forecasts undercollections, on, a semi-annual and an interim basis.
There is no “cap” on the level of securitized utility tariff charges that may be imposed on customers in order to timely pay scheduled principal and interest on the securitized utility tariff bonds and related financing costs.

The Collateral:
The securitized utility tariff bonds are secured only by the collateral. The principal asset securing the securitized utility tariff bonds will be the securitized utility tariff property acquired by the issuing entity pursuant to the sale agreement, which is a present property right created under the Securitization Law by the financing order issued by the MPSC. The collateral also includes:
•
the issuing entity’s rights under the sale agreement pursuant to which it will acquire the securitized utility tariff property;

•
the issuing entity’s rights under the financing order, including its rights under the true-up mechanism;

•
the issuing entity’s rights under the servicing agreement, and any intercreditor or collection agreements executed in connection with the servicing agreement;

•
the collection account for the securitized utility tariff bonds and all related subaccounts;

•
all of the issuing entity’s other property related to the securitized utility tariff bonds, other than any cash released to Liberty by the trustee on any payment date representing a return of capital on its capital contribution;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and

•
all payments on or under, and all proceeds in respect of any or all of, the foregoing.

The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.50% of the initial aggregate principal amount of the securitized utility tariff bonds, a general subaccount, into which the servicer will deposit all securitized utility tariff charge collections, and an excess funds subaccount, into which the issuing entity will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the securitized utility tariff bonds on each payment date. For a description of the securitized utility tariff property, please read “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus.

State Pledge:	Under the Securitization Law, the State of Missouri and its agencies, including the MPSC, pledge and agree with holders, the owners of the securitized utility tariff property, and other financing parties that the state and its agencies will not: (a) alter the provisions of the Securitization Law, which authorize the MPSC to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property, and make the securitized utility tariff charges imposed by a financing order irrevocable, binding, or nonbypassable charges for all existing and future retail customers of Liberty or its successors or assignees; (b) take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the bonds or revises the securitized utility tariff costs for which recovery is authorized under the financing order; (c) in any way impair the rights and remedies of the holders, assignees, and other financing parties; or (d) except for changes made pursuant to the true-up adjustment, reduce, alter, or impair securitized utility tariff charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the holders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full (collectively, the “State Pledge”). The State Pledge does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the holders and any assignee or financing party entering into a contract with Liberty.
Initial Securitized Utility Tariff Charge as a Percentage of Customer’s Bill:	The initial securitized utility tariff charge for the securitized utility tariff bonds offered hereby is expected to represent approximately 6.24% of the total electric bill, as of January 18, 2024, received by a 1,000 kWh residential customer of Liberty.
Payment Dates:	Semi-annually, on January 1 and July 1, and on the scheduled final payment date or final maturity date for each tranche. The first scheduled payment date is January 1, 2025.
Interest Rates:	Interest is due on each payment date. Interest will accrue with respect to each tranche of securitized utility tariff bonds on a 30/360 basis at the interest rate specified for such tranche in the table below:
Tranche	Interest Rate
A-1	4.943%
A-2	5.091%
Principal Payments and Record Dates and Payment Sources:
If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.
The issuing entity will pay interest on each tranche of securitized utility tariff bonds before the issuing entity will pay the principal of each tranche of securitized utility tariff bonds. Please read “Description of the Securitized Utility Tariff Bonds — Principal Payments” in this prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of securitized utility tariff bonds based on the amount of interest payable on each outstanding tranche.

The issuing entity will be scheduled to make payments of principal on each payment date and sequentially in accordance with the expected sinking fund schedule included in this prospectus.
Principal for each tranche is due upon the final maturity date for that tranche. Failure to pay the entire outstanding principal amount of a tranche by the final maturity date for such tranche will result in an event of default.
Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the securitized utility tariff bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the securitized utility tariff bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.
If there is a shortfall in the amounts available to make principal payments on the securitized utility tariff bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of securitized utility tariff bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the securitized utility tariff bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of securitized utility tariff bonds based on the principal amount then scheduled to be paid on the payment date.

Weighted Average Life:
Tranche	Expected Weighted Average Life (years)
A-1	4.84
A-2	11.06
Scheduled Final Payment Date and Final Maturity Date:	The scheduled final payment date and final maturity date for each tranche of securitized utility tariff bonds will be as set forth in the table below:
Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1	1/1/2033	1/1/2035
A-2	1/1/2037	1/1/2039
Optional Redemption:	None. Non-call for the life of the securitized utility tariff bonds.

Mandatory Redemption:	None. The issuing entity is not required to redeem the securitized utility tariff bonds at any time prior to maturity.
Priority of Payments:
On each payment date for the securitized utility tariff bonds (or any other date as directed by the servicer with respect to ongoing financing costs in clause (4) below, payable prior to the next payment date), the trustee will, with respect to the securitized utility tariff bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the general subaccount of the collection account (including investment earnings thereon) in the following order of priority:
1.
amounts owed by the issuing entity to the trustee, the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the securitized utility tariff bonds following the occurrence of an event of default;

2.
the servicing fee with respect to such payment date and any unpaid servicing fees from prior payment dates to the servicer;

3.
the administration fee for such payment date and the fees owed to the issuing entity’s independent manager;

4.
all of the issuing entity’s other ordinary periodic ongoing financing costs relating to the securitized utility tariff bonds, such as accounting and audit fees, rating agency fees, legal fees, and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement except for income taxes;

5.
interest then due on the securitized utility tariff bonds, including any past-due interest;

6.
principal then due and payable on the securitized utility tariff bonds as a result of an event of default or on the final maturity date for the securitized utility tariff bonds;

7.
scheduled principal payments of securitized utility tariff bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments or payments due upon maturity or acceleration, paid pro rata among the securitized utility tariff bonds if there is a deficiency;

8.
any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

9.
any other unpaid ongoing financing costs, including income taxes, relating to the securitized utility tariff bonds and any remaining amounts owed pursuant to the basic documents;

10.
replenishment of any amounts drawn from the capital subaccount;

11.
provided that no event of default has occurred and is continuing, release to Liberty an amount representing a return on capital of its capital contribution calculated at the weighted average cost of capital authorized from time to time by the MPSC in Liberty’s rate proceedings;

12.
the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

13.
after principal of and premium, if any, and interest on all securitized utility tariff bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to Liberty free and clear from the lien of the indenture and the series supplement and credited to customers through normal ratemaking processes.

The annual servicing fee for the securitized utility tariff bonds in clause (2) above payable to Liberty while it is acting as servicer shall be $152,745 (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) per annum, plus out-of-pocket expenses. The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Liberty must not at any time exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MPSC and the indenture trustee and subject to the rating agency condition. The annual administration fee in clause (3) above will be $50,000 per annum. Please read “Liberty’s Financing Order — Issuance Advice Letter” and “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.

Issuance of Additional Securitized Utility Tariff Bonds:	The issuing entity is not authorized by the financing order to issue additional securitized utility tariff bonds (other than the bonds offered hereby).

However, Liberty may, from time to time, seek approval from the MPSC to issue securities similar to the securitized utility tariff bonds secured by non-bypassable charges similar to the securitized utility tariff charges to recover costs that are eligible to be financed under the Securitization Law or other legislation similar to the Securitization Law, and have been authorized by the MPSC. Such similar securitized utility tariff bonds are referred to as “additional securitized utility tariff bonds.”
Any additional securitized utility tariff bonds would be secured by separate property created by a separate financing order or orders. Liberty has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution of an intercreditor agreement is a condition precedent to the sale of property consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property sold by Liberty pursuant to the sale agreement. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Liberty has caused, and may cause, the issuance of additional securitized utility tariff bonds secured by additional securitized utility tariff property that includes a non-bypassable charge on customers, which may cause a delay in the payment of the securitized utility tariff bonds and potential conflicts of interest among bondholders” and “Sale Agreement — Covenants of the Seller” in this prospectus.
The financing order requires that, in the event a customer does not pay in full all amounts owed under any bill including securitized utility tariff charges, any resulting shortfalls in securitized utility tariff charges will first be allocated between the trustee and Liberty based on the ratio of the billed amount for the securitized utility tariff charge to the total billed amount and other fees, excluding any late fees, and second, any remaining portion of the payment must be allocated to late fees. Please read “The Servicing Agreement — Remittances to Collection Account” in this prospectus.

Credit Enhancement:
Credit enhancement for the securitized utility tariff bonds, which is intended to protect you against losses or delays in scheduled payments on the securitized utility tariff bonds, will be as follows:
•
The MPSC will approve adjustments to the securitized utility tariff charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected securitized utility tariff charges. The issuing entity will sometimes refer to these adjustments as the “true-up adjustments” or the “true-up mechanism.” These adjustments will be made annually, and if determined necessary by the servicer, semi-annually and more frequently and if there are securitized utility tariff bonds outstanding following the scheduled final payment date of the latest maturing tranche of the securitized utility tariff bonds, quarterly, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the securitized utility tariff bonds. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges” in this prospectus.
•
Collection Account — Under the indenture, the trustee will hold a collection account for the securitized utility tariff bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•
the general subaccount — the trustee will deposit into the general subaccount all securitized utility tariff charge collections remitted to it by the servicer;

•
the capital subaccount — Liberty will deposit an amount equal to 0.50% of the securitized utility tariff bonds principal amount issued into the capital subaccount on the date of issuance of the securitized utility tariff bonds; and

•
the excess funds subaccount — any excess amount of collected securitized utility tariff charges and investment earnings will be held in the excess funds subaccount.

Reports to Bondholders:
Pursuant to the indenture, the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com) to the holders of record of the securitized utility tariff bonds regular reports prepared by the servicer containing information concerning, among other things, the issuing entity and the collateral. Unless and until the securitized utility tariff bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the securitized utility tariff bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Securitized Utility Tariff Bonds — Reports to Bondholders” in this prospectus.

Servicing Compensation:	The issuing entity will pay the servicer on each payment date the servicing fee with respect to the securitized utility tariff bonds. As long as Liberty or any affiliated entity acts as servicer, this fee will be 0.05% of the initial aggregate principal amount of the securitized utility tariff bonds per annum, plus out-of-pocket expenses. The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Liberty must not at any time exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MPSC and the indenture trustee and subject to rating agency condition. In no event will the trustee be liable for any servicing fee in its individual capacity.
Federal Income Tax Status:	In the opinion of Hunton Andrews Kurth LLP (“Hunton”) counsel to the issuing entity and to Liberty, for federal income tax purposes, the issuance of the securitized utility tariff bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, the securitized utility tariff bonds will constitute indebtedness of Liberty, the issuing entity’s sole member and Liberty will not be treated as recognizing gross income upon the issuance of the securitized utility tariff bonds. If you purchase a beneficial interest in any securitized utility tariff bond, you agree by your purchase to treat the securitized utility tariff bonds as debt of the issuing entity’s sole member for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.
ERISA Considerations:	Employee benefit plans, plans and other entities that are subject to ERISA, Section 4975 of the Internal Revenue Code or similar law and investors acting on behalf of, or using assets of, such employee benefit plans, plans or entities may acquire the securitized utility tariff bonds subject to specified conditions. The acquisition, holding or disposition of the securitized utility tariff bonds could be treated as a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or entity subject to similar law, a violation of Similar Law. Accordingly, by acquiring and holding the securitized utility tariff bonds, each investor that is, or is acting on behalf of, or using assets of, such an employee benefit plan, plan or entity subject to

ERISA, Section 4975 of the Internal Revenue Code or Similar Law will be deemed to certify that the acquisition, holding and disposition of the securitized utility tariff bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or entity that is subject to similar law, will not constitute or result in a violation of similar law. Please read “ERISA Considerations” in this prospectus.
Credit Ratings:	The issuing entity expects the securitized utility tariff bonds will receive credit ratings from at least two nationally recognized statistical rating organizations. Please read “Ratings for the Securitized Utility Tariff Bonds” in this prospectus.
Use of Proceeds:	The issuing entity intends to use the proceeds to pay expenses of issuance and to purchase the securitized utility tariff property from Liberty. In accordance with the financing order, Liberty intends to use the ultimate proceeds it receives from the sale of the securitized utility tariff property to repay intercompany borrowings its owes to LU that were used to recover (i) the qualified extraordinary costs incurred by Liberty in connection with the anomalous weather event Winter Storm Uri and (ii) the energy transition costs incurred by Liberty in connection with its retirement of the Asbury Power Plant, each as approved in the financing order. At November 30, 2023, Liberty had approximately $571.8 million of outstanding intercompany borrowings at an annual interest rate of 5.55%. LU may use a portion of amounts it receives to repay borrowing under its credit facilities. The average cost of borrowing under LU’s credit facilities for the nine months ended September 30, 2023 is 6.26%. Please read “Use of Proceeds” in this prospectus.
Conflicts of Interest:	In the event LU repays borrowings under its credit facilities, affiliates of certain of the underwriters are lenders under such credit facilities and could receive more than 5% of the net proceeds of this offering. In that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

1940 Act Registration:	The issuing entity will be relying on an exclusion from the definition of “investment company” under the 1940 Act contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.
Credit Risk Retention:	The securitized utility tariff bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities Exchange Act of 1934 or the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act or Regulation RR. For information regarding the requirements of the European Union Securitization Regulation and the UK Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the securitized utility tariff bonds” in this prospectus.
Minimum Denomination:	$2,000, or integral multiples of $1,000 in excess thereof, except for one securitized utility tariff bond of each tranche which may be of a smaller denomination.
Expected Settlement:	On or about January 30 , 2024, settling flat. DTC, Clearstream and Euroclear.

SUMMARY OF RISK FACTORS
Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the securitized utility tariff bonds. These risks can affect the timing or ultimate payment of the securitized utility tariff bonds and value of your security. A description of such risk factors in greater details follows this summary.
Limited Source of Payment for the Securitized Utility Tariff Bonds:   The only source of funds for the securitized utility tariff bonds is the securitized utility tariff property and the other limited moneys held by the trustee. At the time of issuance of the securitized utility tariff bonds, the issuing entity will have no other assets and the securitized utility tariff bonds are non-recourse to Liberty. Therefore, the sources for repayment of the securitized utility tariff bonds are limited. You must rely for payment of the securitized utility tariff bonds solely upon the Securitization Law, state and federal constitutional rights to enforcement of the provisions of the Securitization Law, the irrevocable financing order, collections of the securitized utility tariff charges and funds on deposit in the related accounts held by the trustee.
Risks Associated with Potential Judicial, Legislative or Regulatory Actions:   The securitized utility tariff property is an asset created under the Securitization Law and through regulatory proceedings at the MPSC. The Securitization Law may be challenged in court.
The Missouri legislature, or the voters of the State using their initiative powers, may attempt to amend the Securitization Law, which could potentially impair the value of the securitized utility tariff property. Further, Liberty may fail or be unsuccessful in challenging such actions. Neither the issuing entity nor Liberty will indemnify you for any changes of law, whether as a result of constitutional amendment, legislative enactment, any regulatory or administrative action or any judicial proceedings.
In addition, the MPSC retains the power to adopt, revise or rescind rules or regulations affecting Liberty and may attempt to take actions which could potentially impair the value of the securitized utility tariff property. Also, true-up adjustment submissions made with the MPSC may be challenged before the MPSC or in court, resulting in delays in implementation of the true-up adjustment. Additionally, subject to any required MPSC approval, Liberty may establish billing, collection and posting arrangements with customers which could impact the timing and amount of customer payments.
Also, a municipality may seek to acquire portions of Liberty’s service territory, and may dispute their obligation to pay the securitized utility tariff charges, or even if obligated to do so, may fail to bill and remit the securitized utility tariff charges on a timely basis.
Servicing Forecasting and Related Servicing Risks:   The collection of securitized utility tariff charges on a timely and sufficient basis depends upon the ability of the servicer to accurately forecast customer usage. If the servicer inaccurately forecasts consumption or underestimates customer delinquencies for any reason, there could be a shortfall or material delay in securitized utility tariff charge collections. Factors which might cause inaccurate projections of usage or customer delinquencies, include unanticipated weather conditions, rolling blackouts due to capacity constraints, cyber-attacks on Liberty’s infrastructure, general economic conditions, natural or man-made disasters, such as earthquakes or pandemics. Liberty’s ability to collect securitized utility tariff charges from customers may also be impacted by some of these same factors.
It may be difficult for the issuing entity to find a replacement servicer should Liberty default in its obligations. Assuming the issuing entity can obtain a successor servicer, the successor servicer may be less effective in servicing the charges, potentially resulting in delay in collections, which might reduce the value of your investment.
Risks Associated with the Unusual Nature of Securitized Utility Tariff Property:   The unusual nature of the securitized utility tariff property makes it unlikely that, in the event of a default, the securitized utility tariff property could be sold. Although the securitized utility tariff bonds may be accelerated in the event of a default, as a practical matter, the securitized utility tariff charges would likely not be accelerated.
Natural Disaster-Related Risk:   Severe weather events and other natural disasters, including, storms, tornadoes, floods, extreme heat events, drought, lightning, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, could result in severe business disruptions, prolonged power outages, property damage, injuries and loss of life, significant decreases in revenues and earnings, and significant additional costs to Liberty. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of securitized utility tariff charges or otherwise impacting Liberty’s ability to service the securitized utility tariff property. As the securitized utility tariff charge is a consumption-based charge, any unexpected failure to deliver electricity may impact the collection of securitized utility tariff charges. Further, there could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among Liberty. As a consequence of and in response to these severe events, legislative action adverse to the bondholders might be taken, and such legislation, if challenged as a violation of the State Pledge, might be defended on the basis of public necessity.
Risks Associated with Potential Bankruptcy of the Seller or the Servicer:   In the event of a bankruptcy by Liberty, you may experience a delay in payment or a default on payment of the securitized utility tariff bonds due to various factors, including the comingling of securitized utility tariff charges with other revenue of the servicer, a challenge to the characterization of the sale of the securitized utility tariff property as a financing transaction, an effort to substantively consolidate the issuing entity’s assets and liabilities with those of Liberty, a characterization of remittances to the trustee as preferential transfers, the treatment of the issuing entity’s claims against the seller as unsecured claims and a general limitation on the remedies available in a bankruptcy, including the risk of an automatic stay.
Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds:   Other risks associated with the purchase of the securitized utility tariff bonds include the inadequacy of any indemnification obligations provided by the seller, the impact of a change of ratings or the issuance of an unsolicited rating, the absence of a secondary market for the securitized utility tariff bonds, the issuance of additional securitized utility tariff bonds or similar instruments creating greater burdens on the same customers, regulatory actions affecting certain investors and losses on investments held by the trustee.

RISK FACTORS
Please carefully consider all the information the depositor has included or incorporated by reference in this prospectus, including the risks described below and the statements contained under the heading “Cautionary Statement Regarding Forward-Looking Information” in this prospectus before deciding whether to invest in the securitized utility tariff bonds.
You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited.
The only source of funds for payment of the securitized utility tariff bonds will be the collateral, which consists of:
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the securitized utility tariff property securing the securitized utility tariff bonds, including the right to impose, collect and receive related securitized utility tariff charges and the issuing entity’s rights under the financing order to the true-up mechanism;

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the funds on deposit in the accounts for the securitized utility tariff bonds held by the trustee; and

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the issuing entity’s rights under various contracts the issuing entity describes in this prospectus.

The securitized utility tariff bonds will not be insured or guaranteed by Liberty, including in its capacity as sponsor, depositor, seller or servicer, or by its ultimate parent, Algonquin, any of their respective affiliates, the trustee or any other person or entity. The securitized utility tariff bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the securitized utility tariff bonds might result in a reduction in the market value of the securitized utility tariff bonds and, therefore, the value of your investment in the securitized utility tariff bonds.
Thus, you must rely for payment of the securitized utility tariff bonds solely upon the Securitization Law, state and federal constitutional rights to enforcement of the Securitization Law, the irrevocable financing order, collections of the securitized utility tariff charges and funds on deposit in the related accounts held by the trustee. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds. The issuing entity’s organizational documents will restrict the issuing entity’s right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Empire District Bondco, LLC, The Issuing Entity” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
The issuing entity will not be obligated to indemnify you for changes in law.
Neither the issuing entity nor Liberty will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Law, that may affect the value of your utility tariff bonds. Liberty will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Securitization Law that would be materially adverse to the issuing entity, the trustee or bondholders. However, Liberty may not be able to take such action and, if Liberty does take action, such action may not be successful. Although Liberty or any successor seller might be required to indemnify the issuing entity if legal action based on the law in effect at the time of the issuance of the utility tariff bonds invalidates the securitized utility tariff property, such indemnification obligations do not apply for any changes in law after the date the utility tariff bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment, any regulatory or administrative action or any final and non-appealable judicial decision. Please read “The Sale Agreement — Seller Representations and Warranties” and “The Servicing Agreement — Servicing Standards and Covenants” in this prospectus.
Future judicial action could reduce the value of your investment in the utility tariff bonds.
The securitized utility tariff property is created pursuant to the Securitization Law, the financing order and the issuance advice letter relating to the utility tariff bonds. The Securitization Law initially became effective on August 28, 2021. Liberty is one of the first utilities to issue utility tariff bonds under the Securitization Law.
Missouri and other states have passed laws permitting the securitization of electrical corporation costs similar to the Securitization Law, such as costs associated with the deregulation of the electric market, environmental control costs and hurricane recovery costs. Some of the laws have been challenged by judicial actions or in utility commission proceedings. To date, none of these challenges has succeeded, but future challenges might ensue. An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Law or the financing order, but it might provoke a challenge to the Securitization Law, establish a non-binding legal precedent for a successful challenge to the Securitization Law or heighten awareness of the political and other risks of the utility tariff bonds, and in that way may limit their liquidity and value. Therefore, legal activity in other states may indirectly affect the value of your investment in the utility tariff bonds.
Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the utility tariff bonds.
In the Securitization Law, the State has pledged that the State and its agencies including the MPSC, will not take or permit any action that impairs or would impair the value of the securitized utility tariff property or, except for changes made pursuant to the true-up mechanism, reduce, alter or impair the securitized utility tariff charges until the utility tariff bonds, together with the interest thereon and related financing costs, are fully paid. For a description of the State Pledge, please read “The Securitized Utility Tariff Property and the Securitization Law — The Financing Order and the Securitized Utility Tariff — State Pledge” in this prospectus. However, the Securitization Law further provides that nothing therein precludes limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to the financing order and of the bondholders and any assignee or financing party entering into a contact with Liberty. It is unclear how “full compensation” would be “made by law for the full protection” of holders of utility tariff bonds by the State if such limitation or alteration were attempted. Accordingly, that full protection could conceivably have an adverse effect on the market value of the utility tariff bonds or the timing of receipt of payments with respect to the utility tariff bonds.
In addition, under Article III of the Missouri Constitution, legal voters have the right through an initiative petition to propose laws as well as amendments to the Missouri Constitution. Generally, any matter that is a proper subject of legislation can become the subject of an initiative, however, under Article III, Section 51 an initiative cannot be used for the appropriation of money other than of new revenues created and provided thereby. For an initiative measure to qualify for an election, the initiative measure must, among other procedural requirements, be submitted to the Missouri Secretary of State. Initiative petitions proposing amendments to the Missouri Constitution shall be signed by eight percent of the legal voters in each of two-thirds of the congressional districts in the state, and petitions proposing laws shall be signed by five percent of such voters. Any measure proposed shall take effect when approved by a majority of the votes cast thereon.
As of the date of this prospectus, the depositor is not aware of any pending Missouri legislation or voter initiative that would materially and adversely affect any of the provisions of the Securitization Law. Nevertheless, the depositor cannot assure you that a repeal or amendment of the Securitization Law will not be adopted or sought, either by the Missouri legislature, or the electorate acting through its initiative powers, or that any action or refusal to act by the State of Missouri will not occur, any of which may constitute a violation of the State Pledge with the holders. If a violation of the State Pledge occurs, costly and time-consuming litigation might ensue. Any litigation might materially and adversely affect the price of the utility tariff bonds and your ability to resell the utility tariff bonds and might delay the timing of payments on the utility tariff bonds. Moreover, given the lack of controlling precedent directly addressing the utility tariff bonds and the State Pledge, the depositor cannot predict the outcome of any litigation with certainty. Accordingly, such litigation could result in delays in receipt of payments on the utility tariff bonds or losses on your investment in the utility tariff bonds.
The MPSC might attempt to take actions that could reduce the value of your investment in the utility tariff bonds.
The Securitization Law provides that a financing order is irrevocable and that, except for changes made pursuant to the true-up adjustment, the MPSC may not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate or otherwise adjust the securitized utility tariff charges approved in the financing order. However, the MPSC retains the power to adopt, revise or rescind rules or regulations affecting Liberty.
The servicer is required to submit with the MPSC, on the issuing entity’s behalf, certain adjustments of the securitized utility tariff charges. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the utility tariff bonds. Also, any litigation might not only be costly and time-consuming, but also materially interrupt securitized utility tariff charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted-average lives of the utility tariff bonds.
The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the MPSC or the State of Missouri, or the servicer may be unsuccessful in any such attempt.
The servicer will agree in the servicing agreement to take any action or proceeding necessary to compel performance by the MPSC and the State of Missouri of any of their obligations or duties under the Securitization Law or the financing order, including any actions reasonably necessary to block or overturn attempts to cause a repeal or modification of the Securitization Law or the financing order. The servicer, however, may not be able to take those actions for a number of reasons, including legal or regulatory restrictions, financial constraints and practical difficulties in challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform the servicer’s obligations or to successfully compel performance by the MPSC or the State of Missouri could negatively affect bondholders’ rights and result in a loss of their investment.
It may be difficult to accurately estimate and collect securitized utility tariff charges from consumers who self- generate and who disconnect from Liberty’s grid.
Broader use of distributed generation by consumers may result from consumers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. More widespread use of distributed generation, particularly battery storage, might allow greater numbers of consumers to reduce or eliminate their payment of securitized utility tariff charges causing securitized utility tariff charges to remaining consumers to increase.

SERVICING FORECASTING RISKS
Inaccurate consumption or collection forecasting might reduce scheduled payments on the securitized utility tariff bonds.
The securitized utility tariff charges are calculated based on forecasted customer usage. The amount and the rate of securitized utility tariff charge collections will depend in part on actual electricity consumption and the timing of collections and write-offs. The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to true-up advice letters submitted to the MPSC as described below. Pursuant to the financing order, the securitized utility tariff charge will be an equal cent per kWh charge across all customer classes that is adjusted for line losses determined for each voltage level. If the servicer inaccurately forecasts either electricity consumption or underestimates customer delinquency or write-offs when setting or adjusting the securitized utility tariff charge, there could be a shortfall or material delay in securitized utility tariff charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the securitized utility tariff bonds. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus.
Inaccurate forecasting of electricity consumption by the servicer might result from, among other things:
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unanticipated weather or economic conditions, resulting in less electricity consumption than forecast;

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general economic conditions causing customers to migrate from Liberty’s service territory or reduce their electricity consumption;

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the occurrence of a natural disaster, or an act of war or terrorism, or other catastrophic event, including pandemics, unexpectedly disrupting electrical service and reducing electricity consumption;

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unanticipated changes in the market structure of the electric industry;

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large customers unexpectedly ceasing business or departing Liberty’s service territory;

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dramatic and unexpected changes in energy prices resulting in decreased electricity consumption;

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significant technological advancements, including advancements related to self-generation and distributed energy technologies;

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customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency; or

•
differences or changes in forecasting methodology.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:
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unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including pandemics, causing greater write-offs than expected or forcing Liberty or a successor utility to grant additional payment relief to more customers; or

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an unexpected change in law that makes it more difficult for Liberty or a successor distribution company to terminate service to nonpaying customers, or that requires Liberty or a successor to apply more lenient credit standards for customers.

Your investment in the securitized utility tariff bonds depends on Liberty or its successor or assignee, acting as servicer of the securitized utility tariff property.
Liberty, as servicer, will be responsible for, among other things, calculating, billing and collecting the securitized utility tariff charges from customers, submitting requests to the MPSC to adjust these charges, monitoring the collateral for the securitized utility tariff bonds and taking certain actions in the event of non-payment by customers. The trustee’s receipt of collections in respect of the securitized utility tariff charges, which will be used to make payments on securitized utility tariff bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for securitized utility tariff charge billings and collections, together with any MPSC regulations governing electric service providers (“ESPs”), might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. In addition, the servicer intends to adopt a new billing system in the first half of 2024. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the securitized utility tariff charges might be delayed or reduced. In that event, the issuing entity’s payments on the securitized utility tariff bonds might be delayed or reduced.
If the issuing entity replaces Liberty as the servicer, the issuing entity may experience difficulties finding and using a replacement servicer.
If Liberty ceases to service the securitized utility tariff property related to the securitized utility tariff bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than Liberty and might experience difficulties in collecting securitized utility tariff charges and determining appropriate adjustments to the securitized utility tariff charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved by the MPSC pursuant to the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Liberty as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, of the Bankruptcy Code, or similar laws, the issuing entity and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.
It might be difficult for successor servicers to collect the securitized utility tariff charges from Liberty’s customers.
Any successor servicer may bring an action against a customer for non-payment of the securitized utility tariff charge, but only a successor servicer that is a successor electrical corporation may terminate service for failure to pay the securitized utility tariff charges. A successor servicer that does not have the threat of termination of service available to enforce payment of the securitized utility tariff charge would need to rely on the successor electrical corporation to threaten to terminate service for nonpayment of other portions of monthly electrical corporation bills. This inability might reduce the value of your investment.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE SECURITIZED UTILITY TARIFF PROPERTY
Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect.
Under the Securitization Law and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the securitized utility tariff property securing the securitized utility tariff bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the securitized utility tariff property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the securitized utility tariff bonds will be due and payable upon acceleration of the securitized utility tariff bonds before maturity, securitized utility tariff charges likely would not be accelerated and the nature of the issuing entity’s business will result in principal of the securitized utility tariff bonds being paid as funds become available. If there is an acceleration of the securitized utility tariff bonds, all tranches of the securitized utility tariff bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

NATURAL DISASTER-RELATED RISKS
Weather is a major driver of Liberty’s results of operations, financial position and cash flows and Liberty is subject to risks associated with climate change.
Climate change, including extreme weather events, create a risk of physical damage to Liberty assets, which may negatively impact Liberty’s ability to reliably provide services and production. Increased frequency and severity of weather events increases the likelihood that the duration of power outages and energy and fuel supply disruptions could increase. Additionally, extreme weather conditions may increase the cost of maintaining Liberty’s systems, and can contribute to increased system stress, including service interruptions. Extreme weather conditions creating high energy demand on Liberty’s own and/or other systems and facilities may raise market electricity prices as Liberty buys short-term energy to serve its own systems and facilities, or to satisfy its contractual energy delivery obligations. Such climate change risks may also impact third parties on which Liberty relies, such as suppliers and services providers, resulting in delays and increased costs of providing goods or services.
If Liberty’s rates cannot be adjusted to reflect the impact of events or conditions caused by climate change, Liberty’s financial condition, results of operations, liquidity, and cash flows could be materially affected, which, in turn, could reduce the collections of securitized utility tariff charges or otherwise impact Liberty’s ability to service the securitized utility tariff property.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER
For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
The servicer will commingle the securitized utility tariff charges with other revenues it collects, which might obstruct access to the securitized utility tariff charges in case of the servicer’s bankruptcy and reduce the value of your investment in the securitized utility tariff bonds.
The servicer will be required to remit estimated securitized utility tariff charge collections to the trustee no later than the second servicer business day of receipt. The servicer will not segregate the securitized utility tariff charges from the other funds it collects from customers or its general funds. The securitized utility tariff charges will be estimated and segregated only when the servicer remits them to the trustee.
Despite this requirement, the servicer might fail to remit the full amount of the securitized utility tariff charges payable to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of securitized utility tariff charge collections available to make payments on the securitized utility tariff bonds.
Absent a default under the servicing agreement, Liberty will be permitted to remit estimated securitized utility tariff charges to the trustee. While Liberty will be responsible for identifying and calculating the actual amount of securitized utility tariff charges in the event of a default under the servicing agreement, it may be difficult for Liberty to identify such charges, given existing limitations in its billing system.
The Securitization Law provides that the priority of a lien and security interest perfected in securitized utility tariff property is not impaired by the commingling of the funds arising from securitized utility tariff charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Law and might decline to recognize the issuing entity’s right to collections of the securitized utility tariff charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the securitized utility tariff charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the securitized utility tariff bonds. In this case, the issuing entity would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your securitized utility tariff bonds and could materially reduce the value of your investment in the securitized utility tariff bonds.
The bankruptcy of Liberty or any successor seller might result in losses or delays in payments on the securitized utility tariff bonds.
The seller will represent and warrant in the sale agreement that the transfer of the securitized utility tariff property to the issuing entity under that sale agreement is a valid sale and assignment of that securitized utility tariff property from the seller to the issuing entity. The seller will also represent, warrant, and covenant that it will take the appropriate actions under the Securitization Law to perfect this sale. The Securitization Law provides that the transactions described in the sale agreement shall constitute a sale of the securitized utility tariff property to the issuing entity, and the seller and the issuing entity will treat the transaction as a sale under applicable law, although for financial reporting and tax reporting purposes the transaction will be treated as debt of the seller. If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the sale of the securitized utility tariff property to the issuing entity should be recharacterized as the grant of a security interest in such securitized utility tariff property to secure a borrowing of the seller, delays in payments on the securitized utility tariff bonds could result. If a court were to adopt such position, then delays or reductions in payments on the securitized utility tariff bonds could result.
Pursuant to the Securitization Law and the financing order, upon the sale of the securitized utility tariff property, the securitized utility tariff property is created as a present intangible property right, and it thereafter exists until the securitized utility tariff bonds are paid in full and all financing costs and other costs of the securitized utility tariff bonds have been recovered in full. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a party in interest (including the seller itself) may take the position that, because the securitized utility tariff charges are usage-based charges, securitized utility tariff property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that the court would not also rule that any securitized utility tariff property relating to electricity consumed after the commencement of the seller’s bankruptcy case was not required to be transferred to the issuing entity, thus resulting in delays or reductions of payments on the securitized utility tariff bonds.
A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Liberty bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the securitized utility tariff bonds might be similar to the treatment you would receive in a Liberty bankruptcy if the securitized utility tariff bonds had been issued directly by Liberty. A decision by the bankruptcy court that, despite the issuing entity’s separateness from Liberty, the issuing entity’s assets and liabilities and those of Liberty should be consolidated would have a similar effect on you as a bondholder.
The issuing entity has taken steps together with Liberty, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that the issuing entity’s assets and liabilities be substantively consolidated with those of Liberty or an affiliate.
Nonetheless, these steps might not be completely effective, and thus if Liberty or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that the issuing entity’s assets and liabilities be consolidated with those of Liberty or an affiliate of the seller. This might cause material delays in payment of, or losses on, your securitized utility tariff bonds and might materially reduce the value of your investment in the securitized utility tariff bonds. For example:
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without permission from the bankruptcy court, the trustee might be prevented from taking actions against Liberty or recovering or using funds on your behalf or replacing Liberty as the servicer;

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the bankruptcy court might order the trustee to exchange the securitized utility tariff property for other property of lower value;

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tax or other government liens on Liberty’s property might have priority over the trustee’s lien and might be paid from collected securitized utility tariff charges before payments on the securitized utility tariff bonds;

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the trustee’s lien might not be properly perfected in the collected securitized utility tariff property collections prior to or as of the date of Liberty’s bankruptcy, with the result that the securitized utility tariff bonds would represent only general unsecured claims against Liberty;

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the bankruptcy court might rule that neither the issuing entity’s property interest nor the trustee’s lien extends to securitized utility tariff charges in respect of electricity consumed after the commencement of Liberty’s bankruptcy case, with the result that the securitized utility tariff bonds would represent only general unsecured claims against Liberty;

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the issuing entity and Liberty might be relieved of any obligation to make any payments on the securitized utility tariff bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

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Liberty might be able to alter the terms of the securitized utility tariff bonds as part of its plan of reorganization;

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the bankruptcy court might rule that the securitized utility tariff charges should be used to pay, or that the issuing entity should be charged for, a portion of the cost of providing electric service; or

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the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving the issuing entity with an unsecured claim for actual damages against Liberty that may be difficult to prove or, if proven, to collect in full.

Furthermore, if Liberty enters bankruptcy proceedings, it might be permitted to stop acting as servicer, and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the securitized utility tariff bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the securitized utility tariff bonds and on the value of the securitized utility tariff bonds.
The sale of the securitized utility tariff property might be construed as a financing and not a sale in a case of Liberty’s bankruptcy which might delay or limit payments on the securitized utility tariff bonds.
The Securitization Law provides that the transfer of securitized utility tariff property will be as a sale or other absolute transfer if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer other than for federal and state income tax purposes. The issuing entity and Liberty will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Liberty, a party in interest in the bankruptcy might assert that the sale of the securitized utility tariff property to the issuing entity was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale, lends weight to that position. If a court were to characterize the transaction as a financing, the issuing entity expects that it would, on behalf of itself and the trustee, be treated as a secured creditor of Liberty in the bankruptcy proceedings, although a court might determine that the issuing entity only has an unsecured claim against Liberty. Even if the issuing entity had a security interest in the securitized utility tariff property, the issuing entity would not likely have access to the related securitized utility tariff charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the securitized utility tariff bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuing entity of the related securitized utility tariff charge collections and therefore the amount and timing of funds available to the issuing entity to pay bondholders.
If the servicer enters bankruptcy proceedings, collections of the securitized utility tariff charges paid by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the securitized utility tariff bonds.
In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that securitized utility tariff charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, the issuing entity may be considered an “insider” of the servicer. If the issuing entity is considered to be an “insider” of the servicer, any such remittance to the issuing entity made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, the issuing entity or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, the issuing entity would expect that the amount of any future securitized utility tariff charges would be increased through the statutory true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the securitized utility tariff bonds.
Claims against Liberty or any successor seller might be limited in the event of a bankruptcy of the seller.
If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the issuing entity against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that the issuing entity has against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. The issuing entity cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, the issuing entity cannot give any assurance as to what percentage of its claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.
The bankruptcy of Liberty or any successor seller might limit the remedies available to the trustee.
Upon an event of default for the securitized utility tariff bonds under the indenture, the Securitization Law permits the trustee to enforce the security interest in the securitized utility tariff property in accordance with the terms of the indenture. In this capacity, and pursuant to the Securitization Law and the financing order, the trustee is permitted to request the MPSC to order amounts arising from the securitized utility tariff charges to be transferred to a separate account for the bondholders benefit or request that a circuit court for the county or city where Liberty is located to order the sequestration and payment to bondholders of all revenues arising with respect to the related securitized utility tariff charges. There can be no assurance, however, that the MPSC or a court would issue either order after a Liberty bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the MPSC or a court, and an order requiring an accounting and segregation of the revenues arising from the securitized utility tariff property. There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIZED UTILITY TARIFF BONDS
Liberty’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the securitized utility tariff bonds.
Liberty is obligated under the sale agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any securitized utility tariff property in the event of a breach of any of its representations, warranties or covenants regarding the securitized utility tariff property. Similarly, Liberty is obligated under the servicing agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.
Neither the trustee nor the bondholders will have the right to accelerate payments on the securitized utility tariff bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the securitized utility tariff bonds as described under “Description of the Securitized Utility Tariff Bonds — Events of Default; Rights Upon Event of Default” in this prospectus. Furthermore, Liberty might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by Liberty might not be sufficient for you to recover all of your investment in the securitized utility tariff bonds. In addition, if Liberty becomes obligated to indemnify bondholders, the then-current ratings on the securitized utility tariff bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of Liberty with respect to any of these indemnification amounts. Liberty will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the securitized utility tariff bonds, or for any consequential damages, including any loss of market value of the securitized utility tariff bonds resulting from a default or a downgrade of the ratings of the securitized utility tariff bonds. Please read “The Sale Agreement — Seller Representations and Warranties” and “The Sale Agreement — Indemnification” in this prospectus.
The issuing entity may issue several tranches of the securitized utility tariff bonds.
Although the issuing entity anticipates issuing only one tranche of bonds, the financing order authorizes the issuing entity to issue one or more tranches of the securitized utility tariff bonds not to exceed the Authorized Amount (as defined under “Liberty’s Financing Order”). If the issuing entity ultimately issues more than one tranche of bonds, securitized utility tariff charges collected by or for the benefit of Liberty will be allocated among the tranches of securitized utility tariff bonds as set forth in the expected sinking fund schedule and the priority of payments set forth under “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus. However, the issuing entity cannot assure you that the existence of multiple tranches of securitized utility tariff bonds would not cause reductions or delays in payment on your securitized utility tariff bonds. In addition, some matters relating to the securitized utility tariff bonds may require the vote of the holders of all tranches of the securitized utility tariff bonds. Your interests in these votes might conflict with the interests of the beneficial owners of securitized utility tariff bonds of another tranche and therefore these votes could result in an outcome that is materially unfavorable to you.
Liberty may in its sole discretion sell securitized utility tariff property or property similar to the securitized utility tariff property, created by a separate financing order to one or more entities other than the issuing entity in connection with the issuance of additional securitized utility tariff bonds or obligations similar to the securitized utility tariff bonds without your prior review or approval.
Any new issuance would be offered pursuant to a separate registration statement and may include terms and provisions that would be unique to that particular issuance. Liberty has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement are condition precedents to the sale of additional securitized utility tariff property consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property to another entity. Please read “Sale Agreement — Covenants of the Seller” in this prospectus.

In the event a customer does not pay in full all amounts owed under any bill, including securitized utility tariff charges, Liberty, as servicer, is required to prorate among charge categories in proportion to their percentage of the overall bill, with the first dollars collected attributed to past due balances, if any. However, if a dispute arises with respect to the allocation of such securitized utility tariff charges or other delays occur on account of the administrative burdens of making such allocation, the issuing entity cannot assure you that any new issuance would not cause reductions or delays in payment of your securitized utility tariff bonds.
The credit ratings are no indication of the expected rate of payment of principal on the securitized utility tariff bonds.
The issuing entity expects the securitized utility tariff bonds will receive credit ratings from at least two nationally recognized statistical rating organizations (“NRSRO”). A rating is not a recommendation to buy, sell or hold the securitized utility tariff bonds. The ratings merely analyze the probability that the issuing entity will repay the total principal amount of the securitized utility tariff bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.
Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the securitized utility tariff bonds. As a result, an NRSRO other than a NRSRO hired by the sponsor (a “hired NRSRO”) may issue ratings on the securitized utility tariff bonds (“unsolicited ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the securitized utility tariff bonds. Issuance of any unsolicited rating will not affect the issuance of the securitized utility tariff bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the securitized utility tariff bonds might adversely affect the value of the securitized utility tariff bonds and, for regulated entities, could affect the status of the securitized utility tariff bonds as a legal investment or the capital treatment of the securitized utility tariff bonds. Investors in the securitized utility tariff bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of Liberty, the issuing entity, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if either the issuing entity or Liberty fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the securitized utility tariff bonds, a hired NRSRO could withdraw its ratings on the securitized utility tariff bonds, which could adversely affect the market value of your securitized utility tariff bonds and/or limit your ability to resell your securitized utility tariff bonds.
The securitized utility tariff bonds’ credit ratings might affect the market value of your securitized utility tariff bonds.
A downgrading of the credit ratings of the securitized utility tariff bonds might have an adverse effect on the market value of the securitized utility tariff bonds. Credit ratings might change at any time and an NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the securitized utility tariff bonds may result in the securitized utility tariff bonds becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the securitized utility tariff bonds and result in lower prices and a less liquid trading market for the securitized utility tariff bonds.
The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell your securitized utility tariff bonds.
The underwriters for the securitized utility tariff bonds might assist in resales of the securitized utility tariff bonds, but they are not required to do so. A secondary market for the securitized utility tariff bonds might not develop, and the issuing entity does not expect to list the securitized utility tariff bonds on any securities exchange. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securitized utility tariff bonds. Please read “Plan of Distribution (Conflicts of Interest)” in this prospectus.
You might receive principal payments for the securitized utility tariff bonds later than you expect.
The amount and the rate of collection of the securitized utility tariff charges for the securitized utility tariff bonds, together with the related securitized utility tariff charge adjustments, will generally determine whether there is a delay in the scheduled repayments of securitized utility tariff bond principal. A failure to pay principal as anticipated by the scheduled bond repayment schedule will not constitute an event of default under the indenture.
Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the securitized utility tariff bonds.
European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 of 12 December 2017 (as amended, the “EU Securitization Regulation”) together with any guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority or the European Commission and any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto or to precedent legislation (together, the “European Securitization Rules”) imposes certain restrictions and obligations with regard to securitisations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU in respect of securitisations the securities of which were issued (or the securitisation positions of which were created) on or after January 1, 2019.
Pursuant to Article 5 of the European Securitization Rules, EU Institutional Investors, prior to investing in, (or otherwise holding an exposure to) a securitisation (as so defined) other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation), must, amongst other things, (a) where the originator or original lender is established in a third country (that is, not within the EU or the EEA), verify that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5% in the securitisation, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention to such EU Institutional Investors in accordance with Article 7 of the EU Securitization Regulation, and (c) verify that the originator, sponsor or relevant securitisation special purpose entity (“SSPE”) has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article (which sets out transparency requirements for originators, sponsors and SSPEs), and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position. “EU Institutional Investors” include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (“CRR”) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).
With respect to the United Kingdom (“UK”), relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of the EU Securitization Regulation directly applicable in the UK adopted as part of UK domestic law by operation of the European Union (Withdrawal) Act 2018 as amended by the European Union (Withdrawal) Act 2020 (as amended, the

“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (together with the EUWA, the “EU Exit Regulations”), (the “UK Securitization Regulation”) and as further amended from time to time.
The UK Securitization Regulation, together with (a) all applicable binding secondary legislation, technical standards or implementing technical standards made under the UK Securitization Regulation (in each case, as amended, varied or substituted from time to time), (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards) that are applicable and binding in the UK pursuant to EU Exit Regulations and subject to any transitional directions from the Financial Conduct Authority (the “FCA”), (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the FCA, the Bank of England, the UK pensions regulator (the “Pensions Regulator”) and/or the Prudential Regulation Authority (the “PRA”) or any other UK regulator (or their successors), (d), any other transitional direction and any transitional relief of the FCA, the Bank of England, the PRA, the Pensions Regulator (or their successors) and (e) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the “UK Securitization Rules”.
Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) by a UK Institutional Investor. “UK Institutional Investors” include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an alternative investment fund manager as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 that markets or manages alternative investments funds (as defined in regulation 3 of the Alternative Investment Fund Managers Regulation 2013) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) an undertaking for collective investment in transferable securities as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EU Exit Regulations (and certain consolidated affiliates thereof).
Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation), must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the affected UK Institutional Investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or relevant securitisation special purpose entity, where applicable, made available information that is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment that enables the UK Institutional Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The issuing entity and Liberty do not believe that the securitized utility tariff bonds fall within the definition of a “securitisation” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus.
Therefore, the issuing entity and Liberty believe such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither the issuing entity nor Liberty, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules or the UK Securitization Rules to which such investor (or other Person) may be subject at any time.
However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitisation for purposes of the EU Securitization Regulation or the UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the securitized utility tariff bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.
Consequently, the securitized utility tariff bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the securitized utility tariff bonds in the secondary market may be adversely affected.
Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules, and the suitability of the securitized utility tariff bonds for investment. Neither the issuing entity nor Liberty, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.
If the investment of collected securitized utility tariff charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the securitized utility tariff bonds later than you expect.
Funds held by the trustee in the collection account will be invested in eligible investments at the written direction of the servicer. Eligible investments include money market funds having a rating from Moody’s and S&P of “P-1” and “A-1”, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the securitized utility tariff bonds.

REVIEW OF SECURITIZED UTILITY TARIFF PROPERTY
Pursuant to the rules of the SEC, Liberty, as sponsor, has performed, as described below, a review of the securitized utility tariff property underlying the securitized utility tariff bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the securitized utility tariff property is accurate in all material respects. Liberty did not engage a third party in conducting its review.
The securitized utility tariff bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the securitized utility tariff property relating to the securitized utility tariff bonds. The securitized utility tariff property includes the right to impose, bill, charge, collect and receive non-bypassable irrevocable securitized utility tariff charges authorized under the financing order in amounts necessary to pay principal on and interest of the securitized utility tariff bonds and ongoing financing costs in connection with the securitized utility tariff bonds and the right to obtain true-up adjustments of securitized utility tariff charges under the Securitization Law and as provided in the financing order (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests specified in the financing order. Under the Securitization Law and the financing order, the securitized utility tariff charges are payable by all existing or future retail customers receiving electrical service from Liberty or its successor or assignees under MPSC-approved rate schedules and located within Liberty’s service territory as it existed on the date of the financing order, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a change in regulation of public utilities in Missouri. Liberty had no customers receiving electrical service under special contracts as of August 28, 2021.
The securitized utility tariff property is not a receivable, and the securitized utility tariff property and other collateral held by the trustee securing the securitized utility tariff bonds do not constitute a pool of receivables. Securitized utility tariff charges that relate to the securitized utility tariff property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to (a) correct any under collections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or under collections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the securitized utility tariff bonds in accordance with the expected sinking fund schedule, to pay all interest on the securitized utility tariff bonds when due, to pay fees and expenses of servicing the securitized utility tariff bonds and premiums, if any, associated with the securitized utility tariff bonds and to fund any required credit enhancement for the securitized utility tariff bonds. In addition to the annual true-up adjustments, the servicer (a) is required to implement quarterly true-up adjustments beginning 12 months prior to the final scheduled payment date of the last tranche of the securitized utility tariff bonds, (b) is required to implement semi-annual true-up adjustments if the servicer forecasts that securitized utility tariff charge collections will be insufficient to make scheduled payments of principal, interest, and other financing costs on a timely basis during the current or next succeeding payment period and to replenish any draws upon the capital subaccount, and (c) may request an interim true-up adjustment at any time for any reason to ensure timely payment of scheduled principal of and interest on the securitized utility tariff bonds and other required amounts and charges owing in connection with the securitized utility tariff bonds on the next payment date.
There is no cap on the level of securitized utility tariff charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the securitized utility tariff bonds when due and other required amounts and charges owing in connection with the securitized utility tariff bonds. All revenues and collections resulting from securitized utility tariff charges provided for in the financing order are part of the securitized utility tariff property. The securitized utility tariff property relating to the securitized utility tariff bonds is described in more detail under “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus.
In the financing order, the MPSC, among other things:
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orders that the securitized utility tariff charges shall be non-bypassable and recovered from existing and future retail customers receiving electrical service from Liberty or its successor or assignees and located in Liberty’s service territory as it existed on the date of the financing order and that the securitized utility tariff charges shall be imposed on all such customers in accordance with the methodology approved in the financing order;

•
orders that the owner of the securitized utility tariff property will be entitled to bill or collect securitized utility tariff charges in an amount sufficient to provide for the timely recovery of the aggregate total securitized revenue requirements (including payment of principal or interest on the securitized utility tariff bonds); and

•
finds that the transfer of the securitized utility tariff property to the issuing entity by Liberty shall be an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, Liberty’s right, title, and interest in, to and under the securitized utility tariff property if the sale agreement expressly state that the sale is a sale or other absolute transfer in accordance with Securitization Law.

Please read “The Securitized Utility Tariff Property and the Securitization Law” and “Liberty’s Financing Order” in this prospectus for more information.
The characteristics of securitized utility tariff property are unlike the characteristics of assets underlying mortgage and other commercial asset-based financings because securitized utility tariff property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of securitized utility tariff property and many elements of securitized utility tariff bond financings are set forth in and constrained by the Securitization Law and the financing order, Liberty, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the securitized utility tariff bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Law and the financing order require the imposition on, and collection of securitized utility tariff charges from, existing and future retail customers of electricity receiving electrical service from Liberty or its successor or assignees and located in Liberty’s, service territory as it existed on the date of the financing order. Liberty does not have customers exempt from paying securitized utility tariff charges. Please read “The Securitized Utility Tariff Property and the Securitization Law — The Financing Order and the Securitized Utility Tariff Property — Exemptions from Securitized Utility Tariff Charges” in this prospectus. Since securitized utility tariff charges are assessed against all such customers and the true-up mechanism adjusts for the impact of customer defaults, the collectability of the securitized utility tariff charges is not ultimately dependent upon the credit quality of particular Liberty customers, as would be the case in the absence of the true-up adjustment.
The review by Liberty of the securitized utility tariff property underlying the securitized utility tariff bonds has involved a number of discrete steps and elements as described in more detail below. First, Liberty has analyzed and applied the Securitization Law’s requirements for recovering securitized utility tariff costs and approval of the MPSC for the issuance of the financing order and in its proposal with respect to the characteristics of the securitized utility tariff property to be created pursuant to the financing order. In preparing this proposal, Liberty worked with its counsel and its structuring advisor in preparing the application for a financing order. Moreover, Liberty worked with its counsel and the underwriters in preparing the legal agreements that provide for the terms of the securitized utility tariff bonds and the security for the securitized utility tariff bonds. Liberty has analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the securitized utility tariff bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the securitized utility tariff property, Liberty has taken (or prior to the offering of the securitized utility tariff bonds, will take) the following actions in connection with its review of the securitized utility tariff property and the preparation of the disclosure for inclusion in this prospectus describing the securitized utility tariff property, the securitized utility tariff bonds and the proposed securitization:
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reviewed the Securitization Law, other relevant provisions of Missouri statutes and any applicable rules, regulations and orders of the MPSC as they relate to the securitized utility tariff property in connection with the preparation and filing of the application with the MPSC for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•
actively participated in the proceeding before the MPSC relating to the approval of the requested financing order;

•
reviewed the financing order and the process by which it was adopted to confirm that the financing order satisfied the requirements of the Securitization Law;

•
compared the proposed terms of the securitized utility tariff bonds to the applicable requirements in the Securitization Law, other relevant provisions of Missouri statutes, the financing order and any applicable regulations of the MPSC to confirm that they met such requirements;

•
prepared and reviewed the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds and compared such agreements to the applicable requirements in the Securitization Law, other relevant provisions of Missouri statutes, the financing order and any applicable regulations of the MPSC to confirm that they met such requirements;

•
reviewed the disclosure in this prospectus regarding the Securitization Law, other relevant provisions of Missouri statutes, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds, and compared such descriptions to the relevant provisions of the Securitization Law, other relevant provisions of Missouri statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

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consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Missouri (including action by the MPSC or the voters by amendment to the Missouri Constitution) that could repeal or amend the provisions of the Securitization Law in a way that could substantially impair the value of the securitized utility tariff property, or substantially reduce, alter or impair the securitized utility tariff charges;

•
reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the securitized utility tariff charges to be provided for under the securitized utility tariff property, forecasting securitized utility tariff charges, and preparing and submitting advice letters for true-up adjustments to the securitized utility tariff charges;

•
reviewed the operation of the true-up adjustment mechanism for adjusting securitized utility tariff charge levels to meet the scheduled payments on the securitized utility tariff bonds and in this context took into account its experience with the MPSC; and

•
with the assistance of its advisors, prepared financial models in order to set the initial securitized utility tariff charges to be provided for under the securitized utility tariff property at levels sufficient to pay principal of and interest on the securitized utility tariff bonds when due and other required amounts and charges owing in connection with the securitized utility tariff bonds.

In connection with the preparation of such models, Liberty:
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reviewed (i) the historical electric consumption and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

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analyzed the sensitivity of the weighted average life of the securitized utility tariff bonds in relation to variances in actual energy consumption levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average life of the securitized utility tariff bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of securitized utility tariff charges to address undercollections or overcollections in light of scheduled payments on the securitized utility tariff bonds to prevent an event of default.
As a result of this review, Liberty has concluded that:
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the securitized utility tariff property, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds meet in all material respects the applicable statutory and regulatory requirements;

•
the disclosure in this prospectus regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds is as of its date, accurate in all material respects and fails to omit any material information;

•
the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

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securitized utility tariff charge revenues, as adjusted from time to time as provided in the Securitization Law and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the securitized utility tariff bonds; and

•
the design and scope of Liberty’s review of the securitized utility tariff property as described above is effective to provide reasonable assurance that the disclosure regarding the securitized utility tariff property in this prospectus is accurate in all material respects.

THE SECURITIZED UTILITY TARIFF PROPERTY AND THE SECURITIZATION LAW
The Securitization Law Generally
The Securitization Law permits electrical corporations to finance qualified extraordinary costs, such as those incurred as a result of Winter Storm Uri, and energy transition costs, such as those incurred by Liberty in connection with the retirement of Asbury, and which are eligible for recovery under the Securitization Law through the issuance of securitized utility tariff bonds pursuant to and supported by an irrevocable financing order issued by the MPSC and permits the MPSC to approve a non-bypassable securitized utility tariff charge on existing and future customers receiving electrical service from the electrical corporation as of the date of the financing order, subject to certain exceptions. Please read “The Financing Order and the Securitized Utility Tariff Property — Exemptions from Securitized Utility Tariff Charges” below and “Liberty’s Financing Order” in this prospectus. The Securitization Law authorizes the securitized utility tariff charge to recover: (a) qualified extraordinary costs, (b) energy transition costs (also referred to herein, together with the qualified extraordinary costs, as securitized utility tariff costs) and (c) financing costs associated with the securitized utility tariff bonds, including the costs of servicing such securitized utility tariff bonds.
The Securitization Law provides that securitized utility tariff charges are non-bypassable, meaning that they are payable paid by all existing or future retail customers receiving electrical service from the electrical corporation or its successors or assignees under commission-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri. Liberty had no customers receiving electrical service under special contracts as of August 28, 2021.
The Financing Order and the Securitized Utility Tariff Property
The Securitization Law contains a number of provisions designed to facilitate the recovery of securitized utility tariff costs, including the following:
The Securitization Law Provides for the Creation of Securitized Utility Tariff Property
The Securitization Law authorizes the MPSC, through issuance of a financing order, to provide for the creation of securitized utility tariff property to secure repayment of securitized utility tariff bonds. Securitized utility tariff property is defined under the Securitization Law to include, without limitation, the right, title, and interest of the electrical corporation or its transferee:
•
all rights and interests of an electrical corporation or successor or assignee of the electrical corporation under a financing order, including the right to impose, bill, charge, collect, and receive securitized utility tariff charges authorized under the financing order and to obtain periodic adjustments to such charges as provided in the financing order; and

•
all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in the financing order described in the bullet point immediately above, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

The Securitization Law provides that securitized utility tariff property that is specified in a financing order shall constitute an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of securitized utility tariff charges depends on the electrical corporation performing its servicing functions relating to the collection of securitized utility tariff charges and on future electricity consumption. The Securitization Law provides that securitized utility tariff property shall exist regardless of whether or not the revenues or proceeds arising from the securitized utility tariff property have been billed, have accrued, or have been collected and notwithstanding the fact that the value or amount of the securitized utility tariff property is dependent on the future provision of service to customers and the future consumption of electricity by customers. The Securitization Law further provides that all securitized utility tariff property specified in a financing order shall continue to exist until the securitized utility tariff bonds issued pursuant to a financing order are paid in full and all associated financing costs and other costs of such securitized utility tariff bonds have been recovered in full.
A Financing Order is Irrevocable
The Securitization Law provides that the financing order shall be irrevocable at the time of the transfer of securitized utility tariff property to an assignee or the issuance of securitized utility tariff bonds, whichever is earlier. In addition, under the Securitization Law, the MPSC may not, except as contemplated by the true-up adjustment, amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust securitized utility tariff charges approved in the financing order.
Securitized Utility Tariff Charges May Be Adjusted
The Securitization Law requires the MPSC to include, in any financing order, a formula-based true-up mechanism for making, at least annually, and may be made more frequently, expeditious periodic adjustments in the securitized utility tariff charges. The financing order approved the true-up adjustment to implement any true-up adjustment to (a) correct any under collections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or under collections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus. Under the Securitization Law and the financing order, there is no cap on the level of securitized utility tariff charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the securitized utility tariff bonds when due and other ongoing financing costs in connection with the securitized utility tariff bonds.
The Securitization Law Provides for the Creation of Consensual Liens on Securitized Utility Tariff Property
The Securitization Law provides that consensual security interests can be granted in securitized utility tariff property. The Securitization Law provides that a security interest in securitized utility tariff property is created, valid and binding at the later of the time when (a) the MPSC has issued the related financing order, (b) a security agreement is executed and delivered by the debtor granting such security interest, (c) the debtor has rights in the securitized utility tariff property or the power to transfer such securitized utility tariff property, or (d) value is received for the securitized utility tariff property. A security interest will be attached as provided in the foregoing sentence without any physical delivery or collateral or other act. The security interest in the securitized utility tariff property is perfected when it has attached and when a financing statement has been filed with the Missouri Secretary of State in accordance with the Securitization Law.
Under the Securitization Law, if a default occurs under the terms of the securitized utility tariff bonds secured by a security interest in the securitized utility tariff property, the financing parties of the securitized utility tariff bonds (such as the trustee) may exercise the rights and remedies available to a secured party under the code. In addition, in the event of default by the electrical corporation in any required remittance of securitized utility tariff charges, a court, upon application by an interested party, and without limiting any other remedies available to the applying party, will order the sequestration and payment of the revenues arising from the securitized utility tariff property to the financing parties or their assignees. The Securitization Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the debtor, pledgor, or transferor of the securitized utility tariff property. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” in this prospectus.
The Securitization Law and the Financing Order Provide that the Transfer of Securitized Utility Tariff Property is a True Sale
The Securitization Law and the financing order provide that an electrical corporation’s transfer of securitized utility tariff property is an absolute transfer of all and true sale of, and not a pledge or secured transaction relating to, the transferor’s right, title, and interest in, to and under the securitized utility tariff property if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer other than for federal and state income tax purposes. The Securitization Law provides that the characterization of the sale, assignment, or transfer as an absolute transfer and true sale is not affected or impaired by:
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commingling of securitized utility tariff charges with other amounts;

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the retention by the seller of either of the following:

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a partial or residual interest, including an equity interest, including an equity interest, in the securitized utility tariff property, whether direct or indirect, subordinate or otherwise; or

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the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of securitized utility tariff charges;

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any recourse that the purchaser may have against the seller;

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any indemnification rights, obligations, or repurchase rights made or provided by the seller;

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the obligation of the seller to collect securitized utility tariff charges on behalf of an assignee;

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the transferor acting as servicer of the securitized utility tariff charges;

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the treatment of the sale, conveyance, assignment, or transfer for tax, financial reporting, or other purposes;

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the granting or providing to bondholders a preferred right to the securitized utility tariff property; or

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any application of the true-up adjustment of the securitized utility tariff charges as provided in the Securitization Law.

Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How A Bankruptcy May Affect Your Investment” in this prospectus.
A sale or similar outright transfer of an interest in securitized utility tariff property may occur only when all of the following have occurred:
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the financing order creating the securitized utility tariff property has become effective;

•
the documents evidencing the transfer of securitized utility tariff property have been executed by the assignor and delivered to the assignee; and

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value is received for the securitized utility tariff property.

After such a transaction, the securitized utility tariff property is not subject to any claims of the transferor or the transferor’s creditors, other than creditors holding a prior security interest in the securitized utility tariff property perfected in accordance with the Securitization Law.
The Securitization Law Requires the Electrical Corporation and its Successors to Service the Securitized Utility Tariff Property
The Securitization Law requires the MPSC to authorize the electrical corporation to enter into a servicing contract with the issuer of the securitized utility tariff bonds (i.e., the issuing entity) in connection with a sale, assignment or pledge of the securitized utility tariff property to such issuing entity. This contract must require the electrical utility to continue to operate its system to provide service to customers within its service territory, to collect amounts in respect of the securitized utility tariff charges for the benefit and account of the issuing entity and to account for and remit these amounts to or for the account of the issuing entity. The Securitization Law further provides to the extent that billing, collection, and other related services with respect to the provision of electric service are provided to a customer by any person or entity other than the electrical corporation in whose service territory the customer is located, that person or entity must collect the securitized utility tariff charges from the customer for the benefit and account of the applicable issuing entity as a condition to the provision of electric service to that customer.
The Securitization Law further provides that any successor to the electrical corporation, whether pursuant to any bankruptcy, reorganization, or other insolvency proceeding, or pursuant to any merger or acquisition, sale, or other business combination, or other transfer by operation of law, must perform and satisfy all obligations of, and have the same rights under a financing order as, the electrical corporation under the financing order in the same manner and to the same extent as the electrical corporation, including collecting and paying to the person entitled to receive the revenues, collections, payments, or proceeds of the securitized utility tariff property. Please read “The Servicing Agreement — Successor Servicer” in this prospectus.
State Pledge
Under the Securitization Law, the State of Missouri and its agencies, including the MPSC, pledge and agree with holders, the owners of the securitized utility tariff property, and other financing parties that the state and its agencies will not: (a) alter the provisions of the Securitization Law, which authorize the MPSC to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property, and make the securitized utility tariff charges imposed by a financing order irrevocable, binding, or nonbypassable charges for all existing and future retail customers of Liberty; (b) take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the bonds or revises the securitized utility tariff costs for which recovery is authorized under the financing order; (c) in any way impair the rights and remedies of the holders, assignees, and other financing parties; or (d) except for changes made pursuant to the true-up adjustment, reduce, alter, or impair securitized utility tariff charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the holders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full.
The State Pledge does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the holders and any assignee or financing party entering into a contract with Liberty.
Constitutional Matters
To date, no federal or Missouri cases addressing the repeal or amendment of statutory provisions analogous to those contained in the Securitization Law have been decided. There have been cases in which courts applied the Contract Clause of the United States Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of securitized utility tariff bonds issued by public instrumentalities or private issuers (or issuing entities), or otherwise substantially impairing or eliminating the security for securitized utility tariff bonds or other indebtedness. Based upon this case law, Hunton expects to deliver a reasoned opinion (the “Hunton Opinion”) prior to the closing of the offering of the securitized utility tariff bonds. Subject to Hunton’s research and analysis on the subject, as well as the assumptions stated therein, the Hunton Opinion will state to the effect that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State of Missouri, and that, absent a demonstration by the State of Missouri that any legislation or voter initiative (either statutory or constitutional), that becomes law that alters, impairs, or reduces the value of the securitized utility tariff property or the securitized utility tariff charges (such action being referred to as a “legislative action”) so as to impair (a) the terms of the indenture or the securitized utility tariff bonds or (b) the rights and remedies of the bondholders (or the trustee acting on their behalf) (each such act, an “impairment”), is necessary to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the State’s purposes equally well, the bondholders could successfully challenge under the Federal Contract Clause the constitutionality of any legislative action that causes an impairment prior to the time that the securitized utility tariff bonds are fully paid and discharged. The relevant case law also indicates that the State’s justification would be subjected to a higher degree of scrutiny, and that the State would bear a more substantial burden, if the legislative action impairs a contract to which the State is a party (which the depositor believes to be the case here), as contrasted to a contract solely between private parties. Based upon this case law, Brydon Swearengen & England P.C. expects to deliver an opinion (the “Brydon Opinion”) substantially to the same effect under the Contract Clause of the Missouri Constitution. It may be possible for the Missouri legislature to repeal or amend the Securitization Law or for the MPSC to amend or revoke the financing order notwithstanding the State Pledge, if the legislature or the MPSC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting Liberty, or if the legislature otherwise acts in the valid exercise of the State’s police power. The issuing entity will file a copy of the Hunton Opinion and the Brydon Opinion as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of the issuing entity’s periodic filings with the SEC.
In addition, any legislative action of the Missouri legislature adversely affecting the securitized utility tariff property or the ability to collect securitized utility tariff charges may be considered a “taking” under the United States Constitution. Each of Hunton and Brydon has advised the issuing entity that they are not aware of any federal court cases addressing the applicability of the Takings Clause of the United States Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Law. Hunton expects to render a reasoned opinion, prior to the closing of the offering of the securitized utility tariff bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States Constitution, there are sufficient legal grounds for a court to require the State of Missouri to pay just compensation to the bondholders if the State’s repeal or amendment of the Securitization Law or taking of any other action in contravention of the State Pledge, (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the securitized utility tariff property or denied all economically productive use of the securitized utility tariff property; (b) destroyed the securitized utility tariff property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the securitized utility tariff property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the securitized utility tariff bonds. In addition, Brydon expects to deliver an opinion substantially to the same effect under the Takings Clause of the Missouri Constitution. In examining whether action of the Missouri legislature amounts to a taking, both U.S. federal and Missouri state courts will consider the character of the governmental action and whether such action substantially advances the legitimate governmental interests of the State of Missouri, the economic impact of the governmental action on the bondholders and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the securitized utility tariff bonds.
In connection with the foregoing, each of Hunton and Brydon will advise the issuing entity that issues relating to the Contract and Takings Clauses of the United States and Missouri Constitutions are decided on a case-by-case basis and that courts’ determinations, in most cases, are strongly influenced by the facts and circumstances of the particular case, and both firms will further advise the issuing entity that there are no reported controlling judicial precedents that are directly on point. The Hunton and Brydon Opinions described above will be subject to the qualifications included in them.
The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

LIBERTY’S FINANCING ORDER
Liberty’s Financing Order
On January 19, 2022, Liberty submitted a petition for a financing order to the MPSC, seeking authority to recover approximately $204 million of qualified extraordinary costs incurred by Liberty during the February 2021 cold whether event know as Winter Storm Uri. Similarly, on March 21, 2022, Liberty submitted a petition for a financing order to the MPSC, seeking authority to recover approximately $145 million of energy transition costs incurred by Liberty relating to the retirement of the Asbury Power Plant. On April 18, 2022, Liberty filed a motion with the MPSC to consolidate the two petitions, and on April 27, 2022, the MPSC responded with an order consolidating the two cases but reserving the question of whether to issue one financing order for both cases, or to issue a separate financing order for each case. On September 22, 2022, the MPSC issued its financing order which authorizes Liberty to issue a series securitized utility tariff bonds to recover (i) $199,561,572 of qualified extraordinary costs relating to Winter Storm Uri and (ii) $82,921,331 in energy transition costs relating to the retirement of Asbury, for a total recovery of approximately $282.5 million, plus upfront financing costs and additional carrying costs (the “Authorized Amount”). The financing order became effective on October 2, 2022. Following the filing with and denial of applications for rehearing by the MPSC, on November 10, 2022, Liberty filed a notice of appeal with the Missouri Court of Appeals, Western District (“WD”), seeking a review of the financing order. The Missouri Office of the Public Counsel (“OPC”) also appealed, and the dockets for such actions were consolidated. OPC then dismissed its appeal and filed a motion to dismiss Liberty’s appeal. The case was briefed and argued before the WD. On August 1, 2023, the WD issued an order denying OPC’s motion to dismiss and issued an opinion affirming the MPSC in all respects. No further appeal was sought, and the final mandate to proceed with the transaction authorized by the financing order was issued by the WD on August 23, 2023.
The financing order, pursuant to the provisions of the Securitization Law, is irrevocable and, except as contemplated by the periodic true-up adjustments, the MPSC may not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate or otherwise adjust securitized utility tariff charges approved in the financing order.
The issuing entity has filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The depositor summarized portions of the financing order below.
Securitized Utility Tariff Charges
The Financing Order Requires the Imposition and Collection of Securitized Utility Tariff Charges
Pursuant to the financing order, the securitized utility tariff charge will be assessed to all customers at an equal cent per kWh charge that is adjusted for line losses determined for each voltage level. Such securitized utility tariff charges will be in amounts sufficient to retire the principal amount of the securitized utility tariff bonds in accordance with the expected sinking fund schedule, to pay all interest on the securitized utility tariff bonds when due, and to pay all ongoing financing costs relating to the securitized utility tariff bonds (“ongoing financing costs”). Under the financing order, the securitized utility tariff charges are required to be identified on each customer’s bill as a separate line item showing both the rate and the amount of the charge on each bill. Each customer bill shall include a statement to the effect that the issuing entity is the owner of the rights to securitized utility tariff charges and that Liberty is acting as servicer for issuing entity. Under the financing order, there is no limit on the amount of the securitized utility tariff charge. In the financing order, the MPSC authorizes Liberty to impose the securitized utility tariff charges over a period not to exceed 15 years from the date the securitized utility tariff bonds are issued; provided, however, recovery of securitized utility tariff charges may be imposed for service rendered during the 15-year period but not actually collected until after the 15-year period.
The Financing Order Provides that Securitized Utility Tariff Charges are Non-bypassable
As required by the Securitization Law, the financing order provides that the securitized utility tariff charges are “non-bypassable” and must be paid by all existing and future customers receiving electrical service from Liberty or its successor or assignees and located within Liberty’s service territory as it existed on the date of the financing order under MPSC-approved rate schedules, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a change in regulation of public utilities in State of Missouri. In addition, under the financing order, any existing or future customer may not avoid securitized utility tariff charges by switching to another electrical corporation, electric cooperative, or municipally owned utility on or after the financing order was issued.
The financing order specifies that it is binding on any successor to Liberty that provides transmission and distribution service directly to retail customers in Liberty’s service territory as it existed on the date of the financing order pursuant to the Securitization Law, including collecting and paying to the bondholders revenues arising with respect to the securitized utility tariff property.
In the servicing agreement, Liberty will covenant to assert in an appropriate forum that any municipality, or any other person or entity, that acquires any portion of Liberty’s electric distribution facilities must be treated as a successor to Liberty under the Securitization Law and the financing order, subject to approval by the MPSC, and that its retail customers remain responsible for payment of securitized utility tariff charges. Please read “The Servicing Agreement — Servicing Standards and Covenants” in this prospectus.
The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges
The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the MPSC as described below.
Pursuant to the financing order, the securitized utility tariff charges will be assessed to all customers at an equal cent per kWh charge that is adjusted for line losses determined for each voltage level (Primary, Secondary and Transmission).
The table below shows the current line loss adjustment factor for each voltage level.
Voltage Level	Customer Classes Included	Securitized Utility Tariff Charge Line Loss Adjustment Factor	9/30/2023 Actual Billed kWh Breakdown
Secondary	Residential, Commercial, Industrial, Interdepartmental, Municipal Street & Highway Lighting, Other Public Authority	1.0625	78.28%
Primary	Commercial, Industrial	1.0429	20.15%
Transmission	Industrial	1.0210	1.57%
In accordance with the financing order, after the initial implementation of the securitized utility tariff charge, Liberty will revise the securitized utility tariff charge rates at least annually to collect the required securitized utility tariff charge revenue based on the then- current sales forecast. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
The Financing Order Requires the Servicer to Periodically “True-Up” the Securitized Utility Tariff Charge
The financing order requires that the servicer make periodic expenditure adjustments, at least annually, to the securitized utility tariff charges to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. In addition to the annual true-up adjustment and pursuant to the financing order and the servicing agreement, the servicer is required under the financing order to make semi-annual true-up adjustments (or quarterly beginning 12 months prior to the final scheduled payment date of the last tranche of the securitized utility tariff bonds) and may make interim true-up adjustments at any time (i) if the servicer forecasts that securitized utility tariff charge collections will be insufficient to make all scheduled payments of principal, interest, and other amounts on a timely basis during the current or next succeeding payment period, or (ii) to replenish any draw upon the capital subaccount.

Mandatory annual true-up adjustments, semi-annual true-up adjustments (or quarterly true-up adjustments beginning 12 months prior to the final scheduled payment date of the last tranche of the securitized utility tariff bonds), and interim true-up adjustments, if necessary, as described above are referred to as “standard true-up adjustments.” Each such standard true-up adjustment shall utilize the methodology described above under the heading “— The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges” to determine the securitized utility tariff charges requested on the next adjustment date.
Standard annual true-up adjustment letters, standard semi-annual true-up letters, and standard interim true-up adjustment letters must be submitted not less than 45 days before the billing cycle of the month in which the revised securitized utility tariff charge will be in effect. Each true-up adjustment filing will set forth the servicer’s calculation of the true-up adjustment to the securitized utility tariff charges. Within 30 days after receiving a true-up adjustment filing, the MPSC will either approve the request or inform Liberty of any mathematical or clerical errors in its calculation. If the MSPC informs Liberty of mathematical or clerical errors in its calculation, Liberty will correct its error and refile its request, to which the same time frames described above will apply.
The Initial Securitized Utility Tariff Charges
The initial securitized utility tariff charges will be determined and approved by the MPSC as part of the issuance advice letter process described below. Please read “Liberty’s Financing Order — Issuance Advice Letter” in this prospectus. The initial securitized utility tariff charge for the securitized utility tariff bonds offered hereby is expected to represent approximately 6.24% of the total electric bill, as of January 18, 2024, received by a 1,000 kWh residential customer of Liberty.
The securitized utility tariff charges will become effective on the date specified in the issuance advice letter, and will be subject to periodic true-up as described above.
Partial Payments of the Securitized Utility Tariff Charges will be Pro-rated
The financing order requires that, if any customer does not pay the full amount it has been billed, the amount collected will first be allocated to the securitized utility tariff charges, unless a customer is in a repayment plan under the MPSC’s Cold Weather Rule, in which case payments will be prorated among securitized utility tariff charge categories in proportion to their percentage of the overall bill, with first dollars collected attributed to past due balances, if any.
Issuance Advice Letter
Not later than one business day after the pricing date of the securitized utility tariff bonds, Liberty is required to submit with the MPSC an issuance advice letter, which will:
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specify the total amount of securitized utility tariff costs and financing costs;

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the amount of quantifiable net present value savings;

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confirmation of compliance with issuance standards;

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the actual terms and structure of the securitized utility tariff bonds being issued;

•
the initial securitized utility tariff charge for retail customers; and

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identify the issuing entity.

The financing order provides that Liberty may proceed with the issuance of the securitized utility tariff bonds unless, before noon on the fourth business day after the MPSC receives the issuance advice letter, the MPSC issues a disapproval letter directing that the securitized utility tariff bonds shall not be issued and the basis for that disapproval.

Servicing Agreement
In the financing order, the MPSC authorized Liberty, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus. The servicing agreement provides that Liberty may not resign from its obligations and duties as servicer thereunder, except if (a) Liberty determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the MPSC shall have approved such resignation. No resignation by Liberty as servicer will become effective until a successor servicer has assumed Liberty’s servicing obligations and duties under the servicing agreement. Please read “The Servicing Agreement — Matters Regarding the Servicer” in this prospectus.
Securitized utility tariff charges will be collected by Liberty from customers as part of its normal collection activities. Securitized utility tariff charges will be deposited by Liberty into the collection account under the terms of the indenture, the series supplement and the servicing agreement. Estimated securitized utility tariff charge collections will be remitted to the trustee within two business days after such amounts are deemed to have been received. The estimated daily remittances made by Liberty will use the then-current Average Days Sales Outstanding and an estimated system-wide write-off percentage of the amounts billed. No less often than semi-annually, remittances of estimated securitized utility tariff charge collections, which are based on Average Days Sales Outstanding and the actual system-wide write-off percentage of amounts billed, will be reconciled with actual securitized utility tariff charge collections. Please read “The Servicing Agreement — Remittances to Collection Account” in this prospectus.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR
General
Liberty will be the depositor, seller and initial servicer of the securitized utility tariff property securing the securitized utility tariff bonds, and will be the sponsor of the securitization in which securitized utility tariff bonds covered by this prospectus are issued.
The Empire District Electric Company d/b/a Liberty, a Kansas corporation organized in 1909 and headquartered in Joplin, Missouri, is qualified to conduct business and is conducting business in Missouri, as well as in the states of Arkansas, Kansas, and Oklahoma. Liberty is engaged, generally, in the business of generating, purchasing, transmitting, distributing, and selling electricity in portions of the referenced four states. Liberty’s Missouri operations are subject to the jurisdiction of the MPSC as provided by law. Liberty is also regulated by the FERC.
Liberty is an indirect wholly-owned subsidiary of Algonquin. Algonquin, a Canadian company, is foreign private issuer reporting pursuant to Exchange Act rules for foreign registrants. As of September 30, 2023, Liberty provided electric service to approximately 162,810 customers throughout a 7,579 square-mile service territory in Missouri.
As of September 30, 2023, Liberty sold or delivered electricity to 162,810 customers and, as of September 30, 2023, its total billed electric operating revenue from these customers was derived as follows: 48.21% Residential, 32.61% Commercial, 16.29% Industrial, 0.70% Muni Street & Muni Lighting, 2.06% Other Public Authority and 0.14% Interdepartmental. The securitized utility tariff bonds do not constitute a debt, liability or other legal obligation of Liberty or Algonquin.
Liberty Retail Customer Base and Electric Energy Consumption
Liberty’s customer base subject to securitized utility tariff charges in Missouri consists of six customer classes: Residential, Commercial, Industrial, Muni Street & Muni Lighting, Other Public Authority and Interdepartmental.
The following tables show the electricity delivered to Liberty customers subject to securitized utility tariff charges in Missouri for each of the six customer classes for 2022 and each of the four preceding years and for the nine months ended September 30, 2023. There can be no assurances that the retail electricity sales, retail electricity revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables:
Electricity Delivered to Retail Consumers, Electric Delivery Revenues and Retail Customers Retail Electric Usage (As Measured by kWh Sales) by Customer Class and Percentage Composition(1)
Customer Class	2018		2019		2020		2021		2022		9/30/2023
Residential	1,797,212,031	42.04%	1,704,736,560	40.55%	1,651,630,779	41.48%	1,726,900,266	41.12%	1,791,170,309	41.74%	1,372,932,783	41.95%
Commercial	1,480,491,310	34.63%	1,435,742,261	34.15%	1,310,881,156	32.92%	1,392,360,591	33.15%	1,430,259,892	33.33%	1,088,760,729	33.27%
Industrial	878,373,450	20.55%	942,895,212	22.43%	903,636,039	22.69%	960,196,666	22.86%	949,133,994	22.12%	718,572,120	21.96%
Muni Street & Muni Lighting	19,649,878	0.46%	20,849,903	0.50%	20,491,026	0.51%	21,242,334	0.51%	20,193,334	0.47%	14,660,244	0.45%
Other Public Authority	96,127,688	2.25%	96,527,702	2.30%	92,250,191	2.32%	94,996,378	2.26%	94,199,399	2.20%	72,304,449	2.21%
Interdepartmental	2,835,839	0.07%	3,151,073	0.07%	3,323,941	0.08%	4,090,606	0.10%	6,281,460	0.15%	5,245,250	0.16%
Total	4,274,690,196	100.00%	4,203,902,711	100.00%	3,982,213,132	100.0%	4,199,786,841	100.00%	4,291,238,388	100.00%	3,272,475,575	100.00%

(1)
Amounts may not recalculate due to rounding.

Revenue by Customer Class(1)
Customer Class	2018	2019	2020	2021	2022	9/30/2023
Residential	$252,568,661.87	$228,996,961.24	$221,184,800.36	$230,897,927.17	$270,882,762.53	$219,812,710.73
Commercial	174,369,422.29	160,842,154.97	146,321,495.09	154,104,952.02	182,604,687.38	$148,709,276.37
Industrial	78,094,210.06	78,589,502.19	73,267,294.76	76,849,558.25	90,786,389.95	$74,266,575.09
Muni Street & Muni Lighting	3,662,846.55	3,797,070.09	3,682,798.12	3,768,818.04	4,039,782.47	$3,186,995.09
Other Public Authority	11,106,129.64	10,703,344.32	9,826,449.27	10,117,460.22	11,511,935.54	$9,382,310.85
Interdepartmental	319,746.58	340,125.18	334,513.90	421,862.72	735,186.84	$635,412.61
Total	$520,121,016.99	$483,269,157.99	$454,617,351.50	$476,160,578.42	$560,560,744.71	$455,993,280.74

(1)
Amounts may not recalculate due to rounding.

Number of Average Metered Retail Electric Customers(1)
Customer Class	2018	2019	2020	2021	2022	9/30/2023
Residential	129,991	131,232	133,029	134,689	136,488	137,697
Commercial	21,989	22,118	22,246	22,487	22,783	22,909
Industrial	275	278	275	271	269	269
Muni Street & Muni Lighting	424	429	432	431	433	434
Other Public Authority	1,320	1,329	1,340	1,347	1,328	1,326
Interdepartmental	37	39	77	143	174	175
Total	154,036	155,425	157,399	159,368	161,475	162,810

(1)
Amounts may not recalculate due to rounding.

Load Forecast Methodology
The most recent 20-year load forecast was conducted for the 2022 integrated resource plan (“IRP”). The Company committed to adopting a load forecasting approach based on cost-of-service class, as required by the Rule, and did not seek approval of variance in this area.
Annual Budget Forecast Methodology
The internal budget forecast (6-year forecast) is based on regression analysis. It is both a “top-down” forecast for System net system input and Peaks to control the forecast, and a set of “bottom-up” customer class level forecasts for individual customer class information. This approach incorporates customer and use per customer forecasts. The difference between the top-down and bottom-up forecasts are allocated to the residential and commercial classes (the two largest classes) on a proportional basis.
The base forecasts are modelled results excluding large customer and solar additions. The final adjusted forecast includes the impacts of any known large customer changes and a separate forecast of customer-sited solar additions. Each customer class has its own set of independent variables, most notably weather expressed in heating degree days and cooling degree days.
The table below shows electricity forecasts and variances from the forecast for the five years 2018 – 2022 and for the nine months ended September 30, 2023.

Annual Forecast Variance for Ultimate Electric Delivery (kWh)(1)
	2018	2019	2020	2021	2022	9/30/2023
Forecast	4,577,318.31	4,646,217.39	4,602,670.44	4,509,668.74	4,563,144.77	3,456,179.02
Actual	4,765,237.92	4,649,804.99	4,319,791.91	4,433,700.36	4,628,860.62	3,382,860.56
Variance	187,920	3,588	(282,879)	(75,968)	65,716	(73,318)
Variance %	4.11%	0.08%	-6.15%	-1.68%	1.44%	-2.12%

(1)
Amounts above reflect actual or forecasted system input and are not adjusted for line losses.

Billing and Collections
In 2022, Liberty received approximately 61% of total bill payments electronically, through means such as electronic funds transfer, electronic data interchange, pay by phone, and web-based payments. Approximately 24% of bill payments were received via U.S. mail and the remaining 15% were received through authorized payment agencies (walk-in payments). Regardless of payment type, if a customer currently has a delinquent balance, the delinquent balance is paid first followed by any current outstanding balance for the billing period. Payment allocation rules are the same for all customers, where the portion of the balance that is delinquent is satisfied first, followed by the then current portion of the customer’s balance. An account’s balance is broken into delinquent vs. current portions. The delinquent portion of a customer’s balance is the portion of that balance that is older than the due date of the customer’s most recent bill. The current portion of a customer’s balance is the portion of the balance that is not older than the due date of the customer’s most recent bill.
Customer accounts are considered past due 21 days from the date of the bill. For all customers, Liberty mails a 10-day disconnection notice. In addition, Liberty makes a reasonable attempt to contact an adult person residing at the customer’s address at least 24 hours prior to termination of service.
For residential and non-residential customers, a closing bill including all unpaid amounts is generally issued within three to ten days of service termination. For all customers, if amounts remain outstanding after 23 days, a collection notice will be sent to the customer. Unpaid residential and non-residential accounts will be referred to third-party collection agencies as soon as 35 days after the closing bill and listed with major credit bureaus by the agencies approximately 3 months thereafter. Active collections on unpaid accounts will continue up to the statutory limit of 3 years. Under current policies, unpaid closed account balances go into write off status after the invoices remain outstanding after 35 days and when the account is sent to collections.
Generally, service may be disconnected if payment is not received after all notifications have been provided. The MPSC adopted certain additional regulations relating to disconnection that would make permanent certain of the provisions of the temporary protections enacted in connection with the COVID-19 pandemic, which may extend the time it takes to complete the process of disconnecting customers for nonpayment.
Before restoring service that has been shut-off for non-payment, Liberty has the right to require the payment of the past due amount, a reconnection fee, and a deposit, if applicable.
Credit Policy
Under Missouri law and MPSC regulatory guidelines, Liberty is obligated to provide service to electricity customers in its service territory regardless of their creditworthiness.
Certain accounts are secured with deposits or guarantees to reduce losses. Since the vast majority of customers pay their bills within the allotted time, it is not necessary to require deposits from all customers. Specific criteria have been developed for establishing credit. These criteria are based on multiple factors, including prior service, or payment history. A residential customer can also use a qualified guarantor in lieu of paying the deposit.

Non-residential customers may establish credit by depositing cash equal to twice the highest monthly electric charge or furnishing a satisfactory guarantor (for residential customers), or other credit support such as a surety bond or an irrevocable letter of credit.
Liberty may change its credit and collections policies from time to time.
Loss Experience
The following table sets forth information relating to Liberty’s annual net write-offs as a percentage of billed revenue for its electric retail consumers for the five years ending December 31, 2018 through 2022 and for the nine months ended September 30, 2023:
Net Write-Offs as a Percentage of Billed Revenues
	2018	2019	2020	2021	2022	9/30/2023
Billed Electric Revenues	$520,121,016.99	$483,269,157.99	$454,617,351.50	$476,160,578.42	$560,560,744.71	$455,993,280.74
Net Write-Offs	$2,256,681.00	$1,786,115.00	$516,313.00	$2,536,436.00	$1,616,239.00	$1,394,395.00
Percentage of Billed Revenue	0.43%	0.37%	0.11%	0.53%	0.29%	0.31%
Average Days Sales Outstanding
The following table sets forth information relating to the average number of days retail consumer electricity bills remained outstanding beyond 31 days from the bill date for the five years ending December 31, 2018 through 2022 and for the nine months ended September 30, 2023:
Average Days Sales Outstanding
	2018	2019	2020	2021	2022	9/30/2023
Average Days Sales Outstanding	27	23	26	26	25	26
Delinquencies
The following table sets forth information relating to the delinquencies as a percentage of total annual billed revenues for all classes of electric consumers as of December 31st for the years 2018 to 2022 and as of September 30, 2023. Balances owed are considered delinquent if they remain outstanding when the following month’s bill is rendered.
Delinquencies as a Percentage of Total Billed Electric Revenues(1)(2)
	2018	2019	2020	2021	2022	9/30/2023
31 – 60 days	6.36%	4.98%	6.61%	7.12%	6.93%	4.82%
61 – 90 days	3.50%	2.51%	4.88%	4.27%	4.22%	1.46%
91+ days	1.59%	1.42%	6.64%	2.37%	1.71%	0.99%
Total	11.46%	8.91%	18.13%	13.76%	12.86%	7.26%

(1)
This table includes certain miscellaneous charges that are not related to the securitized utility tariff charge.

(2)
Amounts may not recalculate due to rounding.

EMPIRE DISTRICT BONDCO, LLC, THE ISSUING ENTITY
The issuing entity is a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by the issuing entity’s sole member, Liberty, and the filing of a certificate of formation with the Secretary of the State of Delaware. The issuing entity was formed on September 15, 2023.
The issuing entity has been organized as a special purpose subsidiary of Liberty for the limited purpose of holding securitized utility tariff property and issuing the securitized utility tariff bonds, secured by securitized utility tariff property and other collateral pledged to secure the securitized utility tariff bonds.
The issuing entity’s limited liability company agreement restricts it from engaging in activities other than those described in this section. The issuing entity does not have any employees, but it will pay its member for out-of-pocket expenses incurred by the member in connection with its services to the issuing entity in accordance with the issuing entity’s limited liability company agreement. The issuing entity has summarized selected provisions of its limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the securitized utility tariff bonds, the capital subaccount securing the securitized utility tariff bonds will be funded at a level equal to 0.50% of the principal amount of such securitized utility tariff bonds issued or such other amount as may allow the securitized utility tariff bonds to achieve the desired security rating and treat the securitized utility tariff bonds as debt under applicable guidance issued by the Internal Revenue Service, which the issuing entity also refers to as the “IRS.”
At the time of the issuance of the securitized utility tariff bonds, the issuing entity’s assets available to secure the securitized utility tariff bonds will consist primarily of the securitized utility tariff property and the other collateral held under the indenture and the series supplement for the securitized utility tariff bonds.
Restricted Purpose
The issuing entity has been created for the sole purpose of:
•
acquiring, owning, holding, disposing of, administering, servicing or entering into agreements regarding the receipt and servicing of the securitized utility tariff property, and any securitized utility tariff property created by the financing order, and the other collateral;

•
issuing the securitized utility tariff bonds;

•
making payment on the securitized utility tariff bonds;

•
distributing amounts released to the issuing entity;

•
managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the securitized utility tariff property and the other securitized utility tariff bond collateral and related assets;

•
negotiating, executing, assuming and performing the issuing entity’s obligations under the basic documents;

•
performing other activities that are necessary, suitable or convenient to accomplish these purposes.

The issuing entity’s limited liability company agreement does not permit the issuing entity to engage in any activities not directly related to these purposes, including issuing securities (other than the securitized utility tariff bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in the issuing entity’s limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of the issuing entity’s managers, which vote must include the affirmative vote of the issuing entity’s independent manager. The issuing entity’s limited liability company agreement and the indenture will prohibit it from issuing any securitized utility tariff bonds (as such term is defined in the Securitization Law), other than the securitized utility tariff bonds that the issuing entity will offer pursuant to this prospectus. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” and “— Allocations as Between Series of Securitized Utility Tariff Bonds” in this prospectus.

The Issuing Entity’s Relationship with Liberty
On the issue date for the securitized utility tariff bonds, Liberty will sell securitized utility tariff property to the issuing entity pursuant to a sale agreement between the issuing entity and Liberty. Liberty will service the securitized utility tariff property pursuant to a servicing agreement between the issuing entity and Liberty and will provide administrative services to the issuing entity pursuant to an administration agreement between the issuing entity and Liberty.
The Issuing Entity’s Management
Pursuant to the issuing entity’s limited liability company agreement, the issuing entity’s business will be managed by three or more managers, at least one of whom will be an independent manager, in each case appointed from time to time by Liberty or, in the event that Liberty transfers its interest in the issuing entity, by the issuing entity’s owner or owners. Following the initial issuance of securitized utility tariff bonds, the issuing entity will have at least one independent manager, who among other things, must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:
(i)
a member, partner, or equity holder, manager, director, officer, agent, consultant, attorney, accountant, advisor or employee of the issuing entity, Liberty or any of their respective equityholders or affiliates (other than as an independent manager or special member of the issuing entity or similar roles for any other special purpose bankruptcy-remote entity); provided, that the indirect or beneficial ownership of stock of Liberty or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager;

(ii)
a creditor, supplier or service provider (including provider of professional services) to the issuing entity, Liberty or any of their respective equityholders or affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the issuing entity, Liberty or any of their affiliates in the ordinary course of its business); or

(iii)
a family member of any such person described in clauses (i) or (ii) above; or

(iv)
a person that controls (whether directly, indirectly or otherwise) any of clauses (i), (ii) or (iii) above.

Liberty, as the issuing entity’s sole member, appointed the independent manager prior to the issuance of the securitized utility tariff bonds. None of the issuing entity’s managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of the issuing entity’s managers or officers beneficially own any equity interest in the issuing entity.
The following is a list of our managers as of the date of this prospectus:
Name	Age	Title	Background
Kevin Noblet	55	Manager and President	Kevin Noblet was appointed President, Central Region of Liberty (Central), including Empire District Electric in December 2021. Prior to joining Liberty in 2021, Mr. Noblet was Vice President of Safety and Operations Planning with Evergy in Kansas City, Missouri since 2018. Prior to Evergy, Mr. Noblet served as Vice President of Delivery (T&D and Customer Service) (2016 – 2018), Vice President of Generation (2012 – 2016), Sr. Director of Combustion Turbines and

Name	Age	Title	Background
			Renewables (2009 – 2012) and Director of Risk Management (2008 – 2009) all with KCP&L. Prior to KCP&L, Mr. Noblet served two director roles with Aquila (1999 – 2008) and engineering position with Burns & McDonnell (1992 – 1997).
Jennifer Shewmake	42	Manager, Treasury and Secretary	Jennifer Shewmake was appointed Vice President, Finance and Administration of Liberty (Central Region), encompassing Empire District Electric in July 2023. Prior to that, Ms. Shewmake was the Sr. Director, Finance and Administration starting in July 2022, moving from Sr. Manager when rejoining the company in 2019. Ms. Shewmake joined Empire District Electric in 2014 in Internal Audit where she served as Sr. IT Auditor until 2018.
Jennifer A. Schwartz	50	Independent Manager	With 25 years’ U.S. and global capital markets experience, Ms. Schwartz currently serves as Vice President, Assistant Manager and Independent Director/Manager and is responsible for serving as the independent director/manager, springing and/or special member of companies since 2004. Ms. Schwartz is currently appointed to more than 6,000 special purpose entity boards. She is familiar with bankruptcy remote transactions and corporate structures, Delaware statutory trusts, and is experienced in setting up initial appointments, reviewing and execution of corporate documents, attending annual board meetings, price negotiations, invoicing and collections and terminations of services.
Manager Fees and Limitation on Liabilities
The issuing entity has not and will not compensate its managers, other than the independent manager, for their services on behalf of the issuing entity. The issuing entity will pay the annual fees of the independent manager from its revenues and will reimburse them for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of his or her rights and duties under the issuing entity’s limited liability company agreement.
The issuing entity’s limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of the issuing entity’s debts, obligations or liabilities. The issuing entity’s limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, the issuing entity will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the issuing entity’s best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. The issuing entity will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, the issuing entity will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. The issuing entity will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described under “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
The Issuing Entity is a Separate and Distinct Legal Entity from Liberty
Under the issuing entity’s limited liability company agreement, the issuing entity may not file a voluntary bankruptcy petition for relief under the Bankruptcy Code or any other state, local, federal, foreign or other law relating to bankruptcy, without the affirmative vote of a majority of the issuing entity’s managers, which vote must include the affirmative vote of the issuing entity’s independent manager. Liberty has agreed that it will not cause the issuing entity to file a voluntary petition for relief under the Bankruptcy Code. The issuing entity’s limited liability company agreement requires the issuing entity, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain its existence separate from Liberty including:
•
taking all necessary steps to continue its identity as a separate legal entity;

•
making it apparent to third persons that the issuing entity is an entity with assets and liabilities distinct from those of Liberty, other affiliates of Liberty, the managers or any other person; and

•
making it apparent to third persons that, except for federal and certain other tax purposes, the issuing entity is not a division of Liberty or any of its affiliated entities or any other person.

Administration Agreement
Liberty will, pursuant to an administration agreement between Liberty and the issuing entity, provide administrative services to the issuing entity, including, among others, services relating to required filings with the SEC with respect to the securitized utility tariff bonds, any financial statements or tax returns the issuing entity might be required to file under applicable law, qualifications to do business, and minutes of the issuing entity’s managers’ meetings. The issuing entity will pay Liberty a fixed fee of $50,000 per annum, plus reimbursable third-party costs.

DESCRIPTION OF THE SECURITIZED UTILITY TARIFF BONDS
General
The depositor has summarized below selected provisions of the indenture and the securitized utility tariff bonds. A form of the indenture and series supplement are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information” in this prospectus.
The securitized utility tariff bonds are not a debt or a general obligation of the State of Missouri or any of its political subdivisions, agencies, or instrumentalities, including the MPSC, nor are they special obligations or indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity. Neither Liberty nor any of its affiliates will guarantee or insure the securitized utility tariff bonds. The securitized utility tariff bonds do not constitute a pledge of the full faith and credit nor the taxing power of the State of Missouri or of any of its political subdivisions. The issuance of the securitized utility tariff bonds under the Securitization Law will not directly, indirectly or contingently obligate the State of Missouri or any of its political subdivisions to levy or to pledge any form of taxation for the securitized utility tariff bonds or to make any appropriation for their payment, other than in their capacity as consumers of electricity.
The issuing entity will issue the securitized utility tariff bonds and secure their payment under an indenture that the issuing entity will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee, referred to in this prospectus as the “trustee.” The issuing entity will issue the securitized utility tariff bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, except that the issuing entity may issue one securitized utility tariff bond in each tranche in a smaller denomination. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the securitized utility tariff bonds are stated in the table below:
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	4.84	$180,490,000	1/1/2033	1/1/2035	4.943%
A-2	11.06	$125,000,000	1/1/2037	1/1/2039	5.091%
The scheduled final payment date for each tranche of the securitized utility tariff bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if the issuing entity makes payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of securitized utility tariff bonds is the date when the issuing entity is required to pay the entire remaining unpaid principal balance, if any, of all outstanding securitized utility tariff bonds of that tranche. The failure to pay principal of any tranche of securitized utility tariff bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of securitized utility tariff bonds by the respective scheduled final payment date will not be an event of default. Please read “— Interest Payments” and “— Principal Payments” and “— Events of Default; Rights Upon Event of Default” in this prospectus.
Payment and Record Dates and Payment Sources
Beginning January 1, 2025 , the issuing entity will make payments of principal and interest on the securitized utility tariff bonds semi-annually on January 1 and July 1 of each year, or, if that day is not a business day, the following business day (each, a “payment date”). So long as the securitized utility tariff bonds are in book-entry form, on each payment date, the issuing entity will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to herein as the “record date.” If the issuing entity issues certificated securitized utility tariff bonds to beneficial owners of the securitized utility tariff bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, the issuing entity will pay amounts on outstanding securitized utility tariff bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under

“Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus. These available amounts, which will include amounts collected by the servicer for the issuing entity with respect to the securitized utility tariff charges, are described in greater detail under “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” and “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
Interest Payments
Interest on each tranche of securitized utility tariff bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the securitized utility tariff bonds have been paid in full, at the interest rate indicated on the cover of this prospectus and in the table above. Each of those periods is referred to as an “interest accrual period.” The issuing entity will calculate interest on tranches of the securitized utility tariff bonds on the basis of a 360-day year of twelve 30-day months.
On each payment date, the issuing entity will pay interest on each tranche of the securitized utility tariff bonds equal to the following amounts:
•
if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any; and

•
accrued interest on the principal balance of each tranche of the securitized utility tariff bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the securitized utility tariff bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

The issuing entity will pay interest on the securitized utility tariff bonds before the issuing entity pays principal on the securitized utility tariff bonds. Interest payments will be made from collections of securitized utility tariff charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.
If there is a shortfall in the amounts available in the collection account to make interest payments on the securitized utility tariff bonds, the trustee will distribute interest pro rata to each tranche of securitized utility tariff bonds based on the amount of interest payable on each such outstanding tranche. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
Principal Payments
On each payment date, the issuing entity will pay principal of the securitized utility tariff bonds to the bondholders equal to the sum, without duplication, of:
•
the unpaid principal amount of any securitized utility tariff bond whose final maturity date is on that payment date, plus

•
the unpaid principal amount of any securitized utility tariff bond upon acceleration following an event of default relating to the securitized utility tariff bonds, plus

•
any overdue payments of principal, plus

•
any unpaid and previously scheduled payments of principal, plus

•
the principal scheduled to be paid on any securitized utility tariff bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest as described above under “— Interest Payments” in this prospectus. If the trustee receives insufficient collections of securitized utility tariff charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of securitized utility tariff bonds may be payable later than expected. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds” in this prospectus. To the extent funds are so available, the issuing entity will make scheduled payments of principal of the securitized utility tariff bonds in the following order:

(1)
to the holders of the tranche A-1 securitized utility tariff bonds, until the principal balance of that tranche has been reduced to zero, and

(2)
to the holders of the tranche A-2 securitized utility tariff bonds, until the principal balance of that tranche has been reduced to zero.

However, on any payment date, unless an event of default has occurred and is continuing and the securitized utility tariff bonds have been declared due and payable, the trustee will make principal payments on the securitized utility tariff bonds only until the outstanding principal balances of those securitized utility tariff bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. Accordingly, principal of the securitized utility tariff bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The entire unpaid principal balance of each tranche of the securitized utility tariff bonds will be due and payable on the final maturity date for that tranche. The failure to make a scheduled payment of principal on the securitized utility tariff bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.
Unless the securitized utility tariff bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.
If an event of default (other than a breach by the State of Missouri of the State Pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the securitized utility tariff bonds then outstanding may declare the securitized utility tariff bonds to be immediately due and payable, in which event the entire unpaid principal amount of the securitized utility tariff bonds will become due and payable. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available.
Please read “Risk Factors — Risks Associated With the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
If there is a shortfall in the amounts available to make principal payments on the securitized utility tariff bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of securitized utility tariff bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the securitized utility tariff bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of securitized utility tariff bonds based on the principal amount then scheduled to be paid on the payment date.
The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the securitized utility tariff bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the securitized utility tariff bonds from the issuance date to the scheduled final payment date.

EXPECTED SINKING FUND SCHEDULE
Payment Date	Tranche A-1 Principal	Tranche A-2 Principal
1/1/2025	$15,939,301	$0
7/1/2025	$9,050,760	$0
1/1/2026	$9,268,159	$0
7/1/2026	$9,490,780	$0
1/1/2027	$9,718,749	$0
7/1/2027	$9,952,193	$0
1/1/2028	$10,191,245	$0
7/1/2028	$10,436,039	$0
1/1/2029	$10,686,712	$0
7/1/2029	$10,943,407	$0
1/1/2030	$11,206,268	$0
7/1/2030	$11,475,442	$0
1/1/2031	$11,751,082	$0
7/1/2031	$12,033,343	$0
1/1/2032	$12,322,384	$0
7/1/2032	$12,618,368	$0
1/1/2033	$3,405,768	$9,515,693
7/1/2033	$0	$13,237,449
1/1/2034	$0	$13,563,222
7/1/2034	$0	$13,897,013
1/1/2035	$0	$14,239,019
7/1/2035	$0	$14,589,441
1/1/2036	$0	$14,948,487
7/1/2036	$0	$15,316,370
1/1/2037	$0	$15,693,305
Total Payments*	$180,490,000	$125,000,000

*
Totals may not add up due to rounding.

The issuing entity cannot assure you that the principal balance of any tranche of the securitized utility tariff bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The securitized utility tariff bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

EXPECTED AMORTIZATION SCHEDULE
Payment Date	Tranche A-1 Principal	Tranche A-2 Principal
Closing Date	$180,490,000	$125,000,000
1/1/2025	$164,550,699	$125,000,000
7/1/2025	$155,499,939	$125,000,000
1/1/2026	$146,231,780	$125,000,000
7/1/2026	$136,741,000	$125,000,000
1/1/2027	$127,022,251	$125,000,000
7/1/2027	$117,070,058	$125,000,000
1/1/2028	$106,878,813	$125,000,000
7/1/2028	$96,442,775	$125,000,000
1/1/2029	$85,756,062	$125,000,000
7/1/2029	$74,812,655	$125,000,000
1/1/2030	$63,606,388	$125,000,000
7/1/2030	$52,130,946	$125,000,000
1/1/2031	$40,379,863	$125,000,000
7/1/2031	$28,346,520	$125,000,000
1/1/2032	$16,024,136	$125,000,000
7/1/2032	$3,405,768	$125,000,000
1/1/2033	$0	$115,484,307
7/1/2033	$0	$102,246,858
1/1/2034	$0	$88,683,635
7/1/2034	$0	$74,786,622
1/1/2035	$0	$60,547,603
7/1/2035	$0	$45,958,162
1/1/2036	$0	$31,009,675
7/1/2036	$0	$15,693,305
1/1/2037	$0	$0
On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the securitized utility tariff bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest.
Distribution Following Acceleration
Upon an acceleration of the maturity of the securitized utility tariff bonds, the total outstanding principal balance of and interest accrued on the securitized utility tariff bonds will be payable, without regard to tranche. Although principal will be due and payable upon acceleration, the nature of the issuing entity’s business will result in principal being paid as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
Optional Redemption
The issuing entity may not voluntarily redeem any tranche of the securitized utility tariff bonds.

Payments on the Securitized Utility Tariff Bonds
The trustee will pay on each payment date to the holders of each tranche of securitized utility tariff bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any securitized utility tariff bonds to the holders of record of the securitized utility tariff bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of securitized utility tariff bonds, however, only upon presentation and surrender of the securitized utility tariff bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.
The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in securitized utility tariff charges received) will result in an event of default for the securitized utility tariff bonds unless such failure is cured within five business days. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make such special payment (a “special payment date”). The issuing entity will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.
The entire unpaid principal amount of the securitized utility tariff bonds will be due and payable:
•
on the final maturity date; or

•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the securitized utility tariff bonds have declared the securitized utility tariff bonds to be immediately due and payable.

However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
At the time, if any, the issuing entity issues the securitized utility tariff bonds in the form of definitive securitized utility tariff bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by wire transfer to each holder of record of a definitive securitized utility tariff bond of the tranche of record on the applicable record date to an account maintained by the payee.
If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.
Fees and Expenses
As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent managers and Liberty as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Securitized utility tariff charge collections and investment earnings	$152,745 (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) per annum (so long as servicer is Liberty or an affiliate), plus out of pocket expenses
Trustee	Securitized utility tariff charge collections and investment earnings	$10,000 per annum plus expenses
Independent Manager	Securitized utility tariff charge collections and investment earnings	$2,760 per annum plus expenses
Administration Fee	Securitized utility tariff charge collections and investment earnings	$50,000 per annum plus expenses
The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Liberty must be approved by the MPSC. The MPSC will not approve the appointment of a successor servicer unless the rating agency condition for the securitized utility tariff bonds is satisfied.
Securitized Utility Tariff Bonds Will Be Issued in Book-Entry Form
The securitized utility tariff bonds will be available to investors only in the form of book-entry securitized utility tariff bonds. You may hold your securitized utility tariff bonds through DTC in the United States, Clearstream Banking, Luxembourg S.A., referred to as Clearstream, or Euroclear in Europe. You may hold your securitized utility tariff bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear
Cede & Co., as nominee for DTC, will hold the global securitized utility tariff bond or securitized utility tariff bonds representing the securitized utility tariff bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.
DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participants, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the securitized utility tariff bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear
The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securitized utility tariff bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants
Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securitized utility tariff bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC Will Be the Holder of the Securitized Utility Tariff Bonds
Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securitized utility tariff bonds may do so only through direct participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the securitized utility tariff bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the securitized utility tariff bonds and is required to receive and transmit payments of principal and interest on the securitized utility tariff bonds. Direct participants and indirect participants with whom bondholders have accounts with respect to the securitized utility tariff bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess securitized utility tariff bonds, bondholders will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge securitized utility tariff bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those securitized utility tariff bonds, may be limited due to the lack of a physical certificate for those securitized utility tariff bonds.
DTC has advised the issuing entity that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the securitized utility tariff bonds are credited. Additionally, DTC has advised the issuing entity that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
Except as required by law, none of any underwriter, the servicer, Liberty, the trustee, the issuing entity or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Securitized Utility Tariff Bond Payments Will Be Credited by Clearstream and Euroclear
Payments with respect to securitized utility tariff bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securitized utility tariff bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive Securitized Utility Tariff Bonds
The issuing entity will issue securitized utility tariff bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) the issuing entity advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry securitized utility tariff bonds and that the issuing entity is unable to locate a recovery successor, (2) the issuing entity electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of securitized utility tariff bonds aggregating not less than a majority of the aggregate outstanding principal amount of the securitized utility tariff bonds maintained as book-entry securitized utility tariff bonds advising the issuing entity, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive securitized utility tariff bonds, the securitized utility tariff bonds evidenced by such definitive securitized utility tariff bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.
Upon surrender by DTC of the definitive securities representing the securitized utility tariff bonds and instructions for registration, the issuing entity will sign and the trustee will authenticate and deliver the securitized utility tariff bonds in the form of definitive securitized utility tariff bonds, and thereafter the trustee will recognize the registered holders of the definitive securitized utility tariff bonds as bondholders under the indenture.
The trustee will make payment of principal of and interest on the securitized utility tariff bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture. The trustee will make interest payments and principal payments to bondholders in whose names the definitive securitized utility tariff bonds were registered at the close of business on the related record date. The trustee will make payments by wire transfer to the bondholder as described in the indenture or in such other manner as may be provided in the series supplement. The trustee will make the final payment on any securitized utility tariff bond (whether definitive securitized utility tariff bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the securitized utility tariff bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.
Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access of Bondholders
Upon written request of any bondholder or group of bondholders of securitized utility tariff bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the securitized utility tariff bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.
The indenture does not provide for any annual or other meetings of bondholders.
Reports to Bondholders
On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of securitized utility tariff bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:
•
the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•
the aggregate outstanding principal balance of the securitized utility tariff bonds, before and after giving effect to payments allocated to principal reported immediately above,

•
the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule,

•
any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•
the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until securitized utility tariff bonds are no longer issued in book-entry form, the reports will be provided to the depository for the securitized utility tariff bonds, or its nominee, as sole beneficial owner of the securitized utility tariff bonds. The reports will be available to bondholders upon written request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the securitized utility tariff bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the securitized utility tariff bonds, will, upon written request by the issuing entity or any bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the securitized utility tariff bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.
SEC Filings; Website Disclosure
The issuing entity will, to the extent permitted by and consistent with the issuing entity’s legal obligations under applicable law, cause to be posted on a website associated with Liberty periodic reports containing to the extent such information is reasonably available to it:
•
the final prospectus for the securitized utility tariff bonds;

•
a statement of securitized utility tariff charge remittances made to the trustee;

•
a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available;

•
a statement showing the balance of outstanding securitized utility tariff bonds that reflects the actual periodic payments made on the securitized utility tariff bonds during the applicable period;

•
the servicer’s certificate delivered for the securitized utility tariff bonds pursuant to the servicing agreement;

•
the monthly servicer’s certificate delivered for the securitized utility tariff bonds pursuant to the servicing agreement;

•
the reconciliation certificate as required to be submitted pursuant to the servicing agreement;

•
the text (or a link to the website where a reader can find the text) of each true-up submission in respect of the outstanding securitized utility tariff bonds and the results of each such true-up submission;

•
any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

•
material legislative or regulatory developments directly relevant to the securitized utility tariff bonds; and

•
any reports and other information that the issuing entity is required to file with the SEC under the Exchange Act.

Information contained on such website (other than the materials specifically incorporated by reference herein) is not part of this registration statement or any report that Liberty files with, or furnishes to, the SEC. Liberty and the issuing entity are providing the address to this website solely for the information of investors and does not intend to address to be an active link.
Conditions of Issuance of Additional Securitized Utility Tariff Bonds
Liberty has covenanted under the sale agreement that the execution of an intercreditor agreement and satisfaction of the rating agency condition are conditions precedent to the sale of property by Liberty consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property sold by Liberty pursuant to the sale agreement. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” and “Sale Agreement — Covenants of the Seller” in this prospectus.
The Issuing Entity and the Trustee May Modify the Indenture
Modifications of the Indenture that do not Require Consent of Bondholders
From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and when authorized by an issuing entity order), the issuing entity and the trustee may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:
•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property;

•
to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the securitized utility tariff bonds;

•
to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to the issuing entity with the indenture;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•
to cure any ambiguity or mistake or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto;

•
to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the securitized utility tariff bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee;

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar or successor federal statute hereafter enacted;

•
to qualify the securitized utility tariff bonds for registration with a clearing agency;

•
to satisfy any rating agency requirements;

•
to make any amendment to the indenture or the securitized utility tariff bonds relating to the transfer and legending of the securitized utility tariff bonds to comply with applicable securities laws; and

•
to conform the text of the indenture or the securitized utility tariff bonds to any provision of the registration statement filed by the issuing entity with the SEC with respect to the issuance of the securitized utility tariff bonds to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or the securitized utility tariff bonds.

The issuing entity may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of securitized utility tariff bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.
Modifications of the Indenture that Require the Approval of Bondholders
The issuing entity may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the securitized utility tariff bonds (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Liberty or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:
•
change the date of payment of any installment of principal of or premium, if any, or interest on any securitized utility tariff bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the securitized utility tariff bonds or tranche, or change the coin or currency in which any securitized utility tariff bond or any interest thereon is payable;

•
reduce the percentage of the aggregate amount of the outstanding securitized utility tariff bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding”;

•
reduce the percentage of the outstanding amount of the securitized utility tariff bonds or tranche, the holders of which are required to consent to direct the trustee to sell or liquidate the collateral;

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any securitized utility tariff bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any securitized utility tariff bonds of such tranche;
•
decrease the required capital amount;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the securitized utility tariff bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any securitized utility tariff bond of the security provided by the lien of the indenture;

•
cause any material adverse federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the securitized utility tariff bonds; or

•
impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment or application of funds.

Promptly following the execution of any supplement to the indenture requiring the approval of the bondholders, the issuing entity will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each rating agency.
Notification of the Rating Agencies, the Trustee and the Bondholders of Any Modification
If the issuing entity, Liberty or the servicer or any other party to the applicable agreement:
•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement; or

•
waives timely performance or observance by Liberty or the servicer under the sale agreement, the administration agreement or the servicing agreement;

in each case in a way which would materially and adversely affect the interests of bondholders, the issuing entity must first notify the rating agencies of the proposed amendment and satisfy the rating agency condition. Upon satisfaction of the rating agency condition, the issuing entity must thereafter notify the trustee in writing, and the trustee will be required to notify the bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds of the tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Liberty or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement
With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Liberty or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
In addition, the sale agreement, the administration agreement and the servicing agreement may be amended with ten business days’ prior written notice given to the rating agencies, with the prior written consent of the trustee (other than with respect to the sale agreement and the administration agreement, and which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the applicable agreement and that all conditions precedent have been satisfied, upon which the trustee may conclusively rely), but without the consent of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity shall furnish copies of such amendment or consent to each of the rating agencies.
Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and any Intercreditor Agreement
The indenture provides that the issuing entity will take all lawful actions to enforce the issuing entity’s rights under the sale agreement, the administration agreement and the servicing agreement; provided, that such action shall not adversely affect the interests of bondholders in any material respect. The indenture also provides that the issuing entity will take all lawful actions to compel or secure the performance and observance by Liberty, the administrator and the servicer of their respective obligations to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. So long as no event of default occurs and is continuing, the issuing entity may exercise any and all rights, remedies, powers and privileges lawfully available to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. However, if the issuing entity or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the securitized utility tariff charges, the issuing entity must notify the trustee in writing and the trustee must notify the bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding securitized utility tariff bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Liberty or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of securitized utility tariff bonds, will, exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against Liberty, the seller, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of the issuing entity to take this action shall be suspended.
The Issuing Entity’s Covenants
The issuing entity may not consolidate with or merge into any other entity, unless:
•
the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•
the entity expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

•
the entity expressly assumes all of the issuing entity’s obligations and succeeds to all of the issuing entity’s rights under the sale agreement, servicing agreement and any other basic document to which the issuing entity is a party;

•
no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•
the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
the issuing entity has delivered to Liberty, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to Liberty, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the issuing entity, Liberty, the trustee or the then-existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

•
the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

The issuing entity may not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the collateral to any person or entity, unless:
•
the person or entity acquiring the properties and assets:

•
is a United States citizen or an entity organized under the laws of the United States or any state;

•
expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

•
expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

•
unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold the issuing entity and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the securitized utility tariff bonds (including the enforcement cost of such indemnity);

•
expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the securitized utility tariff bonds; and

•
if such sale, conveyance, exchange, transfer or disposal relates to the issuing entity’s rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of the issuing entity’s rights under the sale agreement and the servicing agreement, as applicable;

•
no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•
the rating agency condition has been satisfied with respect to such transaction;

•
it has delivered to Liberty, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to Liberty, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the issuing entity, Liberty, the trustee or the then-existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

•
the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

The issuing entity will not, among other things, for so long as any securitized utility tariff bonds are outstanding:
•
except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of its assets unless directed to do so by the trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the securitized utility tariff bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•
terminate its existence, or dissolve or liquidate in whole or in part, except as permitted above;

•
permit the validity or effectiveness of the indenture or the series supplement to be impaired;

•
permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the securitized utility tariff bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, claim, security interest, mortgage, pledge, equity or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•
permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•
elect to be classified as an association taxable as a corporation for federal tax purposes, file any tax return, make any election or take any other action inconsistent with the issuing entity’s treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the issuing entity’s sole member;

•
change its name, identity or structure or the location of the issuing entity’s chief executive office, unless at least ten (10) business days prior to the effective date of any such change, the issuing entity delivers to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by the issuing entity, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•
take any action which is subject to the rating agency condition if such action would result in a downgrade, suspension or withdrawal of the then-current ratings assigned to the securitized utility tariff bonds; or

•
issue any securitized utility tariff bonds (other than the securitized utility tariff bonds offered hereby).

The issuing entity may not engage in any business other than financing, purchasing, owning and managing securitized utility tariff property and the other collateral and the issuance of the securitized utility tariff bonds in the manner contemplated by the financing order and the basic documents.
The issuing entity will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the securitized utility tariff bonds. Also, the issuing entity will not, except as contemplated by the securitized utility tariff bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The issuing entity will not, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

The issuing entity will not make any payments, distributions, dividends or redemptions to any holder of the issuing entity’s equity interests in respect of that interest except in accordance with the indenture.
The issuing entity will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.
Events of Default; Rights Upon Event of Default
An “event of default” with respect to the securitized utility tariff bonds is defined in the indenture as any one of the following events:
•
a default for five business days in the payment of any interest on any securitized utility tariff bond (whether such failure to pay interest is caused by a shortfall in securitized utility tariff charges received or otherwise);

•
a default in the payment of the then unpaid principal of any securitized utility tariff bond of any tranche on the final maturity date for that tranche;

•
a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the securitized utility tariff bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the securitized utility tariff bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•
certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•
a breach by the State of Missouri or any of its agencies (including the MPSC), officers or employers that violates or is not in accordance with the State Pledge.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the securitized utility tariff bonds, the trustee or holders of not less than a majority in principal amount of the securitized utility tariff bonds then-outstanding may declare the unpaid principal of the securitized utility tariff bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus. The holders of a majority in principal amount of the securitized utility tariff bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement (at the direction of a majority of bondholders of the outstanding amount of the securitized utility tariff bonds). If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The costs of any such action will be payable from securitized utility tariff charge collections as an operating expense in accordance with the priorities described in “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus. The servicer will have no obligations to undertake such action if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder. The costs of any such action would be payable by the seller pursuant to the sale agreement. Except for an event of default specified in the first two bullet points above, the trustee will not be deemed to have knowledge of any event of default or a breach of representation or warranty unless a responsible officer of the trustee has actual knowledge of the default or the trustee has received written notice of the default in accordance with the indenture.
If the securitized utility tariff bonds have been declared to be due and payable following an event of default, the trustee may elect to have the issuing entity maintain possession of all or a portion of such securitized utility tariff property and continue to apply securitized utility tariff charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the securitized utility tariff property following a foreclosure, in light of the event of default, the unique nature of the securitized utility tariff property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the securitized utility tariff property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any securitized utility tariff bond, which requires the direction of holders of a majority in principal amount of the securitized utility tariff bonds, unless:
•
the holders of all the outstanding securitized utility tariff bonds consent to the sale;

•
the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securitized utility tariff bonds; or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the securitized utility tariff bonds as those payments would have become due if the securitized utility tariff bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2∕3% of the aggregate outstanding amount of the securitized utility tariff bonds.

Subject to the provisions of the indenture relating to the duties of the trustee (please read “The Trustee” in this prospectus), if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the securitized utility tariff bonds at the request or direction of any of the holders of securitized utility tariff bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture (please read “The Trustee” in this prospectus):
•
the holders of not less than a majority in principal amount of the outstanding securitized utility tariff bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee; and

•
the holders of not less than a majority in principal amount of the securitized utility tariff bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding securitized utility tariff bonds of all tranches affected thereby.

No holder of any securitized utility tariff bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
•
the holder previously has given to the trustee written notice of a continuing event of default;

•
the holders of not less than a majority in principal amount of the outstanding securitized utility tariff bonds have made written request of the trustee to institute the proceeding in its own name as trustee;

•
the holder or holders have offered the trustee satisfactory indemnity;

•
the trustee has for 60 days failed to institute the proceeding; and

•
no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding securitized utility tariff bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against the issuing entity or against the issuing entity’s managers or the issuing entity’s member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the MPSC or a court of competent jurisdiction to order sequestration and payment of revenues arising with respect to the securitized utility tariff property.
Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the securitized utility tariff bonds or for the issuing entity’s agreements contained in the indenture.
Actions by Bondholders
Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the securitized utility tariff bonds of the affected tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided, that:
•
the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•
subject to the other conditions described above under “— Events of Default; Rights Upon Event of Default” in this prospectus, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral (other than an event of default for failure to pay interest or principal at maturity);

•
if the trustee elects to retain the collateral in accordance with the indenture, then any direction to the trustee by less than 100% of the bondholders will be of no force and effect; and

•
the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the securitized utility tariff bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of securitized utility tariff bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its securitized utility tariff bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its securitized utility tariff bonds on the final maturity date therefor.
Annual Report of Trustee
If required by the Trust Indenture Act, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:
•
the trustee’s eligibility and qualification to continue as the trustee under the indenture;

•
any amounts advanced by it under the indenture;

•
the amount, interest rate and maturity date of specific indebtedness owing by the issuing entity to the trustee in the trustee’s individual capacity;

•
the property and funds physically held by the trustee;

•
any additional issue of the securitized utility tariff bonds not previously reported; and

•
any action taken by it that materially affects the securitized utility tariff bonds and that has not been previously reported.

Annual Compliance Statement
The issuing entity will file annually with the trustee and the rating agencies a written statement as to whether it has fulfilled its obligations under the indenture.
Satisfaction and Discharge of Indenture
The indenture will cease to be of further effect with respect to the securitized utility tariff bonds and the trustee, on the issuing entity’s written demand and at its expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the securitized utility tariff bonds, when:
•
either (a) all securitized utility tariff bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (b) either (i) the scheduled final payment date has occurred with respect to all securitized utility tariff bonds not previously delivered to the trustee for cancellation or (ii) the issuing entity has irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the securitized utility tariff bonds and all other sums payable by the issuing entity with respect to the securitized utility tariff bonds when scheduled to be paid and to discharge the entire indebtedness on such securitized utility tariff bonds when due;

•
the issuing entity has paid all other sums payable by it under the indenture with respect to the securitized utility tariff bonds; and

•
the issuing entity has delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

The Issuing Entity’s Legal and Covenant Defeasance Options
The issuing entity may, at any time, terminate all of its obligations under the indenture, referred to herein as the “legal defeasance option,” or terminate its obligations to comply with some of the covenants in the indenture, including some of the covenants described under “— The Issuing Entity’s Covenants” above and referred to herein as the issuing entity’s “covenant defeasance option.”
The issuing entity may exercise the legal defeasance option of the securitized utility tariff bonds notwithstanding its prior exercise of the covenant defeasance option. If the issuing entity exercises the legal defeasance option, the securitized utility tariff bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. The securitized utility tariff bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If the issuing entity exercises the legal defeasance option, the final payment of the securitized utility tariff bonds may not be accelerated because of an event of default. If the issuing entity exercises the covenant defeasance option, the final payment of the securitized utility tariff bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture.
The indenture provides that the issuing entity may exercise its legal defeasance option or its covenant defeasance option of securitized utility tariff bonds only if:
•
the issuing entity irrevocably deposits or causes to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the securitized utility tariff bonds other sums payable by the issuing entity under the indenture with respect to the securitized utility tariff bonds when scheduled to be paid and to discharge the entire indebtedness on the securitized utility tariff bonds when due;
•
the issuing entity delivers to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the securitized utility tariff bonds:

•
principal in accordance with the expected sinking fund schedule therefor;

•
interest when due; and

•
all other sums payable by the issuing entity under the indenture with respect to the securitized utility tariff bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of the issuing entity’s bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•
no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

•
in the case of the legal defeasance option, the issuing entity delivers to the trustee an opinion of external counsel stating that: the issuing entity has received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the securitized utility tariff bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
in the case of the covenant defeasance option, the issuing entity delivers to the trustee an opinion of external counsel to the effect that the holders of the securitized utility tariff bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
the issuing entity delivers to the trustee a certificate of one of its officers and an opinion of external counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture;

•
the issuing entity delivers to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which Liberty (or any of its affiliates, other than the issuing entity) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Liberty (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations); and (b) in the event Liberty (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Liberty (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) and the issuing entity so as to order substantive consolidation under the Bankruptcy Code of the issuing entity’s assets and liabilities with the assets and liabilities of Liberty or such other affiliate; and

•
the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others
No recourse may be taken directly or indirectly, by the holders with respect to the issuing entity’s obligations on the securitized utility tariff bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (1) any owner of a beneficial interest in the issuing entity (including Liberty) or (2) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the trustee, the managers or any owner of a beneficial interest in the issuing entity (including Liberty) in its individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed in writing. Each holder by accepting a securitized utility tariff bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the securitized utility tariff bonds.
Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the collateral with respect to any amounts due to the bondholders under the indenture and the securitized utility tariff bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the securitized utility tariff bonds, shall have no recourse against the issuing entity in respect of such insufficiency.

THE TRUSTEE
The Bank of New York Mellon Trust Company, N.A. a national banking association, will act as the trustee, the paying agent and the registrar for the securitized utility tariff bonds. The Bank of New York Mellon Trust Company, N.A. has acted as trustee on numerous electrical corporation sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, N.A., Corporate Trust Department located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606 Attn: ABS Corporate Trust Administration.
In the ordinary course of business, The Bank of New York Mellon Trust Company, N.A. is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon Trust Company, N.A. has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon Trust Company, N.A. denies liability and intends to defend the litigations vigorously.
The trustee (or any other eligible institution in any capacity under the indenture) may resign at any time upon not less than 30 days’ prior written notice to the issuing entity. The holders of a majority in principal amount of the outstanding amount of the securitized utility tariff bonds under the indenture may remove the trustee (or any other eligible institution in any capacity under the indenture) upon not less than 30 days’ prior written notice by so notifying the trustee (or such other eligible institution) and may appoint a successor trustee (or successor eligible institution in the applicable capacity). The issuing entity will remove the trustee if the trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture and the series supplement; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to the issuing entity certain information pertaining to the trustee that it reasonably requests that is necessary for it to satisfy its reporting obligations under the securities laws. The issuing entity will remove any person who maintains the collection account or any other account established under the Indenture and fails to constitute an eligible institution with 30 days’ prior notice. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuing entity will be obligated promptly to appoint a successor trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. If any person (other than the trustee) acting in any capacity under the indenture as an eligible institution is removed, fails to constitute an eligible institution or if a vacancy exists in any such capacity for any reason, the issuing entity will promptly appoint a successor to such capacity that constitutes an eligible institution. No resignation or removal of the trustee (or any other person acting as an eligible institution) will become effective until acceptance of the appointment by a successor trustee (or a successor eligible institution). The issuing entity is responsible for payment of the expenses associated with any such removal or resignation.
The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long- term debt rating of BBB– (or the equivalent thereof) or better by all of the rating agencies rating the securitized utility tariff bonds and from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will without any further action be the successor trustee.
The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, that its conduct does not constitute willful misconduct, negligence or bad faith. The issuing entity has agreed to indemnify the trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability or expense (including attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture; provided, that the issuing entity is not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
The issuing entity, Liberty and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, N.A., and its affiliates.
No relationships currently exist or existed during the past two years between Liberty, the issuing entity and each of their respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, N.A. and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

SECURITY FOR THE SECURITIZED UTILITY TARIFF BONDS
General
The securitized utility tariff bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the securitized utility tariff property and the other collateral as provided in the indenture. If and to the extent the securitized utility tariff property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the securitized utility tariff bonds, then the bondholders will generally have no claim in respect of such insufficiency against the issuing entity or any other person. By the acceptance of the securitized utility tariff bonds, the bondholders waive any such claim.
Pledge of Collateral
To secure the payment of principal of and interest on the securitized utility tariff bonds, the issuing entity will grant to the trustee a security interest in all of the issuing entity’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:
•
the securitized utility tariff property and all related securitized utility tariff charges;

•
the issuing entity’s rights under the true-up mechanism;

•
the issuing entity’s rights under a sale agreement pursuant to which it will acquire the securitized utility tariff property;

•
the issuing entity’s rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement;

•
the issuing entity’s rights under the administration agreement and any intercreditor agreement;

•
the collection account for the securitized utility tariff bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•
all of the issuing entity’s other property related to the securitized utility tariff bonds, other than any amounts released to Liberty by the trustee on any payment date relating to its return on capital of its capital contribution;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

•
all proceeds in respect of any or all of the foregoing.

•
The security interest does not extend to:

•
amounts released to Liberty by the trustee on any payment date relating to its return on capital of its capital contribution;

•
amounts deposited in the capital subaccount or any other subaccount that have been released to the issuing entity or as it directs following retirement of securitized utility tariff bonds; and

•
amounts deposited with the issuing entity on the issuance date required for payment of costs of issuance with respect to the securitized utility tariff bonds (together with any interest earnings thereon).

The depositor refers to the foregoing assets in which the issuing entity, as assignee of the seller, will grant the trustee a security interest as the “collateral.”
Security Interest in the Collateral
The Securitization Law provides that consensual security interests can be granted in securitized utility tariff property. The Securitization Law provides that a valid and enforceable security interest in securitized utility tariff property is created at the later of the time when (a) the MPSC has issued the financing order authorizing securitized utility tariff charges included in the securitized utility tariff property, (b) a security agreement is executed and delivered by the debtor granting such security interest, (c) the debtor has rights in the securitized utility tariff property or the power to transfer such securitized utility tariff property, or (d) value is received for the securitized utility tariff property. The security interest in the securitized utility tariff property is perfected when it has attached and when a financing statement has been filed with the Missouri Secretary of State, with a copy filed with the MPSC, in accordance with the Securitization Law.
Right of Foreclosure
The Securitization Law provides that if an event of default occurs under the securitized utility tariff bonds that are secured by a security interest in the securitized utility tariff property, the financing parties or their representatives, as secured parties, may foreclose or otherwise enforce the lien and security interest in the securitized utility tariff property securing the securitized utility tariff bonds as if they were secured parties under Article 9 of the UCC. In addition, if Liberty defaults on any required remittance of securitized utility tariff charges, a court, upon application by an interested party, under the Securitization Law may order the sequestration and payment of securitized utility tariff charge collections to pledgees and transferees of securitized utility tariff property.
Description of Indenture Accounts
Collection Account
Pursuant to the indenture, the issuing entity will establish a segregated trust account in the name of the trustee with an eligible institution, for the securitized utility tariff bonds called the “collection account.” The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for the issuing entity’s benefit as well as for the benefit of the bondholders. The collection account for the securitized utility tariff bonds will consist of three subaccounts: a “general subaccount,” an “excess funds subaccount,” and a “capital subaccount,” which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.
The following institutions are eligible institutions for the establishment of the collection account:
•
the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or

•
a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Investments for Funds in the Collection Account
Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:
•
direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

•
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated as least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the securitized utility tariff bonds;
•
commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by Liberty or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the securitized utility tariff bonds;

•
investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

•
repurchase obligations with respect to any security that is a direct obligations of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with eligible institutions; or

•
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the issuing entity.
The servicer will remit securitized utility tariff charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
General Subaccount
The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all securitized utility tariff charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay the issuing entity’s expenses and to pay interest and make scheduled payments on the securitized utility tariff bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.
Excess Funds Subaccount
The trustee, at the written direction of the servicer, will allocate to the excess funds subaccount securitized utility tariff charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.
Capital Subaccount
In connection with the issuance of the securitized utility tariff bonds, the seller, in its capacity as the issuing entity’s sole owner, will contribute capital to the issuing entity in an amount equal to the “required capital level,” which will be not less than 0.50% of the principal amount of the securitized utility tariff bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the securitized utility tariff bonds, and will be deposited into the capital subaccount on the issuance date. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the securitized utility tariff bonds and payments of fees and expenses contemplated by the first nine bullets under “— How Funds in the Collection Account will be Allocated” in this prospectus, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected securitized utility tariff charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the securitized utility tariff bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the securitized utility tariff bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to the issuing entity, free of the lien of the indenture, to be returned to Liberty. Liberty will account for any recovery on earnings from its capital subaccount in a reconciliation in a future rate case to account for any capital subaccount earnings in excess of the rate of return already earned by Liberty in previous proceedings.
How Funds in the Collection Account will be Allocated
On each payment date for the securitized utility tariff bonds (or any other date as directed by the servicer with respect to ongoing financing costs in clause (4) below payable prior to the next payment date), the trustee will with respect to the securitized utility tariff bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) in the following order of priority:
(1)
amounts owed by the issuing entity to the trustee, the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the securitized utility tariff bonds following the occurrence of an event of default;

(2)
the servicing fee with respect to such payment date and any unpaid servicing fees from prior payment dates to the servicer as described under “The Servicing Agreement — Servicing Compensation” in this prospectus;

(3)
the administration fee for such payment date and an allocable share of the fees owed to the issuing entity’s independent manager;

(4)
all of the issuing entity’s other ordinary periodic ongoing financing costs relating to the securitized utility tariff bonds, such as accounting and audit fees, rating agency fees, legal fees, and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement except for income taxes;

(5)
interest then due on the securitized utility tariff bonds, including any past-due interest;

(6)
principal then due and payable on the securitized utility tariff bonds as a result of an event of default or on the final maturity date for the securitized utility tariff bonds;

(7)
scheduled principal payments of securitized utility tariff bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments or payments due upon maturity or acceleration, paid pro rata among the securitized utility tariff bonds if there is a deficiency;

(8)
any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

(9)
any other unpaid ongoing financing costs, including income taxes, relating to the securitized utility tariff bonds and any remaining amounts owed pursuant to the basic documents;

(10)
replenishment of any amounts drawn from the capital subaccount;

(11)
provided that no event of default has occurred and is continuing, release to Liberty an amount representing a return on capital of its capital contribution calculated at the weighted average cost of capital authorized from time to time by the MPSC in Liberty’s rate proceedings;

(12)
the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(13)
after principal of and premium, if any, and interest on all securitized utility tariff bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to Liberty free and clear from the lien of the indenture and the series supplement and credited to customers through normal ratemaking processes.
If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (9) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the securitized utility tariff charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfer described in clause (10) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfer. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Liberty’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the securitized utility tariff bonds” in this prospectus.
If, on any payment date, available collections of the securitized utility tariff charges, together with available amounts in the subaccounts, are not sufficient to pay interest or principal (whether scheduled or due upon maturity or acceleration) due on the securitized utility tariff bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest and principal due and payable. If, on any payment date, remaining collections of the securitized utility tariff charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding securitized utility tariff bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable. If, on any payment date, remaining collections of the securitized utility tariff charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding securitized utility tariff bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE SECURITIZED UTILITY TARIFF BONDS
The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the securitized utility tariff bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected securitized utility tariff charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected securitized utility tariff charges and the rate of principal amortization on the securitized utility tariff bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The securitized utility tariff charges are required to be adjusted from time to time based in part on the actual rate of collected securitized utility tariff charges. However, the issuing entity can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the securitized utility tariff charges that will cause collected securitized utility tariff charges to be received at any particular rate. Please read “Risk Factors — Servicing Forecasting Risks — Inaccurate consumption or collection forecasting might reduce scheduled payments on the securitized utility tariff bonds” and “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
The securitized utility tariff bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the securitized utility tariff bonds after an event of default, however, the securitized utility tariff bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the securitized utility tariff bonds even if the receipt of collected securitized utility tariff charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the securitized utility tariff bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the securitized utility tariff bonds is received in later years, the securitized utility tariff bonds may have a longer weighted average life.
Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of securitized utility tariff bonds, the aggregate amount of each interest payment on each tranche of securitized utility tariff bonds and the actual final payment date of each tranche of securitized utility tariff bonds will depend on the timing of the servicer’s receipt of securitized utility tariff charges from customers. Changes in the expected weighted average lives of the tranches of the securitized utility tariff bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.
Tranche	Expected Weighted Average Life (Years)	Weighted Average Life Sensitivity
		-5% (1.19 Standard Deviations from Mean)		-15% (3.80 Standard Deviations from Mean)
		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	4.84	4.84	0	4.84	0
A-2	11.06	11.06	0	11.06	0

*
Number is rounded to whole days

Assumptions
For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the securitized utility tariff bonds and is equal to an overestimate of electricity consumption of 5% (1.19 standard deviations from mean) or 15% (3.80 standard deviations from mean), (ii) the servicer makes timely and accurate submissions to true-up the securitized utility tariff charges annually, (iii) customer write-off rates are held constant at 0.32%, (iv) Liberty remits all securitized utility tariff charges on average 74 days after such charges are billed to customers, (v) ongoing financing costs including estimated annual transaction expenses of $395,000 are equal to projections, (vi) annual income taxes estimated at $2,105,744 are paid after interest and principal in the waterfall (vii) there is no acceleration of the final maturity date of the securitized utility tariff bonds, (viii) a permanent loss of all customers has not occurred, and (ix) the issuance date of the securitized utility tariff bonds is January 30, 2024. There can be no assurance that the weighted average lives of the securitized utility tariff bonds will be as shown.

THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the sale agreement pursuant to which the issuing entity will purchase securitized utility tariff property from the seller. The depositor has filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.
Sale and Assignment of the Securitized Utility Tariff Property
On the issuance date, pursuant to a sale agreement, the seller will sell, transfer and assign securitized utility tariff property to the issuing entity, without recourse, except as provided in such sale agreement. The securitized utility tariff property acquired on that date represents all irrevocable right, title and interest in and to non-bypassable rates and other charges established by the financing order to be collected from existing and future retail customers in Liberty’s service territory in amounts sufficient to repay bond principal, interest and related financing costs and all rights to obtain adjustments to such securitized utility tariff charges in accordance with the Securitization Law and the financing order. The issuing entity will apply the net proceeds that the issuing entity receives from the sale of the securitized utility tariff bonds to the purchase of the securitized utility tariff property acquired on that date.
In accordance with the Securitization Law, the transfer by Liberty to the issuing entity of securitized utility tariff property will be deemed perfected as against third persons upon the filing of a financing statement with the office of the secretary of state.
Conditions to the Sale of Securitized Utility Tariff Property
The issuing entity’s obligation to purchase and the seller’s obligation to sell securitized utility tariff property on the issuance date will be subject to the satisfaction of each of the following conditions:
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on or prior to the issuance date, the seller must duly execute and deliver the sale agreement to the issuing entity;

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on or prior to the issuance date, the seller must have received the financing order from the MPSC authorizing the creation of the securitized utility tariff property;

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on or prior to the issuance date, the seller must have filed the issuance advice letter with the MPSC and such letter must be effective;

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as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of securitized utility tariff property to the issuing entity, and the seller may not be aware of any pending insolvency with respect to itself;

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as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

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as of the issuance date, the issuing entity must have sufficient funds available to pay the purchase price for securitized utility tariff property to be conveyed and all conditions to the issuance of the securitized utility tariff bonds intended to provide the funds to purchase that securitized utility tariff property set forth in the indenture must have been satisfied or waived;

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on or prior to the issuance date, the seller must have taken all action required to transfer ownership of securitized utility tariff property to be conveyed to the issuing entity on the issuance date, free and clear of all liens other than liens created by the issuing entity pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and the issuing entity or the servicer, on the issuing entity’s behalf, must have taken any action required for the issuing entity to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

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the seller must receive and deliver to the issuing entity and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to the issuing entity and the underwriters),

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to the effect that: (i) the issuing entity will not be subject to United States federal income tax as an entity separate from the issuing entity’s sole owner and that the securitized utility tariff bonds will be treated as debt of the issuing entity’s sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the securitized utility tariff bonds will not result in gross income to the seller;

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on and as of the issuance date, the issuing entity’s limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Securitization Law, the financing order and any tariff authorizing the collection of securitized utility tariff charges must be in full force and effect; and

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the seller must deliver to the issuing entity and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties
In the sale agreement, the seller will represent and warrant to the issuing entity, as of the issuance date, to the effect, among other things, that:
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no portion of the securitized utility tariff property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than the issuing entity and immediately prior to the sale of the securitized utility tariff property, the seller owns the securitized utility tariff property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the securitized utility tariff property;

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on the issuance date, immediately upon the sale under the sale agreement, the securitized utility tariff property transferred on the issuance date will be validly transferred and sold to the issuing entity, the issuing entity will own the securitized utility tariff property free and clear of all liens (except for liens created in your favor by the Securitization Law and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of Missouri under the Securitization Law) necessary in any jurisdiction to give the issuing entity a perfected ownership interest (subject to any lien created by the issuing entity or by the Securitization Law in your favor under the basic documents or the Securitization Law) in the securitized utility tariff property will have been made or taken;

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subject to the clause below regarding assumptions used in calculating the securitized utility tariff charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to the issuing entity with respect to the securitized utility tariff property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the securitized utility tariff property) is true and correct in all material respects;

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under the laws of the State of Missouri (including the Securitization Law) and the United States in effect on the issuance date:

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the financing order and issuance advice letter pursuant to which the rights and interests of the seller in the securitized utility tariff property have been created, including the right to impose, collect and receive the securitized utility tariff charges and, the interest in and to the securitized utility tariff property, has become final and non-appealable and is in full force and effect, and the seller has validly and irrevocably consented to the terms of the financing order;

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the securitized utility tariff bonds are entitled to the protection provided in specific sections of the Securitization Law, subject to the limitations specified therein (please read “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus);

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the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

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no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the seller in connection with the creation of the securitized utility tariff property, except those that have been obtained or made;

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the issuance advice letter and the tariff have been filed in accordance with the financing order and an officer of the seller has provided the certification to the MPSC required by the issuance advice letter; and

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the State of Missouri has pledged that it will not take any action that impairs the value of the securitized utility tariff property or the security for the securitized utility tariff bonds or, except as provided with respect to the true-up mechanism, reduce, alter or impair the securitized utility tariff charges until any and all principal, interest and financing costs have been paid and performed in full.

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based on information available to the seller on the issuance date, the assumptions used in calculating the securitized utility tariff charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, Liberty makes no representation or warranty, express or implied, that amounts actually collected arising from those securitized utility tariff charges will in fact be sufficient to meet the payment obligations on the related securitized utility tariff bonds or that the assumptions used in calculating such securitized utility tariff charges will in fact be realized;

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upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred securitized utility tariff property and the transfer of such securitized utility tariff property to us:

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the right and interest of the seller under the financing order in and to the securitized utility tariff charges established by provisions of the Securitization Law and the financing order, including all rights to obtain true-up adjustments, become securitized utility tariff property;

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the securitized utility tariff property constitutes an existing present intangible property right vested in us;

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the securitized utility tariff property includes (i) the right and interest under the financing order, including the right to impose, bill charge, collect and receive securitized utility tariff charges, including the right to obtain adjustments of such charges as authorized in the financing order and (ii) all revenues, collections, claims, rights to payments, payments, money or proceeds of or arising from the rights and interests specified in the financing order;

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the owner of the securitized utility tariff property is legally entitled to bill securitized utility tariff charges and collect payments in respect of the securitized utility tariff charges in the aggregate sufficient to pay the interest on and principal of the related securitized utility tariff bonds in accordance with the indenture, to pay the fees and expenses of servicing the securitized utility tariff bonds, and to replenish the capital subaccount to the required capital level until the securitized utility tariff bonds are paid in full; and

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the securitized utility tariff property is not subject to any lien other than the lien created by the basic documents or pursuant to the Securitization Law;

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the seller is a corporation duly organized and in good standing under the laws of the State of Kansas, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

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the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the securitized utility tariff bonds, to sell and transfer those rights and interests to the issuing entity, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become securitized utility tariff property;

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the seller is duly qualified to do business in Missouri and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties).

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the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

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the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

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the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with the seller’s organizational documents or any indenture or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by the issuing entity pursuant to the Securitization Law and the financing order or the basic documents), (c) violate any existing law or any existing order, rule or regulation applicable to the seller and (d) is consistent with the Securitization Law and the financing order;

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no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person:

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asserting the invalidity of the Securitization Law, the financing order, the issuance advice letter, the sale agreement, the securitized utility tariff bonds and the basic documents;

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seeking to prevent the issuance of the securitized utility tariff bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

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seeking any determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Securitization Law, the financing order, the securitized utility tariff bonds, the issuance advice letter, the sale agreement or the other basic documents; or

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seeking to adversely affect the federal income tax or state income or franchise tax classification of the securitized utility tariff bonds as debt;

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except for financing statements under the Securitization Law, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

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the information describing the seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus is true and correct in all material respects;

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there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the financing order, the issuance advice letter, the securitized utility tariff property or the securitized utility tariff charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

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after giving effect to the sale of the securitized utility tariff property under the sale agreement, Liberty:

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is solvent and expects to remain solvent;

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is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

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is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

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reasonably believes that it will be able to pay its debts as they become due; and

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is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed securitized utility tariff charges will be actually collected from customers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which the issuing entity is issuing the securitized utility tariff bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify the issuing entity.
The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, and the issuing entity’s pledge of the securitized utility tariff property to the trustee. The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative that renders any of the representations or warranties untrue.
Covenants of the Seller
In the sale agreement, the seller makes the following covenants:
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Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the securitized utility tariff bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (c) continue to operate its distribution system to provide service to its customers.

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Except for the conveyances under the sale agreement or any lien under the Securitization Law for the benefit of the issuing entity, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the securitized utility tariff property, or any interest therein, and the seller will defend the right, title and interest of the issuing entity and of the trustee on behalf of the bondholders, in, to and under the securitized utility tariff property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the securitized utility tariff property.

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If the seller receives any payments in respect of the securitized utility tariff charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of the issuing entity, and to hold such amounts in trust for the issuing entity and the trustee prior to such payment.

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The seller shall not continue as or become a party to any future trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers who are obligated to pay the securitized utility tariff charge, unless the trustee, the seller and the other parties to such additional arrangement shall have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such new or amended trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude securitized utility tariff property (including securitized utility tariff charges) from any receivables or other assets pledged or sold under such arrangement.

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If the seller enters into a sale agreement selling to any other affiliate securitized utility tariff property or similar property, consisting of non-bypassable charges payable by customers comparable to those sold by the seller pursuant to the sale agreement, the rating agency condition must be satisfied with respect to the securitized utility tariff bonds prior to or coincident with such sale and the seller will enter into an intercreditor agreement with the issuing entity, the trustee for the securitized utility tariff bonds, the issuing entity of any such additional securitized utility tariff bonds and the trustee for such additional securitized utility tariff bonds.

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The seller will notify the issuing entity and the trustee promptly after becoming aware of any lien on any of the securitized utility tariff property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Securitization Law or the UCC in favor of the trustee for the benefit of the bondholders.

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The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the issuing entity’s or the trustee’s interests in the securitized utility tariff property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

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So long as any of the securitized utility tariff bonds are outstanding, the seller will:

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treat the securitized utility tariff property as the issuing entity’s property for all purposes other than for financial reporting, state or federal regulatory or tax purposes;

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treat the securitized utility tariff bonds as debt of the issuing entity, other than for financial reporting, state or federal regulatory or tax purposes;

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treat the securitized utility tariff bonds as indebtedness of the seller secured by the securitized utility tariff bond collateral solely for the purposes of federal taxes;

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disclose in its financial statements that the issuing entity and not the seller are the owner of the securitized utility tariff property and that the issuing entity’s assets are not available to pay creditors of the seller or its affiliates (other than us);

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not own or purchase any securitized utility tariff bonds; and

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disclose the effects of all transactions between the issuing entity and the seller in accordance with generally accepted accounting principles.

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The seller agrees that, upon the sale by the seller of securitized utility tariff property to the issuing entity pursuant to the sale agreement, to the fullest extent permitted by law, the issuing entity will have all of the rights originally held by the seller with respect to the securitized utility tariff property, including the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the transferred securitized utility tariff property, notwithstanding any objection or direction to the contrary by the seller, and any payment by any customer to the issuing entity will discharge that customer’s obligations in respect of that securitized utility tariff property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller;

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So long as any of the securitized utility tariff bonds are outstanding:

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In all proceedings relating directly or indirectly to the securitized utility tariff property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the securitized utility tariff property that is inconsistent with the issuing entity’s ownership interest (other than for financial accounting, state or regulatory or tax purposes).

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The seller will not take any action in respect of the securitized utility tariff property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

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Neither the seller nor the issuing entity will file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of the issuing entity, as the issuing entity).

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The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect the issuing entity’s ownership interest in and the trustee’s lien on the securitized utility tariff property, including all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interests related to the securitized utility tariff bonds under the financing order by the seller to the issuing entity and the pledge of the securitized utility tariff property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the MPSC, the State of Missouri or any of their respective agents of any of their obligations or duties under the Securitization Law, the financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect the issuing entity, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to the issuing entity, the trustee or the bondholder or which would otherwise cause an impairment of the issuing entity’s rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.
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Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the securitized utility tariff bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause the issuing entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the issuing entity under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of the issuing entity’s property, or ordering the winding up or liquidation of the issuing entity’s affairs.

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So long as any of the securitized utility tariff bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred securitized utility tariff property; provided, that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

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The seller will not withdraw the submission of any issuance advice letter with the MPSC.

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The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

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Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify the issuing entity, the MPSC and the rating agencies of the breach.

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The seller will use the proceeds of the sale of the securitized utility tariff property in accordance with the financing order and the Securitization Law.

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Upon the issuing entity’s request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of the sale agreement.

Indemnification
The seller will indemnify, defend and hold harmless the issuing entity, the trustee (for itself and for the benefit of the bondholders) and any of the issuing entity’s and the trustee’s officers, directors, employees and agents against:
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any and all amounts of principal and interest on the securitized utility tariff bonds not paid when due or when scheduled to be paid in accordance with their terms;

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any other amounts payable to any person in connection with the securitized utility tariff bonds or in connection with the securitized utility tariff property, including but not limited to trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the applicable indenture;

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the amount of any other deposits to the collection account required to have been made in accordance with the terms of the basic documents and retained in the capital subaccount, in the excess funds subaccount or released to the issuing entity free of the lien of the applicable indenture, which are not made when so required;

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any taxes payable by bondholders resulting in a breach of a specific tax representation of the seller; and

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any reasonable costs and expenses incurred by such person that are not recoverable pursuant to the applicable indenture,

in each case to the extent resulting from the seller’s breach of any of its representations, warranties or covenants contained in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of representation or warranty in any of the basic documents of the party seeking indemnification.
The seller’s indemnification obligations survive the resignation or removal of the trustee and the termination of the sale agreement. The seller will be liable in accordance with the sale agreement only to the extent of the obligations specifically undertaken by the seller in the sale agreement.
Successors to the Seller
Any person (a) into which the seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the seller, (b) that results from the division of the seller into two or more persons and that succeeds to all or substantially all of the electric distribution business of the seller, (c) that results from any merger or consolidation to which the seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the seller, (d) that succeeds to the properties and assets of the seller substantially as a whole, or succeeds to all or substantially all of the electric distribution business of the seller, or (e) that otherwise succeeds to all or substantially all of the electric distribution business of the seller, shall be the successor to the seller under the sale agreement without further act on the part of any of the parties to the sale agreement; provided, that the following conditions are met:
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immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

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the successor must execute an agreement of assumption to perform every obligation of the seller under the sale agreement;

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officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuing entity and the trustee; and

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the rating agencies will have received prior written notice of the transaction.

Amendment
The sale agreement may be amended in writing by the seller and the issuing entity, if a copy of the amendment is provided by the issuing entity to each rating agency and the rating agency condition is satisfied, with the consent of the trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of securitized utility tariff bonds is also required. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Liberty or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
In addition, the sale agreement may be amended in writing by the seller and the issuing entity with ten business days’ prior written notice given to the rating agencies, but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the sale agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the sale agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the sale agreement to the description of the sale agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity will furnish copies of such amendment or consent to each of the rating agencies.

THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the securitized utility tariff property. The depositor has filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.
Servicing Procedures
The servicer will manage, service and administer, bill, collect and post all payments in respect of, the securitized utility tariff property according to the terms of the servicing agreement. The servicer’s duties will include:
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calculating consumption, billing the securitized utility tariff charges, collecting the securitized utility tariff charges from customers and posting all collections;

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responding to inquiries of customers, the MPSC or any other governmental authority regarding the securitized utility tariff property or securitized utility tariff charges;

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investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the issuing entity);

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processing and depositing collections and making periodic remittances;

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furnishing periodic and current reports and statements to the issuing entity, the MPSC, the rating agencies and the trustee;

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making all filings with the MPSC and taking all other actions necessary to perfect the issuing entity’s ownership interests in and the trustee’s lien on the securitized utility tariff property;

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making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral;

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selling, as the issuing entity’s agent, as the issuing entity’s interests may appear, defaulted or written off accounts;

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taking all necessary action in connection with true-up adjustments; and

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performing other duties specified under the financing order.

The servicer will be required to notify the issuing entity, the trustee and the rating agencies in writing if it becomes aware of any laws or commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on the issuing entity’s behalf.
In addition, upon the issuing entity’s reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to the issuing entity, the trustee or any rating agency public financial information about the servicer and any material information about the securitized utility tariff property that is reasonably available, as may be reasonably necessary and permitted by law to enable the issuing entity, the trustee or any rating agency to monitor the servicer’s performance; provided, however, that any such request by the trustee shall not create any obligation for the trustee to monitor the performance of the servicer. In addition, so long as any securitized utility tariff bonds are outstanding, the servicer will provide within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the securitized utility tariff charges. The servicer will also prepare any reports required to be filed by the issuing entity with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the State of Missouri necessary to preserve and protect the interests of the trustee in the securitized utility tariff property have been made.
Servicing Standards and Covenants
The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and calculate securitized utility tariff charges in accordance with the Securitization Law and post collections in respect of the securitized utility tariff property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the MPSC and guidelines, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account, (ii) follow customary standards, policies and procedures for the industry in Missouri in performing its duties as servicer, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the securitized utility tariff property and to bill and collect the securitized utility tariff charges, (iv) comply with all requirements of law, including all applicable regulations and guidelines of the MPSC applicable to and binding on it relating to the securitized utility tariff property, (v) file all MPSC notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred to the issuing entity under the sale agreement and (vi) take such other action on the issuing entity’s behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the securitized utility tariff property, which, in the servicer’s judgment, may include taking legal action at the issuing entity’s expense but subject to the priority of payments set forth in the indenture or in the series supplement.
Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement shall be qualified and limited in their entirety by the Securitization Law, the financing order, any MPSC regulation and U.S. federal securities laws and the rules and regulations promulgated thereunder as in effect at the time such duties are to be performed.
The servicing agreement will also require the servicer to provide various reports regarding the securitized utility tariff charges, as is necessary to effect collection, allocation and remittance of payments in respect of securitized utility tariff charges and other collected funds as required under the basic documents.
The servicer will be responsible for instituting any action or proceeding to compel performance by the State of Missouri or the MPSC of their respective obligations under the Securitization Law, the financing order and any true-up adjustment. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the financing order or the rights of holders of securitized utility tariff property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by the issuing entity as an operating expense; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture or series supplement, and is not required to advance its own funds to satisfy these obligations.
True-Up Adjustment Submissions
The servicing agreement requires the servicer to submit true-up adjustment filings to secure annual and interim true-up adjustments to the securitized utility tariff charges. The servicing agreement also requires the servicer to submit interim true-up adjustment filings semi-annually if the servicer forecasts that projected securitized utility tariff charge collections will be insufficient to pay principal of and interest on the securitized utility tariff bonds and other related financing costs to otherwise satisfy the current or next succeeding payment period requirement or to replenish any draws upon the capital subaccount. The true-up is designed to (a) correct any under collections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or under collections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect.
Each true-up adjustment will allocate the revenue requirement among the customer classes in accordance with the methodology used to determine the securitized utility tariff charges approved in the financing order, including as the methodology as the same may be modified by a non-routine true-up adjustment submission described in the prior paragraphs. Please read “Liberty’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology Used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
Remittances to Collection Account
The servicer will remit estimated securitized utility tariff charge collections to the trustee for deposit in the collection account within two business days after such amounts are deemed to have been received. The servicer will remit estimated securitized utility tariff charge collections based on actual securitized utility tariff charge billings each day and its then-current Average Days Sales Outstanding and an estimated system-wide write-off percentage. No less often than semi-annually (except in the case of the first reconciliation after the first payment date, which may be longer than six months), the servicer will reconcile remittances of estimated securitized utility tariff charge collections with actual securitized utility tariff charge collections received by the servicer, based on Average Days Sales Outstanding and the actual system-wide write-off percentage. The system-wide write-off percentage will include an adjustment, as appropriate for the collection of any shortfalls in customer payments first allocated between the trustee and Liberty based on the ratio of the billed amount for the securitized utility tariff charges and total billed amount, excluding any late fees, and second, any remaining portion of the payment must be allocated to late fees.
To the extent the remittances of estimated securitized utility tariff charge collections exceed the amounts that should have been remitted based on actual system-wide write-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the trustee. To the extent the remittances of estimated securitized utility tariff charge collections are less than the amount that should have been remitted based on actual system-wide write-offs, the servicer will remit the amount of the shortfall to the trustee within two business days. Although the servicer will remit estimated securitized utility tariff charge collections to the trustee, the servicer is not obligated to make any payments on the securitized utility tariff bonds.
The servicing agreement and the financing order require that, in the event a customer does not pay in full all amounts owed under any bill, including securitized utility tariff charges, any resulting shortfalls in securitized utility tariff charges will first be allocated between the trustee and Liberty based on the ratio of the billed amount for the securitized utility tariff charges and total billed amount, excluding any late fees, and second, any remaining portion of the payment must be allocated to late fees.
The servicer has agreed and acknowledged that it holds all securitized utility tariff charge collections received by it and any other proceeds for the securitized utility tariff bond collateral received by it for the benefit of the trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all securitized utility tariff charge payments collected by it in accordance with this servicing agreement.
Servicing Compensation
The servicer will be entitled to receive an annual servicing fee in an amount equal to:
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$152,745 per annum (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) for so long as the servicer remains Liberty or an affiliate, plus out of pocket expenses; or

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if Liberty or any of its affiliates is not the servicer, an amount not to exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MPSC and the indenture trustee and subject to the rating agency condition.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount of the servicing fee to be paid on the first payment date in which the servicing fee then due will be calculated based on the number of days the servicing agreement has been in effect. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the securitized utility tariff bonds.

Servicer Representations and Warranties; Indemnification
In the servicing agreement, the servicer will represent and warrant to the issuing entity, as of the issuance date of the securitized utility tariff bonds, among other things, that:
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the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is Kansas, when Liberty is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the securitized utility tariff property and hold the records related to the securitized utility tariff property, and to execute, deliver and carry out the terms of the servicing agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the securitized utility tariff property and to hold the securitized utility tariff property records as custodian;

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the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the securitized utility tariff property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the securitized utility tariff property);

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the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

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the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including concepts of materiality, reasonableness, good faith and fair dealing);

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the consummation of the transactions contemplated by the servicing agreement do not conflict with, result in any breach of, nor constitute a material default under the servicer’s organizational documents or any indenture or material agreement or other instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the trustee for the benefit of bondholders under the basic documents or any lien created pursuant to the Securitization Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

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each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any submission made to the MPSC by the issuing entity with respect to the securitized utility tariff charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

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no approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated by the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those that have been obtained or made and those that the servicer is required to make in the future pursuant to the servicing agreement; and

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no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the securitized utility tariff bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of, the servicing agreement, the other basic documents or the securitized utility tariff bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of securitized utility tariff bonds as debt.
The Servicer Will Indemnify the Issuing Entity and Other Entities in Limited Circumstances
Under the servicing agreement, the servicer will agree to indemnify the issuing entity, the trustee, for itself and on behalf of those holders, the independent manager and any of the issuing entity’s and the trustee’s respective trustees, officers, directors, employees and agents against any losses that may be imposed upon, incurred by or asserted against any of those persons as a result of:
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the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the applicable servicing agreement or the servicer’s reckless disregard of its obligations and duties under the applicable servicing agreement; or

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the servicer’s material breach of any of its representations and warranties that results in a servicer default under the applicable servicing agreement.

The servicer will not be liable, however, for any losses resulting from the willful misconduct, bad faith or negligence or breach of a representation or warranty in any of the basic documents of the party seeking indemnification.
Furthermore, the servicer is not responsible for any action, decision, ruling, action or delay of the MPSC, other than any delay resulting from the servicer’s failure to submit required advice letters in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the securitized utility tariff charges and true-up adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.
Notwithstanding the servicer’s election to assume the defense of any action, proceeding or investigation, the issuing entity shall have the right to employ separate counsel (including local counsel), and the servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the issuing entity and the servicer and the issuing entity shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the servicer, (ii) the servicer shall not have employed counsel reasonably satisfactory to the issuing entity to represent the issuing entity within a reasonable time after notice of the institution of such action, (iii) the servicer shall authorize the issuing entity to employ separate counsel at the expense of the servicer or (iv) in the case of the trustee, such action exposes the trustee to a material risk of criminal liability or forfeiture or a servicer default has occurred and is continuing. Notwithstanding the foregoing, the servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the issuing entity other than one local counsel, if appropriate. The servicer will not, without the prior written consent of the issuing entity, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought (whether or not the issuing entity is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the issuing entity from all liability arising out of such claim, action, suit or proceeding.
Evidence as to Compliance
The servicing agreement will provide that the servicer will furnish annually to the issuing entity, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2025 or, if earlier, on the date on which the annual report relating to the securitized utility tariff bonds is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the issuance date of the securitized utility tariff bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants, at the servicer’s expense, will furnish annually to the issuing entity, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2025 or, if earlier, on the date on which the annual report relating to the securitized utility tariff bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.
Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.
The servicer will also be required to deliver to the issuing entity, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of securitized utility tariff charges received during the preceding calendar month and, shortly before each payment date, a semi-annual report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the securitized utility tariff bonds and the amounts specified in the related expected sinking fund schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of the semi-annual payment date reports with the SEC.
In addition, the servicer is required to send copies of each submission or notice evidencing a true-up adjustment to the issuing entity, the trustee and the rating agencies. While there are no ESPs currently in Missouri, to the extent ESPs operate in Missouri in the future, the servicer shall be required to prepare and deliver certain disclosures to its customers and to ESPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the ESPs as is reasonably requested by the rating agencies.
Matters Regarding the Servicer
The servicing agreement provides that Liberty may not resign from its obligations and duties as servicer thereunder, except if (a) Liberty determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the MPSC shall have approved such resignation. No resignation by Liberty as servicer will become effective until a successor servicer has assumed Liberty’s servicing obligations and duties under the servicing agreement.
The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the issuing entity or to the trustee, the issuing entity’s managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of director, officer, employee or agent of the servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie property executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the issuing entity’s expense.
Any person (a) into which the servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the servicer, (b) that results from the division of the servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the servicer, (c) that may result from any merger or consolidation to which the servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the servicer, or (d) that may otherwise succeed to all or substantially all of the electric distribution business of the servicer, shall be the successor to the servicer under this Agreement; provided the following conditions are met:

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the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

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immediately after giving effect to the transaction, no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

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the servicer has delivered to the issuing entity, the trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with; and

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the servicer has given prior written notice to the rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.
The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations.
However, unless the appointed person is an affiliate of Liberty, appointment must satisfy the rating agency condition. In all cases, the servicer must remain obligated and liable under the servicing agreement.
Servicer Defaults
Servicer defaults under the servicing agreement will include (each, a servicer default):
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any failure by the servicer to remit any amount, including payments arising from the securitized utility tariff charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from the issuing entity or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

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any failure by the servicer to duly perform its obligations to make securitized utility tariff charge adjustment submissions in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

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any failure by the servicer or, if the servicer is Liberty or an affiliate of Liberty, by Liberty to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is Liberty or an affiliate of Liberty, by the issuing entity or by the trustee or after such failure is discovered by an officer of the servicer;

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any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by the issuing entity or the trustee after such failure is discovered by an officer of the servicer; and

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events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default
As long as a default under a servicing agreement remains unremedied, either the trustee for the securitized utility tariff bonds or the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds may terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer’s obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. After the termination, removal or resignation of the servicer, the issuing entity, with the prior written consent of the trustee, will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under that servicing agreement. Any successor servicer must also be approved by the MPSC.
The issuing entity, with the prior written consent of the trustee, may appoint, or petition the MPSC or a court of competent jurisdiction for the appointment of, a successor servicer, subject to satisfaction of the rating agency condition and all MPSC regulations.

In no event shall the trustee be liable for its or the issuing entity’s appointment of a successor servicer. The trustee’s expenses incurred to appoint a successor shall be at the sole expense of the issuing entity and payable from the collection account as provided in the indenture.
In addition, if the servicer defaults in any obligation to remit required amounts to the trustee, the financing order allows holders of securitized utility tariff bonds and the trustees and representatives of those holders, the issuing entity or the issuing entity’s assignees, and pledgees and transferees of the securitized utility tariff property for the related series of securitized utility tariff bonds to petition a court to order the sequestration and payment to the trustee of revenues arising from the related securitized utility tariff property. If, however, the servicer is in bankruptcy, the holders of the securitized utility tariff bonds and their trustees and representatives, the issuing entity, the issuing entity’s assignees and the pledgees and transferees of the securitized utility tariff property, and a court may be prohibited from obtaining or enforcing such an order. Furthermore, the issuing entity, the trustee, the holders of the securitized utility tariff bonds, and a court may be prohibited from replacing the servicer if it is in bankruptcy. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.
Waiver of Past Defaults
Holders of a series of securitized utility tariff bonds evidencing not less than a majority in principal amount of the then outstanding securitized utility tariff bonds, on behalf of all holders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the applicable servicing agreement and its consequences, except a default in making any required remittances to the trustee for deposit into the collection account for that series under the applicable servicing agreement.
Successor Servicer
Under the servicing agreement, if for any reason a third party assumes the role of the servicer under the servicing agreements, the servicer must cooperate with the issuing entity and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreements, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.
Furthermore, even if the issuing entity appoints a successor servicer, a successor servicer may encounter difficulties in collecting the securitized utility tariff charges and determining appropriate true-up adjustments to the fixed recover charges. Any successor servicer may have less experience than Liberty and less capable systems than those that Liberty uses. The appointment of any successor servicer must also be approved by the MPSC but no entity shall replace Liberty as servicer in the future if the replacement would cause a downgrade in the ratings of the securitized utility tariff bonds. Please read “Risk Factors — Servicing Forecasting Risks — Your investment in the securitized utility tariff bonds depends on Liberty or its successor or assignee, acting as servicer of the securitized utility tariff property” and “Risk Factors — Servicing Forecasting Risks — It might be difficult for successor servicers to collect the securitized utility tariff charges from Liberty’s customers” in this prospectus.
Amendment
The servicing agreement may be amended by the servicer and the issuing entity with prior written notice given to the rating agencies and the prior written consent of the trustee, but without the consent of any of the holders of securitized utility tariff bonds, to cure any ambiguity, to correct or supplement any provisions in the servicing agreement, to add securitized utility tariff property subject to the servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the servicing agreement or of modifying in any manner the rights of the holders of securitized utility tariff bonds; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of securitized utility tariff bonds. For purposes of an amendment described in this paragraph, any amendment that increases the servicing fee payable to a successor servicer shall not be treated as adversely affecting the interests of any bondholder so long as the servicing fee is within the range approved in the financing order.

The servicing agreement may also be amended by the servicer and the issuing entity with prior written notice given to the rating agencies, the trustee and holders of securitized utility tariff bonds evidencing not less than a majority of the outstanding amount of the securitized utility tariff bonds, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the holders of securitized utility tariff bonds; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of securitized utility tariff charges or (b) reduce the percentage of the outstanding amount of the securitized utility tariff bonds, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding securitized utility tariff bonds.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment
Liberty will represent and warrant that the transfer of the securitized utility tariff property in accordance with the sale agreement constitutes a true and valid sale and assignment of that securitized utility tariff property by Liberty to the issuing entity. It will be a condition of closing for the sale of the securitized utility tariff property pursuant to the sale agreement that Liberty will take the appropriate actions under the Securitization Law to perfect this sale. The Securitization Law provides that a transfer of securitized utility tariff property by an electrical corporation to an affiliate or a financing entity (as defined in the Securitization Law) which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale,” and not as a pledge or other financing, of the relevant securitized utility tariff property, other than for federal and state income and franchise tax purposes. The issuing entity and Liberty will treat such a transaction as a sale under applicable law. However, the issuing entity will expect that securitized utility tariff bonds will be reflected as debt on Liberty’s consolidated financial statements. In addition, the issuing entity will anticipate that the securitized utility tariff bonds will be treated as debt of Liberty for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the securitized utility tariff property to the issuing entity pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Liberty and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the securitized utility tariff bonds.
In that regard, the issuing entity will note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.
LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.
Even if creditors did not challenge the sale of securitized utility tariff property as a true sale, a bankruptcy filing by Liberty could trigger a bankruptcy filing by the issuing entity with similar negative consequences for bondholders. In a recent bankruptcy case, In re General Growth Properties, Inc., 406 B.R. 171, (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.
The issuing entity and Liberty will have attempted to mitigate the impact of a possible recharacterization of the sale of securitized utility tariff property from Liberty to the issuing entity as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable securitized utility tariff property is thereafter recharacterized by a court as a financing transaction and not a true sale, Liberty will be deemed to have granted to the issuing entity on behalf of the issuing entity and the trustee a first priority security interest in all of Liberty’s right, title and interest in and to the securitized utility tariff property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement naming Liberty as the debtor and the issuing entity as the secured party and identifying the securitized utility tariff property and the proceeds thereof as collateral in accordance with the Securitization Law. As a result of this filing, the issuing entity would be a secured creditor of Liberty and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Liberty bankruptcy.
The Securitization Law provides that the creation, granting, perfection and enforcement of liens and security interests in securitized utility tariff property are governed by Securitization Law and not by the Missouri UCC. Under the Securitization Law, a valid and enforceable lien and security interest in securitized utility tariff property arises when all of the following have taken place: the MPSC has issued a financing order authorizing the securitized utility tariff charges included in the securitized utility tariff property; value has been given by the pledgees of the securitized utility tariff property and the pledgor has signed a security agreement covering the securitized utility tariff property. Upon perfection through the filing of a financing statement with the Secretary of State of Missouri pursuant to rules established by the Secretary of State of Missouri in accordance with the Missouri UCC, the security interest shall be a continuously perfected lien and security interest in the securitized utility tariff property, with priority in the order of filing and taking precedence over any subsequent judicial or other lien creditor. None of this, however, eliminates the risk of payment delays and other adverse effects caused by a Liberty bankruptcy.
If for any reason, a financing statement is not filed under the Securitization Law or the issuing entity fails to otherwise perfect the issuing entity’s interest in the securitized utility tariff property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, the issuing entity would be an unsecured creditor of Liberty.
Consolidation of the Issuing Entity and Liberty
If Liberty were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Liberty and the issuing entity. The issuing entity and Liberty will have taken steps to attempt to minimize this risk. Please read “Empire District Bondco, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if Liberty were to become a debtor in a bankruptcy case, a court would not order that the issuing entity’s assets and liabilities be substantively consolidated with the assets and liabilities of Liberty. Substantive consolidation would result in payment of the claims of the beneficial owners of the securitized utility tariff bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.
Status of Securitized Utility Tariff Property as Current Property
Liberty will represent in the sale agreement, and the Securitization Law provides, that the securitized utility tariff property sold pursuant to such sale agreement constitutes an existing, present intangible property right on the date that the securitized utility tariff property is first transferred or pledged in connection with the issuance of securitized utility tariff bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Liberty, a court would not rule that the applicable securitized utility tariff property comes into existence only as retail electric customers use electricity.
If a court were to accept the argument that the applicable securitized utility tariff property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the securitized utility tariff charges in respect of electricity consumed after the commencement of the bankruptcy case or that the securitized utility tariff property has been sold to the issuing entity. If it were determined that the securitized utility tariff property had not been sold to the issuing entity, and the security interest in favor of the bondholders did not attach to the applicable securitized utility tariff charges in respect of electricity consumed after the commencement of the bankruptcy case, then the issuing entity would have an unsecured claim against Liberty. In connection with any such court determination, there would be delays and/or reductions in payments on the securitized utility tariff bonds. Whether or not a court determined that securitized utility tariff property had been sold to the issuing entity pursuant to a sale agreement, no assurances can be given that a court would not rule that any securitized utility tariff charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to the issuing entity or the trustee.
In addition, in the event of a bankruptcy of Liberty, a party in interest in the bankruptcy could assert that the issuing entity should pay, or that the issuing entity should be charged for, a portion of Liberty’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the securitized utility tariff charge receipts used to make payments on the securitized utility tariff bonds.
Regardless of whether Liberty is the debtor in a bankruptcy case, if a court were to accept the argument that securitized utility tariff property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Liberty arising before that securitized utility tariff property came into existence could have priority over the issuing entity’s interest in that securitized utility tariff property. Adjustments to the securitized utility tariff charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.
Estimation of Claims; Challenges to Indemnity Claims
If Liberty were to become a debtor in a bankruptcy case, to the extent the issuing entity does not have secured claims as discussed above, claims, including indemnity claims, by the issuing entity or the trustee against Liberty as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that the issuing entity or the trustee have against Liberty. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against Liberty based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Liberty.
Enforcement of Rights by the Trustee
Upon an event of default under the indenture, the Securitization Law permits the trustee to enforce the security interest in the securitized utility tariff property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the MPSC or a court of competent jurisdiction to order the sequestration and payment to holders of securitized utility tariff bonds of all revenues arising from the applicable securitized utility tariff charges. There can be no assurance, however, that the MPSC or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the MPSC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the securitized utility tariff property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.
Bankruptcy of the Servicer
The servicer is entitled to commingle the securitized utility tariff charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Law provides that the relative priority of a lien created under the Securitization Law is not defeated or adversely affected by the commingling of securitized utility tariff charges arising with respect to the securitized utility tariff property with funds of the electrical corporation. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the securitized utility tariff charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than the issuing entity’s property.

If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled securitized utility tariff charges held as of that date and could not recover the commingled securitized utility tariff charges held as of the date of the bankruptcy.
However the court were to rule on the ownership of the commingled securitized utility tariff charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled securitized utility tariff charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled securitized utility tariff charges are the issuing entity’s property or are property of the servicer, including resolution of any tracing of proceeds issues.
The servicing agreement will provide that the trustee, as the issuing entity’s assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the MPSC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that Liberty as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS
The net proceeds of this offering are estimated to be approximately $296,562,504, after deducting underwriting discounts and commissions and upfront financing costs. The issuing entity intends to use the proceeds to pay expenses of issuance and to purchase the securitized utility tariff property from Liberty. In accordance with the financing order, Liberty intends to use the ultimate proceeds it receives from the sale of the securitized utility tariff property to repay intercompany borrowings owed to LU that were used to recover (i) the qualified extraordinary costs incurred by Liberty in connection with the anomalous weather event Winter Storm Uri and (ii) the energy transition costs incurred by Liberty in connection with its retirement of the Asbury Power Plant, each as approved in the financing order. As of September 30, 2023, Liberty had approximately $571.8 million of outstanding intercompany borrowings at an annual interest rate of 5.55%. LU may use a portion of amounts it receives to repay borrowing under its credit facilities. The average cost of borrowing under LU’s credit facilities for the nine months ended September 30, 2023 is 6.26%.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Subject to the terms and conditions in the underwriting agreement among the issuing entity, Liberty and the underwriters, Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, the issuing entity has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the securitized utility tariff bonds listed opposite each underwriter’s name below:
Underwriter	Tranche A-1	Tranche A-2
Goldman Sachs & Co. LLC	$117,319,000	$81,250,000
RBC Capital Markets, LLC	$63,171,000	$43,750,000
Total	$180,490,000	$125,000,000
Under the underwriting agreement, the underwriters will take and pay for all of the securitized utility tariff bonds the issuing entity will offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Underwriters’ Sales Price for the Securitized Utility Tariff Bonds
The securitized utility tariff bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the securitized utility tariff bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may re-allow, a discount not to exceed the percentage listed below for each tranche.
	Selling Concession	Reallowance Discount
Tranche A-1	0.24%	0.12%
Tranche A-2	0.24%	0.12%
After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.
No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds
The securitized utility tariff bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters will have advised the issuing entity that they intend to make a market in the securitized utility tariff bonds, but they are not obligated to do so and may discontinue market making at any time without notice. The issuing entity will not be able to assure you that a liquid trading market will develop for the securitized utility tariff bonds.
Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds
The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securitized utility tariff bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the securitized utility tariff bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the securitized utility tariff bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securitized utility tariff bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securitized utility tariff bonds to be higher than they would otherwise be. Neither the issuing entity, Liberty, the trustee, the issuing entity’s managers nor any of the underwriters will represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Liberty and its affiliates for which they have in the past received, and in the future may receive, customary fees. Furthermore, each underwriter may from time to time take positions in the securitized utility tariff bonds.
The depositor estimates that the issuing entity’s share of the total expenses of the offering will be $7,692,040.
The issuing entity and Liberty will have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the securitized utility tariff bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the securitized utility tariff bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.
The issuing entity expects to deliver the securitized utility tariff bonds against payment for the securitized utility tariff bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the eighth business day following the date of pricing of the securitized utility tariff bonds. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade securitized utility tariff bonds on the date of pricing or the succeeding five business days will be required, by virtue of the fact that the securitized utility tariff bonds initially will settle in T+8, to specify alternative settlement arrangements to prevent a failed settlement.
Conflict of Interest
In the event LU repays borrowings under its credit facilities, affiliates of certain of the underwriters are lenders under such credit facilities and could receive more than 5% of the net proceeds of this offering. In that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The issuing entity is a wholly-owned subsidiary of Liberty. Liberty is an indirect wholly-owned operating subsidiary of Algonquin. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the securitized utility tariff bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their securitized utility tariff bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold securitized utility tariff bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities, tax-exempt organizations and accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code). This summary also does not address the consequences to holders of the securitized utility tariff bonds under state, local, foreign or other tax laws or any federal estate, gift, alternative minimum tax or foreign tax considerations. However, by acquiring a securitized utility tariff bond, a bondholder agrees to treat the securitized utility tariff bond as a debt of Liberty to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.
This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.
U.S. Holder and Non-U.S. Holder Defined
A “U.S. Holder” means a beneficial owner of a securitized utility tariff bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial owner of a securitized utility tariff bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the U.S. or (iii) a former resident of the U.S.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a securitized utility tariff bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the U.S. are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SECURITIZED UTILITY TARIFF BONDS. ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SECURITIZED UTILITY TARIFF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Securitized Utility Tariff Bonds
Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Hunton, as tax counsel, that for U.S. federal income tax purposes, (1) the issuance of the securitized utility tariff bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, (2) the issuing entity will not be treated as a taxable entity separate and apart from Liberty, (3) the securitized utility tariff bonds will be treated as debt of Liberty and (4) Liberty will not be treated as recognizing gross income upon the issuance of the securitized utility tariff bonds. By acquiring a securitized utility tariff bond, a beneficial owner agrees to treat the securitized utility tariff bond as debt of Liberty for U.S. federal income tax purposes. This opinion is based on certain representations made by the issuing entity and Liberty, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the securitized utility tariff bonds.
Tax Consequences to U.S. Holders
Interest
Interest income on the securitized utility tariff bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.
Original Issue Discount
One or more tranches of securitized utility tariff bonds may be issued with original issue discount (“OID”). Notwithstanding a U.S. Holder’s usual method of tax accounting, any OID on a tranche of securitized utility tariff bond will be includible in the U.S. Holder’s income when it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. In general, a tranche of securitized utility tariff bond will be treated as issued with OID if the “stated redemption price at maturity” of that tranche of securitized utility tariff bond (ordinarily, the initial principal amount of that tranche of securitized utility tariff bonds) exceeds the “issue price” of that tranche of securitized utility tariff bond (ordinarily, the price at which a substantial amount of that tranche of securitized utility tariff bond is sold to the public) by more than a statutorily defined “de minimis” amount.
Sale or Retirement of Securitized Utility Tariff Bonds
On a sale, exchange or retirement of a securitized utility tariff bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the securitized utility tariff bond. A U.S. Holder’s tax basis in a securitized utility tariff bond is the U.S. Holder’s cost, subject to adjustments such as increases in basis for any OID previously included in income and reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the securitized utility tariff bond was held for more than one year at the time of disposition. If a U.S. Holder sells the securitized utility tariff bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the securitized utility tariff bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate U.S. Holders is subject to limitations.
3.8% Tax on “Net Investment Income”
Certain non-corporate U.S. Holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the securitized utility tariff bonds, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% tax is determined in a manner different from the regular income tax.
Tax Consequences to Non-U.S. Holders
Withholding Tax on Interest
Subject to the discussion of FATCA and backup withholding below, payments of interest income on the securitized utility tariff bonds received by a Non-U.S. Holder that does not hold its securitized utility tariff bonds in connection with the conduct of a trade or business in the U.S. will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Algonquin entitled to vote, is not a controlled foreign corporation for U.S. federal income tax purposes directly or indirectly related to Algonquin within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code, is not a bank whose receipt of interest on the securitized utility tariff bonds is described in Section 881(c)(3)(A) of the Internal Revenue Code, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and the withholding agent receives:
•
from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a U.S. taxpayer identification number to Liberty or its paying agent in order to claim the foregoing exemption from U.S. withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a U.S. withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction or elimination. A Non-U.S. Holder generally will be taxable in the same manner as a U.S. corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable a permanent establishment maintained by the Non-U.S. Holder in the U.S.). Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty. To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-U.S. Holder certifies, among other facts, that payments on the securitized utility tariff bonds are effectively connected with the conduct of a trade or business in the U.S.
Capital Gains Tax Issues
Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of securitized utility tariff bonds, unless:
•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met; or

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).

FATCA
Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The withholding agent will be required to withhold amounts under FATCA on payments made to Non-U.S. Holders that are subject to the FATCA requirements but fail to provide the withholding agent with proof that they have complied with such requirements.
Backup Withholding
Backup withholding of U.S. federal income tax may apply to payments made in respect of the securitized utility tariff bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securitized utility tariff bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “— Tax Consequences to Non-U.S. Holders — Withholding Tax on Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.
In addition, backup withholding of U.S. federal income tax may apply upon the sale of a securitized utility tariff bond to (or through) a broker, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. A sale of a securitized utility tariff bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a U.S. person or has certain connections to the U.S.
Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

STATE AND OTHER TAX CONSEQUENCES
In addition to the federal income tax consequences described in “Material U.S. Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securitized utility tariff bonds offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the securitized utility tariff bonds offered by this prospectus.

ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition, holding and disposition of the securitized utility tariff bonds by, on behalf of, or using assets of, employee benefit plans, plans and other entities that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), Section 4975 of the Internal Revenue Code or plans that are subject to laws similar to Title I of ERISA or Section 4975 of the Code (“similar law”). For purposes of this discussion, “plans” include (1) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, including, but not limited to, a profit sharing plan or a pension plan, (2) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, including, but not limited to, an individual retirement account or annuity or a Keogh plan, or (3) an entity that is deemed to hold “plan assets” of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity, including, but not limited to, a collective investment fund or an insurance company general or separate account.
General Fiduciary Matters
ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries with respect to a plan. A fiduciary is any person who in connection with the assets of the plan:
•
has discretionary authority or control over the management or disposition of such assets, or

•
provides investment advice for a fee with respect to such assets.

ERISA imposes certain general fiduciary requirements on fiduciaries, including, but not limited to:
•
investment prudence and diversification, and

•
the investment of the assets of the plan in accordance with the documents governing the plan.

In considering an investment in the securitized utility tariff bonds, the fiduciary of a plan should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA or the Internal Revenue Code relating to the fiduciary’s duties to the plan, including, but not limited to, the duties of investment prudence and diversification, and delegation of control under ERISA, and the prohibited transaction provisions of ERISA and the Internal Revenue Code.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disqualified persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but, are not limited to:
•
sales, exchanges or leases of property;

•
loans or other extensions of credit; and

•
the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel or unwind the transaction and/or a fiduciary with respect to a plan may have to pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be impacted which would result in adverse tax consequences to the owner of the account.
Governmental plans, and certain church plans (“non-ERISA plans”), and the fiduciaries of those plans, are not subject to ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of these non-ERISA plans may be invested in the energy securitized utility tariff bonds without regard to the considerations relating to ERISA and Section 4975 of the Code described below, subject to certain conditions set forth herein. Investors acting on behalf of, or using assets of, such non-ERISA plans should consider provisions of other applicable federal law that may apply to such non-ERISA plans. For example, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. In addition, non-ERISA plans may be subject to fiduciary similar law.
Plan Asset Issues
A fiduciary’s investment of the assets of a plan in the securitized utility tariff bonds may cause the issuing entity’s assets to be deemed “plan assets” of the investing plan. The United States Department of Labor has issued regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”) concerning the definition of what constitutes “plan assets” of a plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Under the plan asset regulations, generally when a plan acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the plan asset regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that an exception set forth in the plan asset regulation is applicable. There are two exceptions relevant here which provide that a plan’s assets generally will not include the underlying assets of the entity: (1) if less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” or (2) if the entity is an “operating company,” (as each of those terms is defined in the plan asset regulations). An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the securitized utility tariff bonds should not be treated as equity interests in the issuing entity for purposes of the plan asset regulations.
If the securitized utility tariff bonds were deemed to be equity interests in the issuing entity and none of the exceptions contained in the plan asset regulations were applicable, then the issuing entity’s assets would be considered to be “plan assets” of any plans that acquire the securitized utility tariff bonds. If the issuing entity’s assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions the issuing entity might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. Each prospective investor that is or is acting on behalf of, or using assets of, a plan should make its own assessment as to whether or not the securitized utility tariff bonds will be treated as equity interests in the issuing entity for purposes of the plan asset regulations, and should consult with its own legal advisors concerning the potential consequences of the application of the plan asset regulations, the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code to an investment in the securitized utility tariff bonds by, on behalf of, or with assets of a plan.
Prohibited Transaction Exemptions
In addition, without regard to whether the securitized utility tariff bonds are characterized as equity interests in the issuing entity for purposes of the plan asset regulations, the acquisition, holding or disposition of the securitized utility tariff bonds by, on behalf of, or with assets of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the issuing entity or the trustee, Liberty, any other servicer, Liberty Corporation, any underwriter or certain of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan.
If you are a fiduciary of a plan or any other person proposing to acquire the securitized utility tariff bonds on behalf of, or using assets of, a plan, you should consider and consult with counsel as to whether the acquisition, holding and disposition of the securitized utility tariff bonds may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code and if so, whether any prohibited transaction exemptions may apply to such transactions.

In particular, you should consider and consult with counsel as to the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:
•
PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•
PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•
PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•
PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•
PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•
PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries or their affiliates with respect to the transaction.

The issuing entity cannot provide any assurance that any of these class exemptions or statutory exemptions or any other prohibited transaction exemptions will apply with respect to any particular investment in the securitized utility tariff bonds by, on behalf of, or using assets of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or the statutory exemption were deemed to apply, securitized utility tariff bonds may not be acquired with assets of any plan if the issuing entity or the trustee, Liberty, any other servicer, Liberty Corporation, any underwriter or any of their affiliates:
•
has investment discretion over the assets of the plan used to purchase the securitized utility tariff bonds;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to acquire the securitized utility tariff bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•
is an employer maintaining or contributing to the plan.

Before acquiring any securitized utility tariff bonds on behalf of, or using assets of, a plan, you should consider and consult with counsel as to whether the acquisition, holding or disposition of securitized utility tariff bonds might constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the acquisition, holding and disposition of the securitized utility tariff bonds.
Deemed Representation
By acquiring any interest in the securitized utility tariff bonds, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) it is not a plan or non-ERISA plan subject to similar law and is not acting on behalf of, or using assets of, a plan or non-ERISA plan subject to similar law to acquire or hold the securitized utility tariff bonds or (2) its acquisition, holding and disposition of the securitized utility tariff bonds will not, in the case of a plan, constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of non-ERISA plan subject to similar law, constitute or result in a violation of applicable similar law.
Consultation with Counsel
The sale of the securitized utility tariff bonds to a plan or a non-ERISA plan subject to similar law or any person acting on behalf of, or using assets of, such a plan or non-ERISA plan will not constitute a representation by the issuing entity or the trustee, Liberty, any other servicer, Liberty Corporation, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans or non-ERISA plans generally or by any particular plan or non-ERISA plan, or that such an investment is appropriate for such plans or non-ERISA plans generally or for a particular plan or non-ERISA plan.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the securitized utility tariff bonds on behalf of, or with the assets of, any plan or non-ERISA plan, should consider the general fiduciary obligations under ERISA, the prohibited transaction provisions under ERISA and the Internal Revenue Code or the provisions of applicable similar law and should consult with legal counsel as to the potential applicability of ERISA, any regulations thereto (including the plan assets regulations), the Internal Revenue Code or similar law to any investment and, in the case of plan, the availability of any prohibited transaction exemption under ERISA or Section 4975 of the Code in connection with any such investment.
This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS
There are no legal or governmental proceedings pending against the issuing entity, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the securitized utility tariff bonds.

RATINGS FOR THE SECURITIZED UTILITY TARIFF BONDS
The issuing entity expects that the securitized utility tariff bonds will receive credit ratings from at least two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any securitized utility tariff bonds and, accordingly, the issuing entity can give no assurance that the ratings assigned to any tranche of the securitized utility tariff bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of securitized utility tariff bonds is lowered or withdrawn, the liquidity of this tranche of the securitized utility tariff bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the securitized utility tariff bonds other than the payment in full of each tranche of the securitized utility tariff bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.
Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the securitized utility tariff bonds. As a result, an NRSRO other than the NRSROs hired by a sponsor (a “hired NRSRO”) may issue unsolicited ratings on the securitized utility tariff bonds, which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the securitized utility tariff bonds. Issuance of any unsolicited rating will not affect the issuance of the securitized utility tariff bonds. Issuance of an unsolicited rating lower than the ratings assigned by a hired NRSRO on the securitized utility tariff bonds might adversely affect the value of the securitized utility tariff bonds and, for regulated entities, could affect the status of the securitized utility tariff bonds as a legal investment or the capital treatment of the securitized utility tariff bonds. Investors in the securitized utility tariff bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.
A portion of the fees paid by Liberty to a NRSRO which is hired to assign a rating on the securitized utility tariff bonds is contingent upon the issuance of the securitized utility tariff bonds. In addition to the fees paid by Liberty to a NRSRO at closing, Liberty will pay a fee to a NRSRO for ongoing surveillance for so long as the securitized utility tariff bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the securitized utility tariff bonds.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement the issuing entity and Liberty have filed with the SEC relating to the securitized utility tariff bonds. This prospectus describes the material terms of some of the documents that have been filed or will be filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits.
Information filed with the SEC can be inspected at the SEC’s Internet site located at
http://www.sec.gov, or on a website associated with Liberty, currently located at https://investors.algonquinpower.com/documents-and-filings/sec-filings/default.aspx. The information contained on such website is not part of this registration statement. Liberty and the issuing entity are providing the address to this website solely for the information of investors and does not intend the address to be an active link. You may also obtain a copy of the issuing entity’s filings with the SEC at no cost, by writing to or telephoning the issuing entity at the following address:
Vice President, Investor Relations of Algonquin Power & Utilities Corp.
354 Davis Road
Oakville, Ontario, L6J 2X1
InvestorRelations@APUCorp.com
(905) 465-4500
The issuing entity or Liberty as depositor will also file with the SEC all of the periodic reports the issuing entity or the depositor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither the issuing entity nor Liberty as depositor will intend to file any such reports relating to the securitized utility tariff bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the Securitized Utility Tariff Bonds — SEC Filings; Website Disclosure” in this prospectus.

INCORPORATION BY REFERENCE
The SEC allows the issuing entity to “incorporate by reference” into this prospectus information the issuing entity or the depositor file with the SEC. This means the issuing entity can disclose important information to you by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless the issuing entity update or supersedes that information with information that the issuing entity or the depositor file subsequently that is incorporated by reference into this prospectus.
To the extent that the issuing entity is required by law to file such reports and information with the SEC under the Exchange Act, the issuing entity will file annual and current reports and other information with the SEC. The issuing entity is incorporating by reference any future filings the issuing entity or the sponsor, but solely in its capacity as the issuing entity’s sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under the issuing entity’s own name as issuing entity. Under the Indenture, the issuing entity may voluntarily suspend or terminate the filing obligations as issuing entity (under the SEC rules) with the SEC, to the extent permitted by applicable law.
The issuing entity is incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which the issuing entity or Liberty, solely in its capacity as the issuing entity’s depositor, make with the SEC until the offering of the securitized utility tariff bonds is completed. These reports will be filed under the issuing entity’s own name as issuing entity. In addition, these reports will be posted on a website associated with Liberty, currently located at https:// investors.algonquinpower.com/. These reports will be filed under the issuing entity’s own name as issuing entity. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS
The issuing entity will be relying on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the “1940 Act,” contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. As a result of such exclusion, the issuing entity will not be subject to regulation as an “investment company” under the 1940 Act.
In addition, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, or the “Volcker Rule,” under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the “Dodd-Frank Act.” As part of the Dodd-Frank Act, federal law prohibits a “banking entity” — which is broadly defined to include banks, bank holding companies and affiliates thereof — from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because the issuing entity will rely on Rule 3a-7 under the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION
This offering of securitized utility tariff bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.
For information regarding the requirements of the European Union Securitization Regulation and the UK Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the securitized utility tariff bonds” in this prospectus.

LEGAL MATTERS
Certain legal matters relating to the securitized utility tariff bonds, including certain federal income tax matters, will be passed on by Hunton Andrews Kurth LLP, counsel to Liberty and the issuing entity. Certain other legal matters relating to the securitized utility tariff bonds and as to Delaware law will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity. Certain other legal matters relating to Liberty and as to Kansas law shall be passed on by Anderson & Byrd, LLC, special Kansas counsel to Liberty. Certain other legal matters relating to the securitized utility tariff bonds will be passed on by Brydon Swearengen & England P.C., Missouri regulatory counsel to Liberty, and by Norton Rose Fulbright US LLP, counsel to the underwriters.

GLOSSARY OF DEFINED TERMS
Set forth below is a list of the defined terms used in this prospectus:
“Actual securitized utility tariff charge collections” means the calculation of the collections by the servicer based off of payments received from customers as compared to billed amounts.
“Additional securitized utility tariff bonds” means additional “securitized utility tariff bonds” (as defined in the Securitization Law) issued pursuant to a financing order, to recover additional securitized utility tariff costs that are eligible to be financed under the Securitization Law.
“Administration agreement” means the administration agreement to be entered into between the issuing entity and Liberty, as the same may be amended and supplemented from time to time.
“Administrator” means Liberty, as administrator under the administration agreement, or any successor Administrator to the extent permitted under the administration agreement.
“Affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Algonquin” means Algonquin Power & Utilities Corp., an incorporated entity under the Canada Business Corporations Act
“Authorized Amount” has the meaning specified under “Liberty Financing Order” in this prospectus.
“Average Days Sales Outstanding” means the weighted average number of days Liberty’s monthly bills to customers remain outstanding following the bill date during the calendar year immediately preceding the calculation thereof for purposes of the True-Up.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Basic documents” means the indenture, the administration agreement, the sale agreement, the issuing entity’s certificate of formation, the limited liability company agreement, the servicing agreement, the series supplement, any underwriting agreement and all other documents and certificates delivered in connection therewith.
“Bondholder” or “holder” means any holder of the securitized utility tariff bonds offered pursuant to this prospectus.
“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Joplin, Missouri or New York, New York are, or DTC or the corporate trust office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.
“Capital contribution” means the amount of cash contributed to the issuing entity by Liberty as specified in the limited liability company agreement.
“Capital subaccount” means the capital subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.
“Certificate of formation” means the issuing entity’s certificate of formation filed with the Secretary of State of the State of Delaware on September 15, 2023.
“Clearstream” means Clearstream Banking, Luxembourg S.A.
“Collateral” means all of the issuing entity’s assets pledged to the trustee for the benefit of the holders of the securitized utility tariff bonds specified in the series supplement, which includes the securitized utility tariff property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the securitized utility tariff bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the securitized utility tariff bonds, except amounts deposited with the issuing entity on the closing date required for payment of costs of issuance of the securitized utility tariff bonds.
“Collection account” means the segregated trust account relating to the securitized utility tariff bonds designated the collection account and held by the trustee under the indenture.
“Commission regulations” means the regulations, including proposed or temporary regulations, promulgated under the Revised Statutes of Missouri.
“Customer” means “customer” within the meaning of the Securitization Law, and means any existing or future retail customer receiving electrical service from Liberty, or its successor or assignees under MPSC approved rate schedules even if such retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Missouri.
“Depositor” means Liberty.
“DTC” means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.
“Eligible institution” means (a) the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or (b) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.
“Eligible investments” mean instruments or investment property which evidence:
(a)
direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the securitized utility tariff bonds;

(c)
commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by Liberty or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s and Fitch or such lower rating as will not result in the downgrading or withdrawal of the ratings of the securitized utility tariff bonds;

(d)
investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

(e)
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with eligible institutions; or

(f)
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated securitized utility tariff charge collections” means the payments in respect of securitized utility tariff charges which are deemed to have been received by the servicer, directly or indirectly, from or on behalf of customers, calculated in accordance with the servicing agreement.
“Euroclear” means the Euroclear System.
“Excess funds subaccount” means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expected sinking fund schedule” means, with respect to any tranche of the securitized utility tariff bonds, the expected sinking fund schedule related thereto set forth in the series supplement.
“FERC” means the Federal Energy Regulatory Commission.
“Final maturity date” means, with respect to each tranche of securitized utility tariff bonds, the final maturity date therefor as specified in the series supplement.
“Financing costs” means principal and interest on the securitized utility tariff bonds, costs relating to the issuance of the securitized utility tariff bonds and ongoing financing costs.
“Financing order” means, unless the context indicates otherwise, the irrevocable amended report and order issued by the MPSC, File Nos. EO-2022-0040 and EO-2022-0193, on September 22, 2022, which became effective on October 2, 2022.
“General subaccount” means the general subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.
“Holder” or “Bondholder” means a registered holder of the securitized utility tariff bonds.
“Hunton” means Hunton Andrews Kurth LLP, counsel to Liberty and the issuing entity.
“Indenture” means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of securitized utility tariff bonds, as the same may be amended and supplemented from time to time.
“Independent manager” means each person appointed as an “independent manager” of the issuing entity pursuant to the limited liability company agreement.
“Independent manager fee” means the fee payable to the independent manager pursuant to the limited liability company agreement.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Issuing entity” means Empire District Bondco, LLC, a Delaware limited liability company.
“kW” means kilowatt.
“kWh” means kilowatt-hour.
“Liberty” means The Empire District Electric Company d/b/a Liberty, a Kansas corporation.
“Limited liability company agreement” means the Limited Liability Company Agreement of Empire District Bondco, LLC, dated as of September 15, 2023.
“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.
“MPSC” means the Missouri Public Service Commission.
“MW” means megawatt.
“MWh” means megawatt-hour.

“Non-bypassable” means that the right to collect these securitized utility tariff charges from all existing or future retail customers receiving electrical service from Liberty or its successors or assignees and located in Liberty’s service territory as it existed on the date of the financing order under MPSC-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri.
“Non-U.S. Holder” means a holder of securitized utility tariff bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.
“NRSRO” means a nationally recognized statistical rating organization.
“Ongoing financing costs” means all unreimbursed fees, costs and expenses incurred by or on behalf of the issuing entity, including all amounts owed by the issuing entity to the trustee, any manager of the issuing entity, the servicing fee, the administration fee, legal and accounting fees, rating agency fees, costs and expenses of the issuing entity and Liberty, the return on equity due Liberty for its capital contribution, any federal or state income tax assessed on the taxable income generated from the collection of the securitized utility tariff charge or otherwise resulting from the collection of securitized utility tariff charges, in any such case, whether paid, payable or accrued and any franchise taxes owed on investment income in the collection account.
“Outstanding” means, as of the date of determination, all securitized utility tariff bonds theretofore authenticated and delivered under the Indenture except:
(a)
securitized utility tariff bonds theretofore canceled by the securitized utility tariff bond registrar or delivered to the securitized utility tariff bond registrar for cancellation;

(b)
securitized utility tariff bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the trustee or any paying agent in trust for the holders of such securitized utility tariff bonds; and

(c)
securitized utility tariff bonds in exchange for or in lieu of other securitized utility tariff bonds which have been issued pursuant to this Indenture unless proof satisfactory to the trustee is presented that any such securitized utility tariff bonds are held by a protected purchaser (as defined in Section 8-303 of the UCC);

provided, that in determining whether the holders of the requisite outstanding amount of the securitized utility tariff bonds or any tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any basic document, securitized utility tariff bonds owned by the issuing entity, any other obligor upon the securitized utility tariff bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only securitized utility tariff bonds that the trustee actually knows to be so owned shall be so disregarded. Securitized utility tariff bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such securitized utility tariff bonds and that the pledgee is not the issuing entity, any other obligor upon the securitized utility tariff bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons.
“Outstanding amount” means the aggregate principal amount of all securitized utility tariff bonds or, if the context requires, all securitized utility tariff bonds of a tranche, outstanding at the date of determination.
“Payment date” means the date or dates on which interest and principal are to be payable on the securitized utility tariff bonds.
“Peak” means the highest demand integrated over an hour usually expressed on our system in megawatts.
“Periodic payment requirement” means the amount necessary to provide for the timely payment of scheduled principal of and interest on the securitized utility tariff bonds and financing costs payable in connection with the securitized utility tariff bonds.

“PTCE” means a prohibited transaction class exemption of the United States Department of Labor.
“Rating agencies” means Moody’s and S&P. If no such organization (or successor) is any longer in existence, “rating agency” shall be a NRSRO or other comparable person designated by the issuing entity, notice of which designation shall be given to the trustee and the servicer.
“Rating agency condition” means, with respect to any action, not less than ten (10) business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and the issuing entity that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of securitized utility tariff bonds issued by the issuing entity and that prior to the taking of the proposed action no other rating agency shall have provided written notice to the issuing entity that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of securitized utility tariff bonds; provided, that if within such ten (10) business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the issuing entity shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).
“Reconciliation certificate” means the certificate of the servicer delivered to the trustee pursuant to the servicing agreement reconciling estimated securitized utility tariff charge collections delivered to the trustee for deposit to the collection account with actual securitized utility tariff charge collections.
“Record date” means the date or dates with respect to each payment date on which it is determined the person in whose name each securitized utility tariff bond is registered will be paid on the respective payment date.
“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time.
“Regulation RR” means Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 promulgated under the Exchange Act.
“Required capital level” means the amount required to be funded in the capital subaccount, which will equal 0.50% of the initial aggregate principal amount of securitized utility tariff bonds issued by the issuing entity.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.
“Sale agreement” means the sale agreement to be entered into between the issuing entity and Liberty, pursuant to which Liberty sells and the issuing entity buys the securitized utility tariff property.
“Securitization Law” means Section 393.1700 of the Revised Statutes of Missouri.
“Securitized utility tariff bonds” means, unless the context requires otherwise, the securitized utility tariff bonds offered pursuant to this prospectus.
“Securitized utility tariff charges” means the securitized utility tariff charges authorized by the financing order.
“Securitized utility tariff charge collections” means securitized utility tariff charges revenues received by the servicer to be remitted to the collection account.
“Securitized Utility Tariff Costs” means, collectively qualified extraordinary costs and energy transition costs.

“Securitized utility tariff property” means all “securitized utility tariff property” as defined in the Securitization Law created pursuant to the financing order and sold or otherwise conveyed to the issuing entity under the sale agreement, including the right to impose, collect and receive the securitized utility tariff charges authorized in the financing order.
“Seller” means Liberty.
“Series supplement” means the supplement to the indenture which establishes the specific terms of the securitized utility tariff bonds.
“Servicer” means Liberty, acting as the servicer, and any successor or assignee servicer, which will service the securitized utility tariff property under a servicing agreement with the issuing entity.
“Servicer default” has the meaning specified under “The Servicing Agreement — Servicer Defaults” in this prospectus.
“Servicing agreement” means the servicing agreement to be entered into between the issuing entity and Liberty, as the same may be amended and supplemented from time to time, pursuant to which Liberty undertakes to service the securitized utility tariff property.
“SPE” means the issuing entity.
“Special payment date” has the meaning specified under “Description of the Securitized Utility Tariff Bonds — Payments on the Securitized Utility Tariff Bonds” in this prospectus.
“Sponsor” means Liberty.
“Standard true-up adjustments” has the meaning specified under “Liberty Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
“State Pledge” has the meaning specified under “Prospectus Summary of Terms — State Pledge” in this prospectus.
“System” means the total Liberty system level or the sum of all the customer classes.
“Treasury Regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.
“True-up” means a mechanism required by the Securitization Law and the financing order whereby the servicer will apply to the MPSC for adjustments to the applicable securitized utility tariff charges based on actual collected securitized utility tariff charges and updated assumptions by the servicer as to future collections of securitized utility tariff charges.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, and its successors and assigns in such capacity.
“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.
“U.S. Holder” means a holder of a securitized utility tariff bond that is (a) a citizen or resident of the United States, (b) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (d) a trust with respect to which both (i) a court in the United States is able to exercise primary authority over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions or (e) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

$305,490,000 Securitized Utility Tariff Bonds, Series 2024-A

The Empire District Electric Company
Sponsor, Depositor and Initial Servicer
Empire District Bondco, LLC
Issuing Entity

Sole Structuring Agent and Joint Book-Running Manage	Joint Book-Running Manager
Goldman Sachs & Co. LLC	RBC Capital Markets

Through and including, April 17, 2024 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.